Filed Pursuant to Rule 424(b)(3)

Registration No. 333-238915

PROSPECTUS

22,514,337 SHARES OF COMMON STOCK

This prospectus relates to the offering and resale by the selling stockholders identified herein of up to 22,514,337 shares of common stock issued or issuable to such selling stockholders, including 11,342,106 shares of common stock issuable upon the exercise of outstanding warrants. The selling stockholders acquired their shares of common stock and warrants from us in October 2018, November 2019 and May 2020 as part of private placements of common stock and warrants. Please see “Description of Private Placements” beginning on page 65 of this prospectus.

We will not receive any proceeds from the sale of shares of common stock by the selling stockholders. Upon the cash exercise of the warrants however, we will receive the exercise price of such warrants, for an aggregate of approximately $6,065,757.

The selling stockholders may sell all or a portion of the shares of common stock beneficially owned by them and offered hereby from time to time directly or through one or more underwriters, broker-dealers or agents. Please see the section entitled “Plan Of Distribution” on page 76 of this prospectus for more information. For a list of the selling stockholders, see the section entitled “Selling Stockholders” on page 67 of this prospectus. We will bear all fees and expenses incident to our obligation to register the shares of common stock.

Our common stock is quoted on the OTCQX under the symbol “LXRP” and on the CSE under the symbol “LXX.” On June 2, 2020, the closing price per share of our common stock as quoted on the OTCQX was $0.30 per share and as traded on the CSE was CDN$ 0.41 per share.

We may amend or supplement this prospectus from time to time by filing amendments or supplements as required. You should read the entire prospectus and any amendments or supplements carefully before you make your investment decision.

Investing in our securities involves risks. You should carefully read the “Risk Factors” beginning on page 5 of this prospectus before investing.

We may amend or supplement this prospectus from time to time by filing amendments or supplements as required. You should read the entire prospectus and any amendments or supplements carefully before you make your investment decision.

Neither the Securities and Exchange Commission nor any other regulatory commission has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is June 11, 2020.

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ABOUT THIS PROSPECTUS

You should rely only on the information contained in this prospectus or contained in any prospectus supplement or free writing prospectus filed with the Securities and Exchange Commission (the “SEC”). Neither we nor the selling stockholders have authorized anyone to provide you with additional information or information different from that contained in this prospectus filed with the SEC. The selling stockholders are offering to sell, and seeking offers to buy, shares of our common stock only in jurisdictions where offers and sales are permitted. The information contained in this prospectus is accurate only as of the date of this prospectus, regardless of the time of delivery of this prospectus or of any sale of shares of our common stock. Our business, financial condition, results of operations and prospects may have changed since that date.

For investors outside the United States: Neither we nor the selling stockholders have done anything that would permit this offering or possession or distribution of this prospectus in any jurisdiction where action for that purpose is required, other than in the United States. Persons outside the United States who come into possession of this prospectus must inform themselves about, and observe any restrictions relating to, the offering of the shares of common stock and the distribution of this prospectus outside the United States.

As used in this prospectus, unless otherwise designated, the terms “we,” “us,” “our,” the “Company,” “Lexaria” and “our Company” refer to Lexaria Bioscience Corp., a Nevada corporation, and its subsidiaries.

Unless otherwise specified, all dollar amounts are expressed in United States dollars. All references to “C$” or “CDN$” refer to Canadian dollars and all references to “common shares” and “shares” refer to the common shares in our capital stock, unless otherwise indicated.

Lexaria Bioscience Corp., the Lexaria logo and other trademarks or service marks of Lexaria appearing in this prospectus are the property of Lexaria or its subsidiaries. Trade names, trademarks and service marks of other companies appearing in this prospectus are the property of their respective holders.

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PROSPECTUS SUMMARY

This summary highlights information contained elsewhere in this prospectus. Before making an investment decision, you should read the entire prospectus carefully, including the sections entitled “Risk Factors,” beginning on page 5 and “Special Note Regarding Forward-Looking Statements,” beginning on page 15.

About Lexaria

Our Current Business

Our business plan is currently focused on the development of strategic partnerships with licensees for our patented DehydraTECH™ Technology (referred to herein as “DehydraTECH” or the “Technology”) in exchange for up front and/or staged licensing fees over time. Secondarily and more generally, we continue to investigate national and international opportunities for development and distribution of the Company’s enhanced functional oral and supplement product offerings; to investigate expansions and additions to our intellectual property portfolio; and, to search for additional opportunities in alternative health sectors. This includes the acquisition or development of intellectual property if and when we believe it is advisable to do so.

Our current patent portfolio includes patent family grants relating to: (i) Food and Beverage Compositions Infused with Lipophilic Active Agents and Methods of Use Thereof; (ii) Methods for Formulating Orally Ingestible Compositions Comprising Lipophilic Active Agents; and (iii) Stable Ready-To-Drink Beverage Compositions Comprising Lipophilic Active Agents, all pertaining to Lexaria’s method of improving bioavailability and taste, and the use of the Technology as a delivery platform for a wide variety of Active Pharmaceutical Ingredients (“APIs”) encompassing all cannabinoids including tetrahydrocannabinol (“THC”); fat soluble vitamins; NSAIDs pain medications; and nicotine.

Lexaria hopes to reduce other common but less healthy administration methods, such as smoking, as it embraces the benefits of its technology for public health. The Company is aggressively pursuing patent protection in national jurisdictions around the world. The Company currently has more than 55 patent applications pending worldwide and, due to the complexity of pursuing patent protection, the quantity of patent applications will vary continuously as each application advances or stalls. Lexaria is also filing new patent applications for new discoveries that arise from the Company’s R&D programs and, due to the inherent unpredictability of scientific discovery, it is not possible to predict if or how often such new applications might be filed.

Recent Developments

On September 17, 2019, the Company announced that final study results of the 2018 human clinical study evaluating CBD delivery and effectiveness using its patented DehydraTECH powered TurboCBD capsules have been published in the peer reviewed medical journal, “Advances in Therapy”.

On or around October 21, 2019, the Company submitted an amendment to its Health Canada research license, which was originally granted on August 9, 2019, to allow for human organoleptic sensory testing. Human organoleptic sensory testing is controlled setting testing in healthy human volunteers conducted to obtain subjective responses and evaluations about the odor, appearance, texture and taste profile, where applicable, of oral and/or topical test formulations prepared using the DehydraTECH technology. The amendment is currently being reviewed by Health Canada.

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In November 14, 2019 the Company announced the closing of a non-brokered private placement financing resulting in the issuance of an aggregate 1,823,745 units at a price of $0.45 per unit with each unit being comprised of one common share and one share purchase warrant for gross proceeds of $820,685.  The warrants are exercisable for a period of two years at an exercise price of $0.80 per share during the first year of issuance and thereafter at a price of $1.20 per share until the second anniversary of issuance.

In January 2020, the Company announced that it had entered into a definitive 10-year agreements, via its subsidiaries with the Cannadips brand to provide the Technology on an exclusive basis in the U.S. for use in oral pouches containing CBD and over 0.3% THC.

On February 26, 2020, the Company terminated the license issued to a private Nevada-based company for its utilization in certain CBD-based beverages which was originally announced on May 7, 2019.

On March 4, 2020, the Company announced that it had amended its license agreement with Universal Hemp LLC, a B2B manufacturing company of hemp-derived bulk ingredients to remove the exclusivity rights originally associated with the license and to reduce the aggregate minimum performance fees from $3,750,000 to $132,500.

On March 19, 2020 the Company announced that it had commenced a program to research the benefits of its DehydraTECH Technology in connection with enhancing the delivery of certain antiviral drugs.

On April 21, 2020 the Company announced the filing of a strategic new US patent application under a new patent family “Compositions and Methods for Enhanced Delivery of Antiviral Agents” to utilize its DehydraTECH process in connection with antiviral drugs for the purposes of combatting infectious disease conditions including, but not limited to, the novel coronavirus disease 2019 (“COVID-19”), MERS, SARS, influenza, herpes and AIDS.

On May 4, 2020 the Company entered into material contracts with certain investors for the sale of up to 8,866,211 shares of common stock and warrants to purchase up to 8,866,211 shares of common stock for gross proceeds of $2,039,228.  The warrants have a five year term and are exercisable at $0.35 per share.  The financing closed in two tranches on May 6, 2020 and May 11, 2020.

On May 5, 2020 the Company terminated the license issued to a private California-based company for its utilization in certain THC-based beverages which was originally announced on April 24, 2019.

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Impact of COVID-19

The emergence of COVID-19 in over 140 countries around the world beginning January, 2020 presents significant and unforecastable new risks to the Company and its business plan. Restrictions on national and international travel, and required business closures, have made it increasingly difficult to carry out normal business activities related to corporate finance efforts, to the pursuit of new customers for the Company’s products and services, and to retail customers throughout North America who might otherwise access the products of the Company’s business to business partners. As a result, the COVID-19 pandemic will almost certainly increase risks of lower revenues and higher losses for the products and services currently offered by the Company. We are monitoring our licensees and are working with them, where possible, to prevent default and contract terminations. In some cases we have had to issue termination of contract notices in accordance to provisions within our contracts with licensees. Subsequent to February 29, 2020 these terminations resulted in $25,000 in write offs of accounts receivable.

The Company is encountering significant challenges in executing its business plan and normal business operations as a result of COVID-19 and does not have sufficient resources to withstand a protracted term during which most business activities are curtailed. We have implemented cost containment initiatives to reduce operating expenses and preserve cash that include dismissal of one employee, termination of contracts with two consultants and reduction of compensation payable to certain other consultants as a result of the COVID-19 pandemic. We have not had to close operations or locations as our contractors and staff can work remotely and our third-party fulfillment centers continue to operate.

The Company is simultaneously investigating whether there may be any new emerging opportunities related to the COVID-19 crisis related to its patented Technology that has been thoroughly tested for its superior delivery of other compounds and drugs, and whether any of these characteristics might be applicable to compounds or drugs used to treat symptoms caused by the Coronavirus. It is unknown at this time whether there is any such applicability.

On March 19, 2020, the Company announced that it intends to conduct a pilot human pharmacokinetic exploratory study in healthy volunteers of three antiviral drugs that have previously been studied against other coronavirus strains, comparing DehydraTECH formulations to controls without Lexaria’s Technology. It intends to conduct the study at a leading Canadian University where a study design and plan have been submitted for ethics board approval. Pending the successful execution and outcome of this study, additional research may include expanded pharmacokinetic and pharmacodynamic screening, including studies in appropriate coronavirus animal models for efficacy evaluation. If the Technology is proven to increase delivery effectiveness of antiviral drugs, the Company intends to make it available to researchers throughout the world looking to maximize the effectiveness of their own drug investigations.

The Company continues to monitor governmental programs being released to assist with the COVID-19 pandemic.

Corporate Information

Our common stock is quoted on the OTCQX under the symbol “LXRP” and on the CSE under the symbol “LXX.”

Our principal executive offices are located at #100 – 740 McCurdy Road, Kelowna, British Columbia V1X 2P7, and our telephone number is 1-250-765-6424. We have administrative functions located in Phoenix, Arizona. Our main corporate website is located at www.lexariabioscience.com. The information on our website is not incorporated by reference into this prospectus.

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THE OFFERING

Issuer	Lexaria Bioscience Corp.

Securities Offered by the Selling Stockholders	22,514,337 shares of our common stock, including 11,342,106 shares issuable upon the exercise of warrants.

Trading Market

The common stock offered in this prospectus is quoted on the OTCQX under the symbol “LXRP” and on the CSE under the symbol “LXX”. In the future, we intend to seek to have our common stock listed on a national securities exchange. However, we may not be successful in having our shares listed on a national securities exchange.

Common Stock Outstanding Before this Offering	89,587,090 shares[1]

Common Stock Outstanding After this Offering	100,929,196 shares[2]

Use of Proceeds

We will not receive any of the proceeds from the sale of the shares of our common stock being offered for sale by the selling stockholders. Upon the exercise of the warrants for an aggregate of 11,342,106 shares of common stock by payment of cash however, we will receive the exercise price of the warrants, or an aggregate of approximately $6,065,757.

Plan of Distribution

The selling stockholders may sell all or a portion of the shares of common stock beneficially owned by them and offered hereby from time to time directly or through one or more underwriters, broker-dealers or agents. Registration of the common stock covered by this prospectus does not mean, however, that such shares necessarily will be offered or sold. See “Plan of Distribution.”

Risk Factors

Please read “Risk Factors” and other information included in this prospectus for a discussion of factors you should carefully consider before deciding to invest in the securities offered in this prospectus.

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1 The number of shares of common stock shown above to be outstanding before this offering is based on 89,587,090 shares outstanding as of June 3, 2020, and excludes as of June 3, 2020:

●	14,148,154shares of common stock issuable upon the exercise of outstanding warrants; and

●	5,548,000 shares of common stock issuable upon the exercise of outstanding stock options.

2 The number of shares of common stock shown above to be outstanding after this offering is based on 89,587,090 shares outstanding as of June 3, 2020 and assumes the exercise of the warrants held by the selling stockholders into 11,342,106 shares of common stock.

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RISK FACTORS

An investment in our securities involves a high degree of risk. You should consider carefully the following information about these risks, together with the other information contained in this prospectus, including the matters addressed in the section entitled “Special Note Regarding Forward-Looking Statements,” beginning on page 15 of this prospectus, before making an investment decision. Our business, prospects, financial condition, and results of operations may be materially and adversely affected as a result of any of the following risks. The value of our securities could decline as a result of any of these risks. You could lose all or part of your investment in our securities. Some of the statements in “Risk Factors” are forward-looking statements. The following risk factors are not the only risk factors facing our Company. Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also affect our business, prospects, financial condition, and results of operations and it is not possible to predict all risk factors, nor can we assess the impact of all factors on us or the extent to which any factor or combination of factors may cause actual results to differ materially from those contained in or implied by any forward-looking statements.

Risks Associated with Our Business

Because there is no assurance that we will generate material revenues, we face a high risk of business failure.

There can be no assurance that our current or future products will be successful, and we cannot be sure that our overall business model within any particular sector will ever come to fruition, and if they do, will not decline over time. We may not recover all or any portion of our capital investment in product development, marketing, or other aspects of the business. Although we will exercise due consideration in our development of new products, and the marketing of them, ultimate consumer acceptance of these products is not reliably forecastable.

In addition, our product development plans may be curtailed, delayed or cancelled as a result of lack of adequate capital and other factors, such as weather, pandemics, compliance with governmental regulations, current and forecasted prices for input costs of food products and changes in the estimates of costs to complete the projects. We will continue to gather information about our planned products, and it is possible that additional information may cause our Company to alter our schedule or determine that a product should not be pursued at all. You should understand that our plans regarding our products are subject to change.

Our revenues now are primarily generated from out licensing of our Technology. We should be considered to be a start-up: the revenue recognized for the fiscal year ended August 31, 2019 was $222,610 and for the six months ended February 29, 2020 was $169,381.

Even if we develop food, consumer packaged goods (“CPG”) or intellectual property-based products or revenue streams, the potential profitability of each depends upon factors beyond the control of the Company.

The potential profitability of food and CPG products and of intellectual property revenue streams is dependent upon many factors beyond our control. For instance, prices and markets for food products are unpredictable, highly volatile, potentially subject to controls or any combination or other factors, and respond to changes in domestic, international, political, social and economic environments. These changes and events may materially affect our future financial performance. These factors cannot be accurately predicted and the combination of these factors may result in our Company not receiving an adequate return on invested capital.

In addition, a product or technology that is initially successful and possibly even profitable may not remain so due to changes in consumer demand, regulatory environments, or other causes. There is no assurance that an initially successful product or technology will remain so.

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Food, CPG and cannabis products are subject to comprehensive regulation which may cause substantial delays or require capital outlays in excess of those anticipated causing an adverse effect on our Company.

Food, CPG and cannabis production, marketing, sales and safety operations, are subject to federal, state, and local laws relating to the protection of human health and safety. Food production and cannabis operations are each also subject to federal, state, and local laws and regulations which seek to maintain health and safety standards through a wide variety of regulations. Various permits from government bodies may be required by us in order to conduct our business. Regulations and standards imposed by federal, provincial, or local authorities may be changed at any moment in time and any such changes may have material adverse effects on our activities. Changes in regulations are impossible to foresee and could be disruptive or destructive to our business plans and execution. Moreover, compliance with such laws may cause substantial delays or require capital outlays in excess of those anticipated, thus causing an adverse effect on us. Additionally, we may be subject to liability for contaminants or other damages. To date, we have not been required to spend any material amount on compliance with environmental regulations. However, we may be required to do so in the future and this may affect our ability to expand or maintain our operations.

We may not acquire market share or achieve profits due to competition in our industries.

Our Company operates in highly competitive marketplaces with various competitors. Increased competition may result in reduced gross margins and/or loss of market share, either of which would seriously harm its business and results of operations. Management cannot be certain that the Company will be able to compete against current or future competitors or that competitive pressure will not seriously harm its business. Some of our Company’s competitors are much larger and have greater access to capital, sales, marketing and other resources. These competitors may be able to respond more rapidly to new regulations or devote greater resources to the development and promotion of their business model than the Company can. Furthermore, some of these competitors may make acquisitions or establish co-operative relationships among themselves or with third-parties in the industry to increase their ability to rapidly gain market share.

Uncertain demand for our products or technology may cause our business plan to be unprofitable.

Demand for oral products, CPG, technology delivery benefits and medical marijuana and cannabis or hemp related products is dependent on a number of social, political and economic factors that are beyond the control of our Company. While we believe that demand for these products will continue to grow across North America, there is no assurance that such increase in demand will happen or that our endeavors will be profitable.

Without additional financing to develop our business plan, our business may fail.

Because we have generated only minimal revenue from our business and cannot anticipate when we will be able to generate meaningful revenue from our business, we will need to raise additional funds to conduct and grow our business. We do not currently have sufficient financial resources to completely fund the development of our business plan. We anticipate that we will need to raise further financing. We do not currently have any arrangements for financing and we can provide no assurance to investors that we will be able to find such financing if required. The most likely source of future funds presently available to us is through the sale of equity capital. Any sale of share capital will result in dilution to existing security-holders.

Our failure to protect our intellectual property may have a material adverse effect on our ability to develop and commercialize our products

Because patents involve complex legal and factual questions, the issuance, scope, validity, and enforceability of patents cannot be predicted with certainty.

Some of our patent pending applications may not be granted as patents. Even if patents are issued, they may not be issued with claims of sufficient breadth to protect our nutrient infusion technology or may not provide us with competitive advantage against competitors with similar products or technologies. Issued patents may be challenged, invalidated, or circumvented. If patents issued to us are invalidated or found to be unenforceable, we could lose the ability to exclude others from making, using or selling the inventions claimed. Moreover, an issued patent does not give us the right to use the patented technology or commercialize a product using the technology. Third-parties may have blocking patents that could be used to prevent us from developing our products, selling our products, or commercializing our nutrient infusion technology. Others may also independently develop products or technologies similar to those that we have developed or may reverse engineer or discover our trade secrets through proper means.

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Enforcing a claim that a third-party infringes on, has illegally obtained or is using an intellectual property right, is expensive and time-consuming and the outcome is unpredictable. In addition, enforcing such a claim could divert management’s attention from our business. If any intellectual property rights were to be infringed, disclosed to, or independently developed by a competitor, our competitive position could be harmed. Any adverse outcome of such litigation or settlement of such dispute could subject us to significant liabilities and could put one or more of our patent pending applications at risk of being invalidated.

Furthermore, because of the substantial amount of discovery required in connection with intellectual property litigation, there is risk that some of our confidential information could be compromised. This disclosure could provide our competitors with access to our proprietary information and may harm our competitive position.

The failure to secure customers may cause our operations to fail.

We currently do not have many long-term agreements with any customers. Many of our products and services may be provided on a “onetime” basis. Accordingly, we will require new customers on a continuous basis to sustain our operations.

Because cannabis is a controlled substance in some regulatory jurisdictions our Third-Party Licensee’s operations may be subject to regulatory actions.

Lexaria and its subsidiaries are not involved directly or indirectly in the cultivation, processing, distribution, or utilization of cannabis or cannabis derived components. All of Lexaria’s consumer products utilize legally sourced hemp and hemp components in their production. Lexaria has an ancillary involvement exposure via out-licensing of its patented Technology to licensees that may utilize the Technology in the production of products that contain contents which are locally or state approved but federally controlled. Where licensee’s products contain controlled contents any revenue streams from such licensee’s may be interrupted by regulatory involvement in their business.

Lexaria has no knowledge of any non-compliance by any of its licensees with the regulatory framework(s) in which its licensee(s) operate.

There can be no assurance that we will develop any product that will meet with widespread consumer acceptance.

Both new and established oral product and CPG products fail to generate consumer interest on a regular basis. There is no assurance that an oral product or CPG product that is successfully adopted by consumers at one time; will still be in demand at a future time. If we cannot develop and sell products in commercial quantities, our business could fail.

The oral product CPG industries are highly competitive and there is no assurance that we will be successful in developing or successfully selling products.

The oral product and CPG industries are intensely competitive. We compete with numerous individuals and companies, including many oral product manufacturing and production companies, which have substantially greater technical, financial and operational resources and staff. Accordingly, there is a high degree of competition for desirable distribution channels, “shelf space” and salespeople in both the oral product and CPG industries. We cannot predict if the necessary funds can be raised to assist in our development of any distribution channels that may be helpful to our ability to generate sales and potential profits.

The marketability of oral product and CPG products will be affected by numerous factors beyond our control which may result in us not receiving an adequate return on invested capital to be profitable or viable.

The marketability of oral product and CPG products will be affected by numerous factors beyond our control. These factors include market fluctuations in consumer preferences for various oral product items based on factors such as pricing, macro trends for certain ingredients or flavors, ruling by regulators on health issues associated with certain foods, and more. The exact effect of these factors cannot be accurately predicted, but the combination of these factors may result in us not receiving an adequate return on invested capital to be profitable or viable.

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If we are unable to hire and retain key personnel, we may not be able to implement our business plan.

Our success is largely dependent on our ability to hire highly qualified personnel. This is particularly true in those parts of our business that are related to intellectual property generation or exploitation. These individuals are in high demand and we may not be able to attract the personnel we need. In addition, we may not be able to afford the high salaries and fees demanded by qualified personnel, or may lose such employees after they are hired. Failure to hire key personnel when needed, or on acceptable terms, would have a significant negative effect on our business.

We are not the “operator” of vertically integrated oral product production facilities, and so we are exposed to the risks of our third-party operators.

We rely on the expertise of contracted third-parties for their judgment, experience and advice related to the manufacturing and/or packaging of our oral product products. We can give no assurance that these third-party operators or consultants will always act in our best interests, and we are exposed as a third-party to their operations and actions and advice in those operations and activities in which we are contractually bound.

Our management has limited experience and training in the oral product processing and manufacturing industries, and in the cannabis products industries, and could make uninformed decisions that negatively impact our client's operations and our Company.

Because our management has limited experience and training in the oral product processing and manufacturing industry, and in the cannabis products industry, we may not have sufficient expertise to make informed best practices decisions regarding our operations and/or corporate licensees. It is possible that, due to our limited knowledge, we might elect to undergo manufacturing processes and incur financial burdens that a more experienced oral product manufacturing team might elect not to complete. Our ability to internally evaluate food and cannabis operations and opportunities could be less thorough than that of a more highly trained management team.

Cannabis remains illegal under U.S. federal law, and any change in the enforcement priorities of the federal government could render our current and planned future operations unprofitable or even prohibit such operations.

We operate in both the federally legal Canadian cannabis industry and in the U.S. cannabis industry, which is dependent on state laws and regulations pertaining to such industry as well as U.S. federal law, under which cannabis remains illegal.

We do not currently, nor at any time in our corporate history have we ever cultivated, grown, processed, manufactured or sold marijuana in any location. Although we believe this fact to provide protection against prosecution related to marijuana legislation, we cannot provide any assurance to that effect. We do not hold a license in any jurisdiction enabling us to grow or sell marijuana or cannabis related edibles, but because of our business model we do not feel that is a barrier to entry for us. Instead, we plan to license our Technology related to bio absorption of THC, to those entities that do have valid licenses in various North American jurisdictions to sell cannabis related edibles. If we are unable to license our Technology to any valid license holders, then we may be shut out of this market.

The United States federal government regulates drugs through the Controlled Substances Act (the “CSA”), which places controlled substances, including cannabis, on one of five schedules. Cannabis is currently classified as a Schedule I controlled substance, which is viewed as having a high potential for abuse and having no currently accepted medical use in treatment in the United States. No prescriptions may be written for Schedule I substances, and such substances are subject to production quotas imposed by the United States Drug Enforcement Administration (the “DEA”). Because of this, doctors may not prescribe cannabis for medical use under federal law, although they can recommend its use under the First Amendment.

Over 30 US States, including our state of incorporation, Nevada, have approved and regulate medical marijuana use. Similarly, eleven states and Washington D.C. have approved and regulate non-medical marijuana use by adults. Because cannabis is a Schedule I controlled substance, however, the development of a legal cannabis industry under the laws of these states is in conflict with the CSA, which makes cannabis use and possession illegal on a national level. The United States Supreme Court has confirmed that the federal government has the right to regulate and criminalize cannabis, including for medical purposes, and that federal law criminalizing the use of cannabis preempts state laws that legalize its use.

While we do not currently harvest, distribute, sell cannabis, or cannabis derived products, we may be irreparably harmed by the enforcement policies of the federal government. As of the date of this prospectus, we have licensed our Technology to licensees in the U.S. cannabis industry. As a result, we could be deemed to be aiding and abetting illegal activities, a violation of federal law.

The Farm Bill, FDA policies and other regulations materially affecting our CBD products and Licensees

In conjunction with the enactment of the Agriculture Improvement Act of 2018 (the “Farm Bill”), the FDA released a statement about the status of CBD as a nutritional supplement, and the agency’s actions in the short term with regards to CBD will guide the industry. We will strive to comply with all guidelines and regulations as they evolve. The regulation of CBD products is currently in constant flux and any difficulties in compliance with future government regulation could increase our operating costs and adversely impact our results of operations in future periods. Furthermore, violations of these laws, or alleged violations, could disrupt our business or the business of our licensees and result in a material adverse effect on our operations. In addition, we cannot predict the nature of any future laws, regulations, interpretations or applications, and it is possible that regulations may be enacted in the future that will be directly applicable to our business.

We do not currently believe that we are required to seek FDA approval for our Technology, and as such we do not plan to seek FDA approval. If regulation evolves such that we are required to seek approval, we will endeavor to do so. This may require us to incur substantial costs associated with legal and compliance fees and adversely affect our results of operations.

Possible yet unanticipated changes in federal and state law could cause products containing hemp-derived CBD oil to be illegal, or could otherwise prohibit, limit or restrict any products containing CBD.

We currently distribute certain products containing hemp-derived CBD, and we also have licensees who produce hemp-derived CBD products.

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The Farm Bill delegates the authority to the states to regulate and limit the production of hemp and hemp-derived products within their territories. Although many states have adopted laws and regulations that allow for the production and sale of hemp and hemp-derived products under certain circumstances, no assurance can be given that such state laws may not be repealed or amended such that our intended products containing hemp-derived CBD would once again be deemed illegal under the laws of one or more states now permitting such products, which in turn would render such intended products illegal in those states under federal law even if the federal law is unchanged. In the event of either repeal of federal or of state laws and regulations, or of amendments thereto that are adverse to our or our licensee’s products, we may be adversely impacted with respect to CBD product revenue or royalties.

Sources of hemp-derived CBD depend upon legality of cultivation, processing, marketing and sales of products derived from those plants under state law.

Hemp-derived CBD can only be legally produced in states that have laws and regulations that allow for such production and that comply with the Farm Bill, apart from state laws legalizing and regulating medical and recreational cannabis or marijuana, which remains illegal under federal law and regulations. We purchase all of our hemp-derived CBD from licensed growers and processors in states where such production is legal. As described in the risk factor, possible yet unanticipated changes in federal and state law could cause any of our current products, as well as products that we intend to launch, containing hemp-derived CBD oil to be illegal, or could otherwise prohibit, limit or restrict any of our products containing CBD in the event of repeal or amendment of laws and regulations which are now favorable to the cannabis/hemp industry in such states, we would be required to locate new suppliers in states with laws and regulations that qualify under the Farm Bill. If we were to be unsuccessful in arranging new sources of supply of our raw ingredients, or if our raw ingredients were to become legally unavailable, our intended business plan with respect to such products could be adversely impacted.

Because our distributors may only sell and ship our products containing hemp-derived CBD in states that have adopted laws and regulations qualifying under the Farm Bill, a reduction in the number of states having such qualifying laws and regulations could limit, restrict or otherwise preclude the sale of intended products containing hemp-derived CBD.

The interstate shipment of hemp-derived CBD from one state to another is legal only where both states have laws and regulations that allow for the production and sale of such products and that qualify under the Farm Bill. Therefore, the marketing and sale of our intended products containing hemp-derived CBD is limited by such factors and is restricted to such states. Although we believe we may lawfully sell any of our finished products, including those containing CBD, in a majority of states, a repeal or adverse amendment of laws and regulations that are now favorable to the distribution, marketing and sale of finished products we intend to sell could significantly limit, restrict or prevent us from generating revenue related to our products that contain hemp-derived CBD. Any such repeal or adverse amendment of now favorable laws and regulations could have an adverse impact on our business plan with respect to such products.

Due to recent expansion into the CBD and nicotine industries, we may have a difficult time obtaining the various insurances that are desired to operate our business, which may expose us to additional risk and financial liability.

Insurance that is otherwise readily available, such as general liability, and directors and officer’s insurance, may become more difficult for us to find, and more expensive, due to our launch of products containing hemp-derived CBD and our research into alternative Nicotine delivery methods. There are no guarantees that we will be able to find such insurances in the future, or that the cost will be affordable to us. If we are forced to go without such insurances, it may prevent us from entering into certain business sectors, may inhibit our growth, and may expose us to additional risk and financial liabilities.

Our company has no operating history and an evolving business model, which raises doubt about our ability to achieve profitability or obtain financing.

Our Company has no significant history of operations in the legal medical marijuana sector, the legal hemp oil infused products sector, or in the food products sector. Moreover, our business model is still evolving and subject to change. Our Company’s ability to continue as a going concern is dependent upon our ability to obtain adequate financing and/or to reach profitable levels of operations. In that regard we have no proven history of performance, earnings or success. There can be no assurance that we will achieve profitability or obtain future financing.

Our accountant has indicated doubt about our ability to continue as a going concern.

We have suffered recurring losses from operations. The continuation of our Company as a going concern is dependent upon our Company attaining and maintaining profitable operations and/or raising additional capital. Our financial statements do not include any adjustment relating to the recovery and classification of recorded asset amounts or the amount and classification of liabilities that might be necessary should our Company discontinue operations. The recurring losses from operations and net capital deficiency raise substantial doubt about the Company’s ability to continue as a going concern.

Conflicts of interest between our Company and our independent directors and executive management may result in a loss of business opportunity.

Our independent directors and members of our executive management are not obligated to exclusively commit their time and attention to our business and, accordingly, they may encounter a conflict of interest in allocating their time between our future operations and those of other businesses. In the course of their other business activities, they may become aware of investment and business opportunities which may be appropriate for presentation to us as well as other entities to which they owe a fiduciary duty. As a result, they may have conflicts of interest in determining to which entity a particular business opportunity should be presented. They may also in the future become affiliated with entities, engaged in business activities similar to those we intend to conduct.

In general, officers and directors of a corporation are required to present business opportunities to a corporation if:

•	The corporation could financially undertake the opportunity;

•	The opportunity is within the corporation’s line of business; and

•	It would be unfair to the corporation and its stockholders not to bring the opportunity to the attention of the corporation.

We have adopted a code of ethics that obligates our directors, officers and employees to disclose potential conflicts of interest and prohibits those persons from engaging in such transactions without our consent. Despite our intentions, conflicts of interest may nevertheless arise which may deprive our Company of a business opportunity, which may impede the successful development of our business and negatively impact the value of an investment in our Company.

Changing consumer preferences may cause our planned products to be unsuccessful in the marketplace.

The decision of a potential client to purchase our products may be motivated by cultural phenomena or by perceived health or nutritional benefits. The cultural desirability or popularity of hemp related products is subject to change due to factors beyond our immediate control. Similarly, the perceived nutritional or health related benefits of our products are subject to change in light of continuing research or the introduction of competitive products. Changes in consumer and commercial preferences, or trends, toward or away from cannabis or hemp related products would have a corresponding impact on the development of the market for our current and planned products. There can be no assurance that the products supplied by our Company and or its partners will be successful in establishing or maintaining a significant share of the consumer market.

General economic factors may negatively impact the market for our planned products.

The willingness of businesses to spend time and money on non-essential oral product and health products may be dependent upon general economic conditions; and any material downturn may reduce the likelihood of consumers incurring costs toward what some may consider a discretionary expense item. Willingness by customers to buy our products may be dependent upon general economic conditions and any material downturn may reduce the potential profitability of the oral product sciences or medical marijuana business sectors.

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A wide range of economic and logistical factors may negatively impact our operating results.

Our operating results will be affected by a wide variety of factors that could materially affect revenues and profitability, including the timing and cancellation of customer orders and projects, competitive pressures on pricing, availability of personnel, and market acceptance of our services. As a result, we may experience material fluctuations in future operating results on a quarterly and annual basis which could materially affect our business, financial condition and operating results.

Loss of consumer confidence in our Company or in our industry may harm our business.

Demand for our services may be adversely affected if consumers lose confidence in the quality of our services or the industry’s practices. Adverse publicity may discourage businesses from buying our services and could have a material adverse effect on our financial condition and results of operations.

Unethical business practices may compromise the growth and development of our business.

The production and sale of medical marijuana is an emerging industry in which business practices are not yet standardized and are subject to frequent scrutiny and evaluation by federal, state, provincial, and municipal authorities, academics, and media outlets, among others. Although we intend to develop our business in accordance with best ethical practices, we may suffer negative publicity if we, our partners, contractors, or customers are found to have engaged in any environmentally, insensitive practices or other business practices that are viewed as unethical.

We could be required to enter into fixed price contracts which will expose us to significant market risk.

Fixed price contracts require the service provider to perform all agreed services for a specified lump-sum amount. We anticipate a material percentage of our services will be performed on a fixed price basis. Fixed price contracts expose us to some significant risks, including under-estimation of costs, ambiguities in specifications, unforeseen costs or difficulties, and delays beyond our control. These risks could lead to losses on contracts which may be substantial, and which could adversely affect the results of our operations.

If we fail to effectively and efficiently advertise, the growth of our business may be compromised.

The future growth and profitability of our oral product and CPG products business and our Technology licensing business will be dependent in part on the effectiveness and efficiency of our advertising and promotional expenditures, including our ability to (i) create greater awareness of our services, (ii) determine the appropriate creative message and media mix for future advertising expenditures, and (iii) effectively manage advertising and promotional costs in order to maintain acceptable operating margins. There can be no assurance that we will experience benefits from advertising and promotional expenditures in the future. In addition, no assurance can be given that our planned advertising and promotional expenditures will result in increased revenues, will generate levels of service and name awareness or that we will be able to manage such advertising and promotional expenditures on a cost-effective basis.

Our success is dependent on our unproven ability to attract qualified personnel.

We will depend on our ability to attract, retain and motivate our management team, consultants and other employees. There is strong competition for qualified technical and management personnel in the oral product science sector, and it is expected that such competition will increase. Our planned growth will place increased demands on our existing resources and will likely require the addition of technical personnel and the development of additional expertise by existing personnel. There can be no assurance that our compensation packages will be sufficient to ensure the continued availability of qualified personnel who are necessary for the development of our business.

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We may not be able to obtain all of the licenses necessary to operate our business, which would cause our business to fail.

Our operations may require licenses and permits from various governmental authorities to conduct our business activities. We believe that we will be able to obtain all necessary licenses and permits under applicable laws and regulations for our operations and believe we will be able to comply in all material respects with the terms of such licenses and permits. However, such licenses and permits are subject to change in various circumstances. There can be no guarantee that we will be able to obtain or maintain all necessary licenses and permits.

If we fail to effectively manage our growth our future business results could be harmed and our managerial and operational resources may be strained.

As we proceed with our business plan, we expect to experience significant and rapid growth in the scope and complexity of our business. We will need to add staff to market our services, manage operations, handle sales and marketing efforts and perform finance and accounting functions. We will be required to hire a broad range of additional personnel in order to successfully advance our operations. This growth is likely to place a strain on our management and operational resources. The failure to develop and implement effective systems, or to hire and retain sufficient personnel for the performance of all of the functions necessary to effectively service and manage our potential business, or the failure to manage growth effectively, could have a materially adverse effect on our business and financial condition.

The recent COVID-19 outbreak may have a negative impact on our business.

The emergence of COVID-19 in over 140 countries around the world beginning January, 2020, presents significant and unforecastable new risks to the Company and its business plan. Restrictions on national and international travel, and required business closures, have made it increasingly difficult to carry out normal business activities related to corporate finance efforts, to the pursuit of new customers for the Company’s products and services, and to retail customers throughout North America who might otherwise access the products of the Company’s business-to-business partners. As a result, the COVID-19 pandemic will almost certainly increase risks of lower revenues and higher losses for the products and services currently offered by the Company. We are monitoring our licensees and are working with them, where possible, to prevent default and contract terminations. In some cases we have had to issue termination of contract notices in accordance with provisions contained within our licensee contracts. Subsequent to February 29, 2020 these terminations resulted in $25,000 in write offs of accounts receivable.

The Company is encountering significant challenges in executing its business plan and normal business operations as a result of COVID-19 and does not have sufficient resources to withstand a protracted term during which most business activities are curtailed. We have implemented cost containment initiatives to reduce operating expenses and preserve cash that include dismissal of one employee, termination of contracts with two consultants and reduction of compensation payable to certain other consultants as a result of the COVID-19 pandemic. We may need to dismiss additional employees or terminate services contracts in order to preserve resources. We have not had to close operations or locations as our contractors and staff can work remotely and our third-party fulfillment centers continue to operate.

The Company may not be able to monetize any opportunities related to the COVID-19 outbreak.

The Company is currently investigating whether there may be any new emerging opportunities resulting from the COVID-19 crisis related to its patented DehydraTECH technology that has been thoroughly tested for its superior delivery of other compounds and drugs, and whether any of these characteristics might be applicable to compounds or drugs used to treat symptoms caused by the coronavirus. This investigation is in the very early stages and it is unknown at this time whether there is any such applicability. On March 19, 2020, the Company announced that it intends to conduct a pilot human pharmacokinetic exploratory study in healthy volunteers of three antiviral drugs that have previously been studied against other coronavirus strains, comparing DehydraTECH formulations to controls without Lexaria’s Technology. It intends to conduct the study at a leading Canadian University where a study design and plan have been submitted for ethics board approval. Pending the successful execution and outcome of this study, additional research may include expanded pharmacokinetic and pharmacodynamic screening, including studies in appropriate coronavirus animal models for efficacy evaluation. If Lexaria’s DehydraTECH technology is proven to increase delivery effectiveness of antiviral drugs, the Company intends to make its Technology available to researchers throughout the world looking to maximize the effectiveness of their own drug investigations.

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Our Technology has never been approved for the treatment of disease.

In order for a licensee to commercialize our Technology for the treatment of any disease, they must obtain regulatory approvals of such treatment for that indication. Satisfying regulatory requirements is an expensive process that typically takes many years and involves compliance with requirements covering research and development, testing, manufacturing, quality control, labeling, and promotion of drugs for human use. To obtain necessary regulatory approvals, a licensee must, among other requirements, complete clinical trials demonstrating that our Technology is safe and effective for a particular indication. There can be no assurance that our Technology will prove to be safe and effective, that the clinical trials will demonstrate the necessary safety and effectiveness of the product candidates, or that a licensee will succeed in obtaining regulatory approval for any treatment developed even if such safety and effectiveness are demonstrated.

Any delays or difficulties encountered in such clinical trials may delay or preclude regulatory approval from the United States Food and Drug Administration (the “FDA”) or from international regulatory organizations. Any delay or preclusion of regulatory approval would be expected to delay or preclude the commercialization of our Technology. Examples of delays or difficulties that may be encountered during clinical trials include without limitation the following:

•	Clinical trials may not yield sufficiently conclusive results for regulatory agencies to approve the use of our Technology;
•	DehydraTECH formulations may fail to be more effective than current therapies, or to be effective at all;
•

DehydraTECH formulations may have adverse side effects, which could cause them to be delayed or precluded from receiving regulatory approval or otherwise expose us to significant commercial and legal risks;

•	It may take longer than expected to determine whether or not a treatment is effective;
•

Patients involved in the clinical trials may suffer severe adverse side effects even up to death, whether as a result of treatment with DehydraTECH formulations, the withholding of such treatment, or other reasons (whether within or outside of our control);

•	Failure to be able to enroll a sufficient number of patients in the clinical trials;
•	Patients enrolled in the clinical trials may not have the characteristics necessary to obtain regulatory approval for a particular indication or patient population;
•	Inability to produce sufficient quantities of DehydraTECH formulations to complete the clinical trials;
•	Failure to obtain and/or maintain, any required governmental approvals;
•

If approval for commercialization is granted, it is possible the authorized use will be more limited than is necessary for commercial success, or that approval may be conditioned on completion of further clinical trials or other activities, which will cause a substantial increase in costs;

•	If granted, approval may be withdrawn or limited if problems with our DehydraTECH formulations emerge or are suggested by the data arising from their use or if there is a change in law or regulation.

Any success achieved at a given stage of the clinical trials does not guarantee that the future achievement of success at any subsequent stage, including without limitation, final FDA approval.

Delays or rejections in the regulatory approval process because of additional government regulation resulting from future legislation or administrative action, or from changes in the policies of the FDA or other regulatory bodies during the period of product development, clinical trials, or regulatory review may occur. Failure to comply with applicable regulatory requirements may result in criminal prosecution, civil penalties, recall or seizure of products, total or partial suspension of production, or an injunction preventing certain activity, as well as other regulatory action against our product candidates or us.

Our success is dependent on our licensee’s ability to successfully navigate the risks and obstacles associated with obtaining FDA clearance for any DehydraTECH formulation.

Risks Associated with Our Common Stock

Trading on the OTCQX and CSE may be volatile and sporadic, which could depress the market price of our common stock and make it difficult for our stockholders to resell their shares.

Our common stock is quoted on the OTCQX electronic quotation service operated by OTC Markets Group Inc. Trading in stock quoted on the OTCQX is often thin and characterized by wide fluctuations in trading prices, due to many factors that may have little to do with our operations or business prospects. This volatility could depress the market price of our common stock for reasons unrelated to operating performance. Moreover, the OTCQX is not a stock exchange, and trading of securities on the OTCQX is often more sporadic than the trading of securities listed on a quotation system like NASDAQ or a stock exchange like Amex. Accordingly, shareholders may have difficulty reselling any of the shares.

Our stock is a penny stock. Trading of our stock may be restricted by the Securities and Exchange Commission’s penny stock regulations which may limit a stockholder’s ability to buy and sell our stock.

Our stock is a penny stock. The Securities and Exchange Commission has adopted Rule 15g-9 which generally defines “penny stock” to be any equity security that has a market price (as defined) less than $5.00 per share or an exercise price of less than $5.00 per share, subject to certain exceptions. Our securities are covered by the penny stock rules, which impose additional sales practice requirements on broker-dealers who sell to persons other than established customers and “accredited investors”. The term “accredited investor” refers generally to institutions with assets in excess of $5,000,000 or individuals with a net worth in excess of $1,000,000 or annual income exceeding $200,000 or $300,000 jointly with their spouse. The penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from the rules, to deliver a standardized risk disclosure document in a form prepared by the Securities and Exchange Commission which provides information about penny stocks and the nature and level of risks in the penny stock market. The broker-dealer also must provide the customer with current bid and offer quotations for the penny stock, the compensation of the broker-dealer and its salesperson in the transaction and monthly account statements showing the market value of each penny stock held in the customer’s account. The bid and offer quotations, and the broker-dealer and salesperson compensation information, must be given to the customer orally or in writing prior to effecting the transaction and must be given to the customer in writing before or with the customer’s confirmation. In addition, the penny stock rules require that prior to a transaction in a penny stock not otherwise exempt from these rules, the broker-dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser’s written agreement to the transaction. These disclosure requirements may have the effect of reducing the level of trading activity in the secondary market for the stock that is subject to these penny stock rules. Consequently, these penny stock rules may affect the ability of broker-dealers to trade our securities. We believe that the penny stock rules discourage investor interest in and limit the marketability of our common stock.

The Financial Industry Regulatory Authority, or FINRA, has adopted sales practice requirements which may also limit a stockholder’s ability to buy and sell our stock.

In addition to the “penny stock” rules described above, FINRA has adopted rules that require that in recommending an investment to a customer, a broker-dealer must have reasonable grounds for believing that the investment is suitable for that customer. Prior to recommending speculative low priced securities to their non-institutional customers, broker-dealers must make reasonable efforts to obtain information about the customer’s financial status, tax status, investment objectives and other information. Under interpretations of these rules, FINRA believes that there is a high probability that speculative low priced securities will not be suitable for at least some customers. FINRA requirements make it more difficult for broker-dealers to recommend that their customers buy our common stock, which may limit your ability to buy and sell our stock and have an adverse effect on the market for our shares.

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The speculative nature of our business plan may result in the loss of your investment.

Our operations are in the start-up stage only and are unproven. We may not be successful in implementing our business plan to become profitable. There may be less demand for our services than we anticipate. There is no assurance that our business will succeed and you may lose your entire investment.

Because we do not intend to pay any dividends on our shares, investors seeking dividend income or liquidity should not purchase our shares.

We have not declared or paid any dividends on our shares since inception, and do not anticipate paying any such dividends for the foreseeable future. We presently do not anticipate that we will pay dividends on any of our common stock in the foreseeable future. If payment of dividends does occur at some point in the future, it would be contingent upon our revenues and earnings, if any, capital requirements, and general financial condition. The payment of any common stock dividends will be within the discretion of our Board of Directors. We presently intend to retain all earnings to implement our business plan; accordingly, we do not anticipate the declaration of any dividends for common stock in the foreseeable future.

Investors seeking dividend income or liquidity should not invest in our shares.

Because we can issue additional shares, purchasers of our shares may incur immediate dilution and may experience further dilution.

We are authorized to issue up to 220,000,000 shares. The board of directors of our Company has the authority to approve additional share issuances, and to determine the rights, preferences and privileges of such shares, without consent of any of our stockholders. Consequently, our stockholders may experience more dilution in their ownership of our Company in the future.

Other Risks

Protection against environmental risks.

We believe that our operations comply, in all material respects, with all applicable environmental regulations.

Our operating partners maintain insurance coverage customary to the industry; however, we are not fully insured against all possible environmental risks.

Any change to government regulation/administrative practices may have a negative impact on our ability to operate and our profitability.

The laws, regulations, policies or current administrative practices of any government body, organization or regulatory agency in the United States, Canada, or any other jurisdiction, may be changed, applied or interpreted in a manner which will fundamentally alter the ability of our Company to carry on our business.

The actions, policies or regulations, or changes thereto, of any government body or regulatory agency, or other special interest groups, may have a detrimental effect on us. Any or all of these situations may have a negative impact on our ability to operate and/or our profitably.

Investors’ interests in our Company will be diluted and investors may suffer dilution in their net book value per share if we issue additional shares or raise funds through the sale of equity securities.

Our articles of incorporation authorize the issuance of 220,000,000 shares of common stock with a par value of $0.001. In the event that we are required to issue any additional shares or enter into private placements to raise financing through the sale of equity securities, investors’ interests in our Company will be diluted and investors may suffer dilution in their net book value per share depending on the price at which such securities are sold. If we issue any such additional shares, such issuances also will cause a reduction in the proportionate ownership and voting power of all other shareholders. Further, any such issuance may result in a change in our control.

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The majority of our directors and officers are residents of countries other than the United States, as a result, investors may find it difficult to enforce, within the United States, any judgments obtained against our Company or our directors and officers.

Our head office and the majority of our assets are located in Kelowna, British Columbia and we lease administrative office space in Phoenix, Arizona. In addition, a majority of our directors and officers are nationals and/or residents of countries other than the United States, and all or a substantial portion of such persons’ assets are located outside the United States. As a result, it may be difficult for investors to enforce within the United States any judgments obtained against our Company or our officers or directors, including judgments predicated upon the civil liability provisions of the securities laws of the United States or any state thereof.

Our by-laws contain provisions indemnifying our officers and directors against all costs, charges and expenses incurred by them.

Our by-laws contain provisions with respect to the indemnification of our officers and directors against all costs, charges and expenses, including an amount paid to settle an action or satisfy a judgment, actually and reasonably incurred by him, including any amount paid to settle an action or satisfy a judgment in a civil, criminal or administrative action or proceeding to which he is made a party by reason of his being or having been one of our directors or officers.

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SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus (including the section regarding Management’s Discussion and Analysis of Financial Condition and Results of Operations) and any prospectus supplement contains forward-looking statements, about our expectations, beliefs or intentions regarding, among other things, our product development efforts, business, financial condition, results of operations, strategies or prospects. In addition, from time to time, our representatives have made or may make forward-looking statements, orally or in writing. Forward-looking statements can be identified by the use of forward-looking words such as “believe,” “expect,” “intend,” “plan,” “may,” “should” or “anticipate” or their negatives or other variations of these words or other comparable words or by the fact that these statements do not relate strictly to historical or current matters. These forward-looking statements may be included in, but are not limited to, various filings made by us with the SEC, press releases or oral statements made by or with the approval of one of our authorized executive officers. Forward-looking statements relate to anticipated or expected events, activities, trends or results as of the date they are made. Because forward-looking statements relate to matters that have not yet occurred, these statements are inherently subject to risks and uncertainties that could cause our actual results to differ materially from any future results expressed or implied by the forward-looking statements. Many factors could cause our actual activities or results to differ materially from the activities and results anticipated in forward-looking statements, including, but not limited to, the factors summarized below.

This prospectus identifies important factors which could cause our actual results to differ materially from those indicated by the forward-looking statements, particularly those set forth under the heading “Risk Factors,” beginning on page 5 of this prospectus, including the effects of the COVID-19 outbreak on our business and results of operations. The risk factors included in this prospectus are not necessarily all of the important factors that could cause actual results to differ materially from those expressed in any of our forward-looking statements. Given these uncertainties, you are cautioned not to place undue reliance on such forward-looking statements.

All forward-looking statements attributable to us or persons acting on our behalf speak only as of the date of this prospectus and are expressly qualified in their entirety by the cautionary statements included in this prospectus. We undertake no obligations to update or revise forward-looking statements to reflect events or circumstances that arise after the date made or to reflect the occurrence of unanticipated events. In evaluating forward-looking statements, you should consider these risks and uncertainties.

USE OF PROCEEDS

We will not receive any of the proceeds from the sale of the shares of our common stock being offered for sale by the selling stockholders. Upon the exercise of the warrants for an aggregate of 11,342, 106 shares of common stock assuming all payments are made bycash and there is no reliance on cashless exercise provisions however, we will receive the exercise price of the warrants, or an aggregate of approximately $6,065,757. We will bear all fees and expenses incident to our obligation to register the shares of common stock. Brokerage fees, commissions and similar expenses, if any, attributable to the sale of shares offered hereby will be borne by the applicable selling stockholders.

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MARKET PRICE AND DIVIDENDS

Market Price for our Common Stock

Our common stock began trading on the OTCBB and its predecessors under the symbol “LXRA” and then, subsequent to June 2009, under the symbol “LXRP”. On January 4, 2018, the Company’s shares commenced quotation on the OTCQX. Quotations on the OTCQX reflect inter-dealer prices, without retail mark-up, mark-down or commission and may not represent actual transactions. Since October 28, 2009, our common stock has been traded on the Canadian Stock Exchange and its predecessors, under the symbol “LXX.”

Holders

As of June 3, 2020 there were approximately 91 stockholders of record holding 89,587,090 shares of our common stock. This number does not include an indeterminate number of stockholders whose shares are held by brokers in street name. The holders of our common stock are entitled to one vote for each share held of record on all matters submitted to a vote of stockholders. Holders of our common stock have no preemptive rights and no right to convert their common stock into any other securities. There are no redemption or sinking fund provisions applicable to our common stock.

Dividend Policy

We have never paid any cash dividends on our common stock and do not anticipate paying any cash dividends on our common stock in the foreseeable future. We intend to retain future earnings to fund ongoing operations and future capital requirements of our business. Any future determination to pay cash dividends will be at the discretion of our Board and will be dependent upon our financial condition, results of operations, capital requirements and such other factors as our Board deems relevant. Our ability to pay cash dividends is subject to limitations imposed by state law.

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OUR BUSINESS

Corporate Information

The Company was formed on December 9, 2004 under the laws of the State of Nevada as an independent oil and gas company engaged in the exploration, development and acquisition of oil and gas properties in the United States and Canada. In March of 2014, the Company began its entry into the bioscience and alternative health and wellness business and discontinued its involvement in the oil and gas business in November 2014. In May 2016, the Company also commenced out-licensing its patented DehydraTECH™ technology for improved delivery of bioactive compounds that promotes healthy ingestion methods, lower overall dosing and higher effectiveness in active molecule delivery. The Company has its office in Kelowna, BC, Canada.

Our common stock is quoted on the OTCQX under the symbol “LXRP” and on the Canadian Securities Exchange under the symbol “LXX”.

In 2014, the Company changed its business direction to enter into the hemp oil-based oral supplement industry in the U.S. and the legal medical marijuana industry in Canada via a 49% interest in a joint venture arrangement. The 49% interest was subsequently sold on June 26, 2015 for $4,900 by the Company to focus on its oral sciences activities.

The Company’s oral sciences activities include the development of our proprietary nutrient infusion technologies for the production of functional foods, and the production of enhanced oral products under our consumer product brands, ViPova™, Lexaria Energy™, TurboCBD™ and ChrgD+TM. The Company’s Technology is believed to improve taste, rapidity and delivery of bioactive compounds that include cannabinoids, vitamins, Non-Steroidal Anti-Inflammatory Drugs (NSAIDs), nicotine and other molecules compared to what is possible without lipophilic enhancement technology. This can allow for lower overall dosing requirements and/or higher effectiveness in active molecule delivery.

We maintain our registered agent’s office and our U.S. business office at Nevada Agency and Transfer Company, 50 West Liberty, Suite 880, Reno, Nevada 89501. Our telephone number is (755) 322-0626.

The address of our principal executive office is Unit 100–740 McCurdy Road, Kelowna BC V1X 2P7. We have administrative functions located in Phoenix, Arizona. Our main corporate website is located at www.lexariabioscience.com.

Due to the implementation of British Columbia Instrument 51-509 on September 30, 2008, by the British Columbia Securities Commission, we have been deemed to be a British Columbia based reporting issuer. As such, we are required to file certain information and documents at www.sedar.com.

Our Current Business

Our business plan is currently focused on the development of strategic partnerships with licensees for our patented Technology in exchange for up front and/or staged licensing fees over time. Secondarily and more generally, we continue to investigate national and international opportunities for development and distribution of the Company’s enhanced functional oral and supplement product offerings; to investigate expansions and additions to our intellectual property portfolio; and, to search for additional opportunities in alternative health sectors. This includes the acquisition or development of intellectual property if and when we believe it is advisable to do so.

Our current patent portfolio includes patent family grants relating to: Infused Food and Beverage Compositions and Methods of Use Thereof, pertaining to Lexaria’s method of improving bioavailability and taste, and the use of the Technology as a delivery platform for a wide variety of Active Pharmaceutical Ingredients (“APIs”) encompassing all cannabinoids including tetrahydrocannabinol (“THC”); fat soluble vitamins; NSAIDs pain medications; and nicotine.

Lexaria hopes to reduce other common but less healthy administration methods, such as smoking, as it embraces the benefits of its Technology for public health. The Company is aggressively pursuing patent protection in national jurisdictions around the world. The Company currently has more than 55 patent applications pending worldwide and, due to the complexity of pursuing patent protection, the quantity of patent applications will vary continuously as each application advances or stalls. Lexaria is also filing new patent applications for new discoveries that arise from the Company’s R&D programs and, due to the inherent unpredictability of scientific discovery, it is not possible to predict if or how often such new applications might be filed.

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Table of Content

Recent Developments

On September 17, 2019, the Company announced that final study results of the 2018 human clinical study evaluating CBD delivery and effectiveness using its patented DehydraTECH powered TurboCBD capsules have been published in the peer reviewed medical journal, “Advances in Therapy”. Advances in Therapy focuses on clinical medicine and pharmaceutical research and has been published continually since 1984.

The study was conducted and well tolerated in 12 healthy young male athletes and the investigators concluded that further studies are warranted.

On or around October 21, 2019, the Company submitted an amendment to its Health Canada research license, which was originally granted on August 9, 2019, to allow for human organoleptic sensory testing. The amendment is currently being reviewed by Health Canada.

On November 14, 2019 the Company announced the closing of the first tranche of a non-brokered private placement financing resulting in the issuance of 1,554,245 units at a price of $0.45 per unit with each unit being comprised of one common share and one share purchase warrant for gross proceeds of $699,410.25. The warrants are exercisable for a period of two years at an exercise price of $0.80 per share until November 13, 2020 and thereafter at a price of $1.20 per share until November 13, 2021.

On November 29, 2019 the Company announced the closing of the second tranche of a non-brokered private placement financing resulting in the issuance of 269,500 units at a price of $0.45 per unit with each unit being comprised of one common share and one share purchase warrant for gross proceeds of $121,275. The warrants are exercisable for a period of two years at an exercise price of $0.80 per share until November 28, 2020 and thereafter at a price of $1.20 per share until November 28, 2021.

On January 14, 2020, the Company announced that it had entered into a definitive 10-year agreement, via its subsidiary Lexaria Hemp Corp., with Boldt Runners Corporation (dba Cannadips) to provide the Technology on an exclusive basis in the U.S. for use in oral pouches containing CBD.

On January 22, 2020, the Company announced that it had expanded its relationship with the Cannadips brand by way of entering into a definitive 10-year agreement, via its subsidiary Lexaria CanPharm ULC, to provide Lexaria’s patented Technology on an exclusive basis in the U.S. for use in oral pouches containing over 0.3% THC.

On February 26, 2020, the Company terminated the definitive 5-year agreement, entered into by its subsidiary Lexaria Hemp Corp., to provide the Technology to a private Nevada-based company for its utilization in certain CBD-based beverages which was originally announced on May 7,2019.

On March 4, 2020, the Company announced that it had amended its license agreement with Universal Hemp LLC, a B2B manufacturing company of hemp-derived bulk ingredients to remove the exclusivity rights originally associated with the license and to reduce the aggregate minimum performance fees from $3,750,000 to $132,500.

On March 19, 2020 the Company announced that it had commenced a program to research the benefits of its DehydraTECH Technology in connection with enhancing the delivery of certain antiviral drugs.

On April 21, 2020 the Company announced the filing of a strategic new US patent application under a new patent family “Compositions and Methods for Enhanced Delivery of Antiviral Agents” to utilize its DehydraTECH process in connection with antiviral drugs for the purposes of combatting infectious disease conditions including, but not limited to, the novel coronavirus disease 2019 (“COVID-19”), MERS, SARS, influenza, herpes and AIDS.

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On May 4, 2020 the Company entered into material contracts with certain investors for the sale of up to 8,866,211 shares of common stock and warrants to purchase up to 8,866,211 shares of common stock for gross proceeds of $2,039,228. The warrants have a five year term and are exercisable at $0.35 per share. The financing closed in two tranches on May 6, 2020 and May 11, 2020.

On May 5, 2020 the Company terminated the definitive 5-year agreement, entered into by its subsidiary Lexaria Canpharm ULC, to provide the Technology to a private California-based company for its utilization in certain THC-based beverages which was originally announced on April 24, 2019.

Impact of COVID-19 The emergence of COVID-19 in over 140 countries around the world beginning January, 2020 presents significant and unforecastable new risks to the Company and its business plan. Restrictions on national and international travel, and required business closures, have made it increasingly difficult to carry out normal business activities related to corporate finance efforts, to the pursuit of new customers for the Company’s products and services, and to retail customers throughout North America who might otherwise access the products of the Company’s business to business partners. As a result, the COVID-19 pandemic will almost certainly increase risks of lower revenues and higher losses for the products and services currently offered by the Company. We are monitoring our licensees and are working with them, where possible, to prevent default and contract terminations. In some cases we have had to issue termination of contract notices in accordance to provisions within our contracts with licensees. Subsequent to February 29, 2020 these terminations resulted in $25,000 in write offs of accounts receivable.

The Company is encountering significant challenges in executing its business plan and normal business operations as a result of COVID-19 and does not have sufficient resources to withstand a protracted term during which most business activities are curtailed. We have implemented cost containment initiatives to reduce operating expenses and preserve cash that include dismissal of one employee, termination of contracts with two consultants and reduction of compensation payable to certain other consultants as a result of the COVID-19 pandemic. The Company currently has seven (7) employees and/or independent contractors who dedicate all or a majority of their time to the business of the Company and eight (8) consultants. We may need to dismiss additional employees or terminate services contracts in order to preserve resources. We have not had to close operations or locations as our contractors and staff can work remotely and our third-party fulfillment centers continue to operate.

The Company is simultaneously investigating whether there may be any new emerging opportunities related to the COVID-19 crisis related to its patented Technology that has been thoroughly tested for its superior delivery of other compounds and drugs, and whether any of these characteristics might be applicable to compounds or drugs used to treat symptoms caused by the Coronavirus. It is unknown at this time whether there is any such applicability.

On March 19, 2020, the Company announced that it intends to conduct a pilot human pharmacokinetic exploratory study in healthy volunteers of three antiviral drugs that have previously been studied against other coronavirus strains, comparing DehydraTECH formulations to controls without Lexaria’s Technology. It intends to conduct the study at a leading Canadian University where a study design and plan have been submitted for ethics board approval. Pending the successful execution and outcome of this study, additional research may include expanded pharmacokinetic and pharmacodynamic screening, including studies in appropriate coronavirus animal models for efficacy evaluation. If the Technology is proven to increase delivery effectiveness of antiviral drugs, the Company intends to make it available to researchers throughout the world looking to maximize the effectiveness of their own drug investigations.

The Company continues to monitor governmental programs being released to assist with the COVID-19 pandemic.

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In the fiscal year ended August 31, 2019 the Company experienced the following significant corporate developments:

On September 7, 2018, the Company announced additions to its patent portfolio with three new Australian patents granted to Lexaria by the Australian Patent Office. The three Australian patents are projected to expire on June 10, 2035.

The USPTO also issued two new Notices of Allowance for pending patent applications and the Company announced the grants on October 16, 2018. The two new patents are related to certain cannabinoid infused beverage compositions utilizing Lexaria’s proprietary DehydraTECH process. Newly granted patent numbers US 10,103,225 B2 and US 10,084,044 B2 provide protection for compositions as well as methods for making the compositions, each of which include the use of both non-psychoactive cannabinoids such as cannabidiol (“CBD”) and also psychoactive cannabinoids such as THC. The Company holds fourteen issued patents within its first patent family, “Food and Beverage Compositions Infused With Lipophilic Active Agents and Methods of Use Thereof”, one in the second patent family “Methods for Formulating Orally Ingestible Compositions Comprising Lipophilic Active Agents”, and one in the third patent family “Stable Ready-to-Drink Beverage Compositions Comprising Lipophilic Active Agents” that significantly strengthen Lexaria’s intellectual property claims in the U.S. and Australia. Of note, issuance of these patents in the second and third patent families represents the first time the Company has been granted claims for use of its Technology in connection with the treatment of specific diseases and medical conditions affecting humans, which the Company believes will prove to be of significance to the pharmaceutical industry sector as it further develops and grows. We continue to pursue claims in corresponding pending applications around the world.

On October 10, 2018, the Company announced that it had completed the creation of four wholly-owned subsidiary companies. The Company believes that this new corporate structure more suitably reflects the distinct customer bases and business applications for each subsidiary, thereby allowing the Company to focus its future research and consider financing structures and industry partnerships specifically optimized to each.

•	Lexaria CanPharm ULC, a Canadian company focused on providing the Technology and other enhancements to the global cannabis industry.

•	Lexaria Nicotine LLC, a US company with a global license to provide the Technology to the global nicotine and tobacco industries.

•	Lexaria Hemp Corp., a US company globally licensed to provide DehydraTECH to the rapidly growing hemp-based oral products and supplements industries.

•	Lexaria Pharmaceutical Corp., a US company globally empowered to license DehydraTECH to the large and diverse pharmaceutical sectors.

On November 13, 2018, the Company announced the launch of ChrgD+, a water-soluble, ready-mix hemp supplement powder packet formulation designed to be added to any drink.

On November 26, 2018, the Company announced it submitted a research application under Health Canada’s Cannabis Tracking and Licensing System for the operation of a Kelowna-based R&D laboratory within Lexaria’s new head office. The license was subsequently granted with an effective date of August 9, 2019. The laboratory’s creation enhances Lexaria’s ability to formulate for analytical purposes, various products that may contain cannabinoids or other controlled substances. Experimental work on nicotine formulations, nonsteroidal anti-inflammatory drugs, vitamins and other bioactive compounds of interest began in February 2019, with work on cannabinoid related formulations occurring after receipt of Lexaria’s research license.

On January 15, 2019, the Company announced that its wholly-owned subsidiary Lexaria Nicotine LLC (“Lexaria Nicotine”) and Altria Ventures Inc., an indirect wholly-owned subsidiary of Altria Group, Inc. (“Altria”), executed definitive agreements to pursue innovation in oral, reduced risk nicotine consumer products using Lexaria’s patented Technology. Altria provided funds toward a research & development program (“R&D Program”) in exchange for a minority equity interest in Lexaria Nicotine and certain DehydraTECH license rights. Altria provided initial funding of $1 million, with the option for additional funding of up to $12 million total through multiple phased private financings. Altria was granted a license to use Lexaria Bioscience’s Technology for oral nicotine delivery forms on an exclusive basis in the United States and a non-exclusive basis elsewhere globally. Altria will pay Lexaria Nicotine a royalty on revenue generated from the sale of all nicotine products containing DehydraTECH, until such time it may acquire 100% ownership in Lexaria Nicotine. Altria initially gained the right to appoint one of the seven managers of Lexaria Nicotine and, through the additional phased investments, may have the right to appoint up to three of the seven managers. Altria has the option to acquire 100% ownership interest in Lexaria Nicotine commensurate with then-current fair market value. Altria gained no rights of ownership to Lexaria Bioscience and has no rights of board of director representation on Lexaria Bioscience. As of June 3, 2020, the Company is awaiting notice from Altria as to whether it will continue to invest into Lexaria Nicotine; if it does not, then Altria’s license to use the Technology in the U.S. will revert from exclusive to non-exclusive.

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On February 21, 2019, the Company announced additional findings upon completion of further data analyses from its 2018 randomized, placebo-controlled, double-blinded European human clinical study that evaluated TurboCBD, the Company’s proprietary, DehydraTECH powered, CBD fortified hemp-oil capsule. A single 90mg dose of TurboCBD provided evidence of lower blood pressure; higher blood flow to the brain; faster delivery onset of CBD into the bloodstream; and, larger quantities of CBD within the blood compared to a single 90mg dose of generic CBD.

Key metabolic and hemodynamic performance findings linked to bioavailability enhancements were revealed in the study, which compared a 90 mg dose of Lexaria’s TurboCBD to a 90 mg dose without Lexaria’s Technology (the “positive control”) as well as a placebo, as follows:

•

Analysis of mean arterial blood pressure (MAP) at peak blood levels of CBD achieved with Lexaria’s TurboCBD demonstrated a significant reduction in MAP compared to placebo (95% CI; p=0.027). This finding was not observed with the dose-matched positive control formulation for which there was no significant decrease in MAP compared to placebo (95% CI; p=0.625);

•

Cerebral perfusion was also analysed by an index of conductance in the middle cerebral artery (MCA). The findings revealed that Lexaria’s TurboCBD caused the greatest increase in MCA conductance relative to both the positive control formulation and placebo (95% CI; p=0.017 and P=0.002 respectively);

Finally, over the six-hour study, analysis of the total area under the curve (AUC) demonstrated that Lexaria’s TurboCBD resulted in a notable trend for higher levels of CBD in the bloodstream overall than the positive control formulation with total AUC of 10,865 ± 6,322 observed with Lexaria’s formulation compared to 7,115 ± 2,978 observed with the positive control (95% CI; p=0.096). Furthermore, when normalized to body mass, the AUC at the peak CBD concentration was markedly and significantly (95% CI; p=0.02) higher with the TurboCBD 90 mg dose compared to the 90 mg dose positive control formulation.

On March 20, 2019, the Company announced an in vivo research program to test Lexaria designed nanotech enhancements comprised of eleven separate animal studies. Lexaria also announced that, effective March 15, 2019, it terminated the definitive license agreement entered into between Lexaria CanPharm ULC and NeutriSci International Inc. that was originally announced on February 26, 2018.

On May 15, 2019, the Company released initial results from its research program announced March 2019 demonstrating measurable quantities of cannabidiol into blood in as little as 2 minutes. In each arm of the Lexaria animal studies, 10 male Sprague-Dawley rats were administered CBD at 25mg per kg of bodyweight. Delivery of CBD into the bloodstream was monitored over a 60-minute duration. In the first animal study results the Company released, Lexaria compared its standard DehydraTECH formulation that combined cannabinoids with long-chain fatty acids (“LCFA”) using Lexaria’s patented dehydration processing technique to a concentration-matched formulation utilizing coconut oil which is a commonly used medium chain triglyceride (“MCT”) oil in the cannabis edibles industry.

•	At 2 minutes DehydraTECH’s LCFA formulation delivered measurable CBD in blood, compared to no measurable CBD in blood until 6 minutes and onwards for the MCT oil formulation.

•

At 15 minutes DehydraTECH’s LCFA formulation achieved a CBD blood concentration level that was 475% more than the MCT oil formulation; and, the DehydraTECH LCFA formulation CBD blood levels reached at 15 minutes were greater than the CBD blood levels reached by the MCT oil formulation at any time point during the 60-minute evaluation.

•	At 60 minutes DehydraTECH’s LCFA formulation achieved a CBD blood concentration level of 319% more than the MCT oil formulation.

•

Over the entire 60-minute study, the animals that received the standard DehydraTECH LCFA formulation achieved an average maximum CBD blood concentration level that was 334% more than the average maximum blood concentration level of the animals that received the MCT oil formulation (p<0.0021).

•	Over the entire 60-minute study, the area under the curve (AUC) (total quantity of CBD delivered) for the Lexaria DehydraTECH LCFA formulation was 389% more than the MCT oil formulation (p<0.0011).

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Lexaria also tested for brain tissue concentrations to quantify 8-hour CBD delivery from the DehydraTECH-enabled LCFA formulation compared to the MCT oil formulation and DehydraTECH’s LCFA formulation outperformed the MCT oil formulation by 246%.

On May 21, 2019, the Company announced a major expansion in operations by Nuka Enterprises LLC, (“Nuka”) maker of “1906” brand edibles over the next two years into Illinois, Ohio, Massachusetts, Michigan and other states. The comprehensive semi-exclusive agreement provides Nuka and 1906 with competitive technological advantages until 2028. A second license provides Nuka and 1906 with the immediate ability to utilize the Technology for CBD across the U.S. marketplace.

On May 28, 2019, the Company released additional results from its research program wherein animal testing proved that combining Lexaria’s DehydraTECH delivery technology with generic nanotech techniques delivers 1,137% more cannabidiol into animal brain tissue following oral ingestion than certain existing industry formulations. Lexaria combined its DehydraTECH delivery technology with a standard form of nanotechnology and analyzed subsequent delivery into brain tissue following oral ingestion. In each arm of the Lexaria animal studies, 10 male Sprague-Dawley rats were orally administered CBD at the rate of 25mg per kg of bodyweight. Delivery of CBD into the brain was reported 8 hours after dosing.

•

The Lexaria DehydraTECH LCFA formulation without nanotech achieved an average brain tissue accumulation level that was 246% higher than the average for those animals that received the MCT oil formulation (p=0.0013).

•

The Lexaria DehydraTECH LCFA formulation with nanotech achieved an average brain tissue accumulation level that was 1,137% higher than the average for those animals that received the MCT oil formulation (p=0.0178).

On June 4, 2019 the Company announced additional results from the March 20, 2019 announced animal studies demonstrating improved performance characteristics resulting in new patent applications. This arm of the study tested DehydraTECH delivery technology with compounds postulated to behave in a synergistic fashion for enhancement of gastro-intestinal absorption separate and distinct from nanotech techniques.

On July 10, 2019, the Company announced that it entered a definitive 5-year agreement, via its subsidiary Lexaria Hemp Corp, to provide Lexaria’s patented Technology to Nic’s Beverages Ltd for use in CBD-based beverages to be produced and sold throughout the United States.

On July 11, 2019, the Company announced that it entered a definitive 5-year agreement, via its subsidiary Lexaria Hemp Corp., to provide Lexaria’s patented Technology to Universal Hemp LLC, a B2B manufacturing company of hemp-derived bulk ingredients to the nutraceutical and consumer packaged goods industries to be produced and sold across the U.S. immediately, and in Canada when regulations permit. Agreed to minimum payments over the life of the 5-year agreement are $3,750,000. On March 4, 2020, this license was revised to remove exclusivity provisions that Universal Hemp previously enjoyed, and reduce the minimum fees payable over the term of the license to $132,500.

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On July 24, 2019, the Company announced that it entered a 10-year Joint Manufacturing Partnership (JMP) with Hill Street Beverages Company Inc. to produce commercial products including processed THC cannabis and/or CBD hemp powder including among other categories; tablets, capsules, or packets for sale in Canada and for export where permitted. The JMP will also produce similar powders as a bulk ingredient for manufacturing processes for sale to other licensed producers seeking to use DehydraTECH to create their own products for sale within Canada. Profits from this business unit will be shared equally between Hill Street and Lexaria. In addition to the JMP, Hill Street acquired two global semi-exclusive licenses (with minor exceptions) to utilize Lexaria’s DehydraTECH THC beverage infusion technology around the world, valid for 10 years. Under the terms of the agreements, Hill Street will pay an annual licensing fee and up to an additional $1,800,000 to Lexaria by issuing $800,000 in common shares of Hill Street to Lexaria initially, and Lexaria will issue $250,000 in restricted common shares to Hill Street. In addition, Hill Street will issue up to an additional $500,000 in shares of Hill Street when they enter each of the first two international markets subject to TSXV and CSE approval, as applicable. Pursuant to the terms of the JMP agreements, Lexaria will issue an aggregate of $250,000 in restricted common shares to Hill Street. Closing of the Hill Street / Lexaria agreements is subject to normal regulatory approvals and the closing of the Hill Street / OneLeaf transaction announced by Hill Street. Subsequent to August 31, 2019, Hill Street has been unable to close its transaction with OneLeaf and is currently searching for an alternate location from which to base the Hill Street / Lexaria agreements, thus it is likely that this transaction will not close as expected and discussions with Hill Street are ongoing.

On August 8, 2019, the Company announced the successful completion of its Master Collaborative Research Agreement (“the R&D Program”) with the National Research Council of Canada to investigate technical aspects and new opportunities associated with bioavailability enhancement of lipophilic active ingredient compositions using Lexaria’s patented Technology. The R&D Program determined that Lexaria’s DehydraTECH does not create a covalent-bonded new molecular entity. The R&D program also tested Lexaria’s formulations at highly acidic levels of pH 1.12, higher than many flavored beverages that have pH levels between 2.73 to 3.05, and mildly acidic levels of pH 4.82, and reports no chemical modification or presence of degradation of the active pharmaceutical ingredients for both of the formulation classes analysed in this aspect of the program: cannabinoids and nicotine polacrilex.

On August 8, 2019, the Company announced that its subsidiary, Lexaria CanPharm ULC, has been issued cannabis Research and Development (“R&D”) license LIC-7NONT76UNW-2019 by Health Canada with a four-year term until August 9, 2023 unless renewed.

On August 14, 2019, the Company announced four patent grants. Australia Patent #2016367036 Grant Date July 30, 2019 – Methods for formulating orally ingestible compositions comprising lipophilic active agents, Australia Patent #2018220067 Grant Date July 30, 2019 – Food and beverage compositions infused with lipophilic active agents and methods of use thereof, US Patent #10,374,036 Grant Date August 6, 2019 - Food and beverage compositions infused with lipophilic active agents and methods of use thereof, and US Patent #10,381,440 / Grant Date August 13, 2019 - Food and beverage compositions infused with lipophilic active agents and methods of use thereof.

On August 22, 2019, the Company announced the online commercial launch of ChrgD+, a water-soluble multi-spectrum hemp oil in a powdered format with our Technology.

On August 22, 2019, the Company announced a patent granted in Australia: #2016367037 Grant Date August 15, 2019 – “Stable ready-to-drink beverage compositions comprising lipophilic active agents”.

Food Science and Technology

Lexaria is a biotechnology and oral product science company focused on developing and out-licensing its proprietary Technology for improved consumer experiences, rapidity, and delivery of bioactive compounds in oral products. Lexaria is focusing its capital and management time on its pursuit of intellectual property, technology licensing opportunities, an expanding portfolio of patent pending applications, and functional oral product and supplement formulations.

On November 11, 2014, the Company acquired 51% of PoViva Tea LLC (100% October 23, 2017) and executed an operating agreement to develop a business of legally producing, manufacturing, importing/exporting, testing, researching and developing, a line of hemp oil with cannabidiol-infused teas, drinks and oral products. Lexaria oversees all aspects of the business including, but not limited to, production, product quality, licensing, testing, product legality, accounting, marketing, capital investment, capital raising, sales, branding, advertising and fulfillment.

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The Company introduced an expanding variety of hemp fortified consumer products throughout 2015 to demonstrate Lexaria’s Technology to both consumers and potential licensees. From January 2015 to December 2015, seven (7) flavors of teas; hot chocolate; coffee, and two (2) flavors of protein energy bars were introduced – all utilizing Lexaria’s patented DehydraTECH for the more palatable and efficient delivery of bioactive molecules infused within those food products. The Company gained extensive experience and knowledge from the formulation and production of these products but has since discontinued most of them due to insufficient market penetration.

The U.S. Federal government, through the U.S. Department of Health and Human Services, owns U.S. Patent #6630507, which among other things, claims that

“Cannabinoids have been found to have antioxidant properties, unrelated to NMDA receptor antagonism. This new found property makes cannabinoids useful in the treatment and prophylaxis of wide variety of oxidation associated diseases, such as ischemic, age-related, inflammatory and autoimmune diseases. The cannabinoids are found to have particular application as neuroprotectants, for example in limiting neurological damage following ischemic insults, such as stroke and trauma, or in the treatment of neurodegenerative diseases, such as Alzheimer’s disease, Parkinson’s disease and HIV dementia.”

For reference, cannabinoids are compounds that affect cannabinoid receptors located on many human cells. CB1 receptors are widely found within the human brain; and CB2 receptors are found with the human immune system and have been linked to anti-inflammatory and other responses.

Despite independent scientific findings in many locations around the world, some regulatory agencies do not officially recognize that a human endocannabinoid system exists.

Over one hundred different cannabinoids have been isolated from the cannabis plant, most of which do not have psychoactive properties. One that does have psychoactive properties is THC. Endocannabinoids are produced naturally in the human body while Phyto cannabinoids are produced in several plant species, most abundantly in the Cannabis plant.

CBD is one of the major Phyto cannabinoid forms of cannabinoids and is not psychoactive, often contributing more than 35% of the extracts from the cannabis plant resin. CBD occurs naturally in other plant species beyond cannabis. For example, the most widely acknowledged alternative source of Phyto cannabinoid is in the better understood Echinacea species, in widespread use as a dietary supplement. Most Phyto cannabinoids are virtually insoluble in water but are soluble in lipids and alcohol. The World Anti Doping Agency (“WADA”) has exempted CBD from its 2018 list of banned substances.

In the U.S., the 2018 Farm Bill permits hemp cultivation and allows the transport of hemp-derived products across state lines, within a tightly regulated framework. Primary among these, the plant must contain less than 0.3% THC, and state departments of agriculture must submit their plans to license and regulate hemp to the Secretary of the USDA, or otherwise comply with a federally-run hemp program. Legislative reform regarding CBD from hemp is continually evolving.

Status of Operations; Consumer product development and sales

More than 159 million Americans drink tea every day amounting to some 79 billion servings of tea consumed in the United States every year. Our launch of ViPova black tea brand is meant to tap into this existing demand.

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PoViva Tea, LLC (now Poviva Corp.) has filed multiple patent applications and has received several granted patents to bind active hemp oil ingredients with a lipid, potentially allowing for more efficient and comforting delivery of CBD.

Lexaria began producing modest cash flows from its products in January 2015. Cannabinoids have been found by many researchers to have antioxidant properties and Lexaria plans to use the patented DehydraTECH process to infuse hemp oils into a number of popular food and beverages. Lexaria-branded consumer products have not as yet established meaningful revenues or market penetration.

According toEcovia Intelligence, worldwide organic food and drink revenue was over $100 billion in 2018 with over 45% of that revenue in the U.S., while Dietary Supplements was a $123.3 billion global industry in 2019 (grandviewresearch.com). According to New Frontier Data, state-legal cannabis was a $13.6 billion US industry in 2019 and expected to grow to approximately $30 billion in 2025 but is clearly a much smaller industry sector than the more established food sectors. Lexaria has not yet determined whether our Technology will be accepted into any or all three of these particular sectors.

Lexaria has a main corporate website (www.lexariabioscience.com) as well as smaller e-commerce focused websites devoted to consumer products. The majority of product sales have taken place through the e-commerce websites. A contracted national distribution center ensures rapid and accurate fulfillment of all orders. A 1-800 ordering center has also been placed into operation. Most of Lexaria’s revenues are generated from third party businesses licensing our Technology for use within their own products.

On June 11, 2015, Lexaria initiated the simultaneous filing of a U.S. utility patent application and an International patent application under the Patent Cooperation Treaty (PCT) procedure, both through the U.S. Patent and Trademark Office (“USPTO”). These applications follow the Company’s 2014 and 2015 family of provisional patent application filings in the U.S. and serve two additional broad purposes:

1.

Lexaria is seeking protection of its intellectual property under international treaties. To this end Lexaria has filed for PCT patent application protection. There are 148 countries that are signatories to the Patent Cooperation Treaty, including such major markets as Canada, China, India, much of Europe and the Middle East, the United Kingdom and Japan among others.

2.

Lexaria believes its lipid infusion Technology has applications beyond the delivery of just cannabinoids. Based on further formulation testing, Lexaria has included additional lipophilic molecules that may be delivered via oral product and beverage formats utilizing its Technology, widely encompassing three major new market opportunities for the Company: Nicotine; NSAIDs; and Vitamins.

In December 2015, the Company filed two further provisional patent applications in the U.S. These new applications served to further broaden the variety and applicability of base compounds that can be used when formulating the Company’s lipid-based Technology. The first of these applications identify compounds like edible starches (e.g., tapioca starch) that are commonly used in oral and pharmaceutical products today and could, therefore, serve as a base for formulating and incorporating the Company’s Technology into a wide variety of products. The second of these applications identify emulsifier compounds like gum arabic that are commonly used in beverage products today in order to facilitate similar flexibility for formulating the Company’s Technology in shelf-stable beverages.

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On October 26, 2016, the USPTO issued U.S Patent No. 9474725, Cannabinoid Infused Food and Beverage Compositions and Methods of Use Thereof, pertaining to our method of improving bioavailability and taste of certain cannabinoid lipophilic active agents in food products. This was the Company’s first patent granted and has a publish date of October 27, 2016 (June 15 2017 in Australia No. 2015274698) and protects our Technology for twenty years. Additional patent grants include, but are not limited to: the use of the Technology as a delivery platform, “composition of matter” claims that protect the specific combination of substances which enable improved taste and bio absorption properties, that protect processes for making specific compositions of matter for enhanced cannabinoid delivery utilizing the Technology. Of note, Lexaria has received issuance of patents in its second and third patent families representing the first time the Company has been granted claims for use of its Technology in connection with the treatment of specific diseases and medical conditions affecting humans, which the Company believes will prove to be of significance to the pharmaceutical industry sector as it further develops and grows. Our portfolio consists of the following granted patents:

Issued Patent #	Patent Issuance Date	Patent Family
US 9,474,725 B1	10/25/2016	Food and Beverage Compositions Infused With Lipophilic Active Agents and Methods of Use Thereof
US 9,839,612 B2	12/12/2017
US 9,972,680 B2	5/15/2018
US 9,974,739 B2	5/22/2018
US 10,084,044 B2	9/25/2018
US 10,103,225 B2	10/16/2017
US 10,381,440	8/13/19
US 10,374,036	8/06/19
AUS 2015274698	6/15/2017
AUS 2017203054	8/30/2018
AUS 2018202562	8/30/2018
AUS 2018202583	8/30/2018
AUS 2018202584	1/10/2019
AUS 2018220067	7/30/19
AUS 2016367036	7/30/19	Methods for Formulating Orally Ingestible Compositions Comprising Lipophilic Active Agents
AUS 2016367037	8/15/19	Stable Ready-to-Drink Beverage Compositions Comprising Lipophilic Active Agents

The Company does not know and cannot know whether these strategies will be successful, or if successful, how long it will take to gain consumer acceptance and customer loyalty. It can be a challenge to be successful by introducing new consumer products utilizing our Technology to a competitive retail marketplace, and we can offer no assurances that our products will be a commercial success. To date, the Company has not realized significant revenues from its licensees or from the production of its TurboCBD or ChrgD+ products.

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International Patent Protection

Lexaria first began examining the Canadian-legal medical cannabis market in 2013, and subsequently entered R&D and the U.S. and Canadian marketplaces. Our pursuit and development of technology has expanded our potential area of impact, both geographically and by sector. Because of the applicability of our Technology to many market sectors, we have taken the necessary steps to protect that intellectual property within larger global markets in other unrelated sectors such as nicotine, vitamins, and pharmaceuticals.

Additional Molecules

Lexaria does not intend to create or produce consumer products in the following sectors: rather, its business plan is to encourage existing participants within these sectors to license and utilize Lexaria’s Technology to enable stronger performance of their products within these sectors.

NICOTINE. More than 99% of all nicotine that is consumed worldwide is delivered through smoking cigarettes. Approximately 6,000,000 deaths per year, worldwide, are attributed primarily to the delivery of nicotine through the act of smoking according to the Centers for Disease Control and Prevention, which also estimates that over $170 billion per year is spent just in the U.S. on direct medical care costs for adult smokers. 69% of U.S. adult smokers want to quit smoking and 43% of U.S. adult smokers have attempted to quit in any twelve-month period.

Worldwide, legal retail cigarette sales were worth US$814 billion in 2018 with illegal sales thought to represent another 11.2% of the global market (bat.com) with over 5.3 trillion cigarettes sold to more than 1 billion smokers.

NON-STEROIDAL ANTI-INFLAMMATORIES. NSAIDs are the second-largest category of pain management treatment options in the world and are used both for pain management and for treatment of inflammation. The anti-inflammatory therapeutic market is expected to generate $106.1 billion in 2020, globally (alliedmarketresearch.com). Incurable inflammatory autoimmune diseases included arthritis, asthma, and chronic obstructive pulmonary disease (COPD). The U.S. makes up over one-half of the global market. The opioids market (such as morphine) form the largest single pain management sector but are known to be associated with serious dependence and tolerance issues.

Some of the most commonly known NSAIDs are ASA (Aspirin), Ibuprofen (Advil, Motrin), and Acetaminophen (Tylenol - Acetaminophen is not accepted by all persons to be an NSAID). Although NSAIDs are generally a safe and effective treatment method for pain, they have been associated with a number of gastrointestinal problems including dyspepsia and gastric bleeding and certain adverse effects on human kidneys.

ANTIVIRALS. Viruses and bacteria cause the most common infectious diseases in the world today. Vaccines can offer protection against contracting viral and bacterial infections, whereas antiviral drugs and antibiotics respectively are required as treatments to combat disease if vaccination or other protective measures are inadequate or are not available. Early research findings have shown that some known antiviral drugs like remdesivir, interferon beta-1b, lopinavir, ritonavir and ribavirin among others, evaluated alone and in combination treatment regimens, may have utility against COVID-19 caused by infection with the novel coronavirus. Most of the antiviral drugs currently available are used to treat infections caused by HIV, herpes viruses, hepatitis B and C viruses, and influenza A and B viruses, and are therefore being repurposed to evaluate prospective utility against COVID-19. While a host of antiviral drugs exist or are under development today as treatments for COVID-19 and other infectious disease conditions, many of them are hindered by poor water solubility which, in turn, results in their poor absorption and uptake by the body if taken orally frequently limiting their overall therapeutic effectiveness. To attempt to overcome this, oral antiviral medications often have to be given at high doses which can result in a variety of unwanted side effects including diarrhea, headache, nausea, vomiting, stomach upset, drowsiness, dizziness, vision changes, difficulty breathing and other bodily dysfunctions. Alternatively, in some cases it is necessary to administer antiviral medications by way of needle injection for easier access to the bloodstream circumventing the gastrointestinal absorption limitations as is the case with for instance, remdesivir, as mentioned above. However, injectable administration requires involvement of a medical practitioner which may not be easily accessible for the masses, usually increases cost of a medicine and often means that the product format isn’t as stable or requires special storage and handling considerations relative to oral medications.

VITAMINS. The global vitamin and supplement market is worth $68 billion according to Euromonitor. The category is both broad and deep, comprised of many popular and some lesser known substances. Vitamins in general are thought to be an $8.5 billion annual market in the U.S. The U.S. is the largest single national market in the world, and China and Japan are the 2nd and 3rd largest vitamin markets.

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Vitamin E is fat soluble and can be incorporated into cell membranes which can protect them from oxidative damage. Global consumption of natural source vitamin E was 10,900 metric tons in 2013 worth $611.9 million.

On August 11, 2015, Lexaria signed a license agreement with PoViva Tea LLC for $10,000, granting Lexaria a 35-year non-exclusive worldwide license to unencumbered use of PoViva Tea LLC’s IP Rights, including rights of resale. This license agreement ensures Lexaria has full access to the underlying infusion technology. On January 14, 2019 this agreement was updated whereby Poviva Corp. granted Lexaria an exclusive license to the DehydraTECH technologies lasting the later of 25 years of the expiration date of the last of Poviva Corp.’s granted patents.

Scientific testing and validation

On August 24, 2015, the Company announced achievements in enhanced gastro-intestinal absorption of CBD utilizing Lexaria’s Technology. The third-party testing was conducted in two phases of in vitro tests beginning in June and completed in August 2015.

The independent laboratory results delivered average CBD permeability of 499% of baseline permeability, compared to CBD permeability without Lexaria’s Technology, exceeding Company expectations. This was assessed in a strictly controlled, in vitro experiment using a human intestinal tissue model.

The tests also showed 325% of baseline gastro-intestinal permeability of CBD comparing Lexaria’s CBD-fortified ViPova black tea to a second control of CBD and black tea combined, without Lexaria’s patented formulation enhancements. This confirmed that the specialized processing undertaken by Lexaria during its manufacturing process together with its formulation enhancements, does indeed significantly improve absorption levels.

The bioavailability of CBD (or of THC) varies greatly by delivery method. Smoking typically delivers cannabinoids at an average bioavailability rate of 30% (Huestis (2007) Chem. Biodiverse. 4:1770–1804; McGilveray (2005) Pain Res. Manag. 10 Suppl. A:15A – 22A). By comparison, orally consumed cannabis edibles typically deliver cannabinoids at an average bioavailability rate of only 5% (Karschner et al. (2011) Clin. Chem. 57:66–75).

The Company’s findings suggested that its Technology may achieve a 5-fold improvement in cannabinoid absorption in edible form over that which can be achieved without its proprietary process and formulation enhancements. This conceptually supports that Lexaria’s Technology represents a significant breakthrough in cannabinoid delivery by approximating the high absorption levels achieved as though through administration by smoking, but without the associated negative effects on human health caused by smoking.

The tests were completed in two phases culminating with testing using simulated intestinal fluid conditions that delivered these findings. These results were stronger than earlier iterations of the tests that did not use a simulated intestinal fluid environment and contributed to Lexaria’s understanding of the mechanisms at work. Lexaria’s Technology could significantly reduce individual serving requirements for CBD to consumers. This could lead to reduced costs of consumption for consumers.

Lexaria believes that the its Technology used to enhance the absorption of CBD in the recent laboratory tests, is applicable to THC, nicotine, NSAIDs and other lipophilic compounds that are widely used today.

During January 2015, Lexaria conducted a study of nitric oxide levels in humans, as a biomarker for absorption of CBD, with the expectation that it would provide additional evidence of the efficient absorption of CBD from Technology-enhanced oral products enhanced with hemp oil, by demonstrating the elevation of nitric oxide in the human body in response to oral ingestion.

The study data from human subjects demonstrated significant elevation of systemic nitric oxide levels as a surrogate biomarker for CBD bio absorption in response to ingestion of Lexaria’s oral delivery. This provided clinical support for the CBD bioavailability enhancing properties of Lexaria’s patented Technology, on the premise that bioavailable CBD is known to elevate levels of the endocannabinoid anandamide in the human body which, in turn, stimulates release of nitric oxide in the vascular system.

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Consuming the Technology-enhanced oral products resulted in elevated levels of nitric oxide within the body. The results of the study indicated that all of Technology-enhanced oral products elicited significant increases in salivary nitric oxide, achieving levels from 110 µM to as high as 220 µM in the test subjects. The liquid oral products generally had faster initial responses in as little as 15 minutes after product ingestion, whereas the initial responses from the solid oral products required 30 minutes. The faster response time with the liquid oral products was to be expected, given the relative ease of digesting liquids versus solids. All products sustained their maximum levels of nitric oxide detection through to the 60-minute end-points used in the study, indicating a need for additional study to determine the length of time that nitric oxide levels remain elevated following production consumption.

Six healthy human subjects (3 male and 3 female) between the ages of 22 and 65 years of age were recruited for the small pilot study. Subjects were screened for cardiovascular and allergic response to hemp products, were non-smokers and did not have any history of substance or alcohol abuse. One product was studied per day across all six subjects, with each subject consuming a full product serving size. Subjects were required to refrain from eating food or using vape products for at least 12 hours before test article administration on each day of the study. Nitric oxide levels in the test subjects were assessed using a commercially available, colorimetric test kit designed to quantify systemic nitric oxide via a detectable salivary marker. Immediately before test article administration each day, all subjects were required to demonstrate a negative baseline nitric oxide saliva test. Subjects were considered to have a negative test strip reading at a level of 20 µM according to the test strip scale, and positive readings anywhere above this. Subjects performed salivary nitric oxide testing at 15, 30, 45 and 60 minutes’ post-consumption of each product. All subjects remained sedentary from baseline through to the completion of testing for each product.

In August of 2018 we released results from our TurboCBD capsules in a randomized, placebo-controlled, double-blind European human clinical study that evaluated TurboCBD - a proprietary, DehydraTECH powered, CBD fortified hemp oil capsule developed by Lexaria. The degree and speed of CBD absorption into blood plasma and potential cardiovascular and cognitive performance enhancement in 12 healthy male volunteers were studied.

Key metabolic and hemodynamic performance findings linked to bioavailability enhancements were revealed in the study as released in February 2019, which compared a 90 mg dose of Lexaria’s TurboCBD to a 90 mg dose without Lexaria’s DehydraTECH™ technology (the “positive control”) as well as a placebo, as follows:

•

Analysis of mean arterial blood pressure (MAP) at peak blood levels of CBD achieved with Lexaria’s TurboCBD demonstrated a significant reduction in MAP compared to placebo (95% CI; p=0.027). This finding was not observed with the dose-matched positive control formulation for which there was no significant decrease in MAP compared to placebo (95% CI; p=0.625);

•

Cerebral perfusion was also analysed by an index of conductance in the middle cerebral artery (MCA). The findings revealed that Lexaria’s TurboCBD caused the greatest increase in MCA conductance relative to both the positive control formulation and placebo (95% CI; p=0.017 and P=0.002 respectively);

Finally, over the six-hour study, analysis of the total area under the curve (AUC) demonstrated that Lexaria’s TurboCBD resulted in a notable trend for higher levels of CBD in the bloodstream overall than the positive control formulation with total AUC of 10,865 ± 6,322 observed with Lexaria’s formulation compared to 7,115 ± 2,978 observed with the positive control (95% CI; p=0.096). Furthermore, when normalized to body mass, the AUC at the peak CBD concentration was markedly and significantly (95% CI; p=0.02) higher with the TurboCBD 90 mg dose compared to the 90 mg dose positive control formulation.

These results corroborate and confirm other in vitro and in vivo studies that have evaluated Lexaria’s Technology. Although this study evaluated absorption only of CBD and its metabolites, Lexaria believes nearly identical bioavailability enhancement results would be achieved with other cannabinoids.

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During March of 2019 we also launched an in vivo research program to test Lexaria designed nanotech enhancements comprised of eleven separate animal studies and released initial results during May 2019 demonstrating measurable quantities of cannabidiol into blood in as little as 2 minutes. In each arm of the animal studies, 10 male Sprague-Dawley rats were administered CBD at 25mg per kg of bodyweight. Delivery of CBD into the bloodstream was monitored over a 60-minute duration. In the first animal study results it announced, Lexaria compared its standard DehydraTECH formulation that combined cannabinoids with long-chain fatty acids (“LCFA”) using Lexaria’s patented dehydration processing technique to a concentration-matched formulation utilizing coconut oil which is a commonly used MCT oil in the cannabis edibles industry, with the following key findings:

•	At 2 minutes DehydraTECH’s LCFA formulation delivered measurable CBD in blood, compared to no measurable CBD in blood until 6 minutes and onwards for the MCT oil formulation.

•

At 15 minutes DehydraTECH’s LCFA formulation achieved a CBD blood concentration level that was 475% more than the MCT oil formulation; and, the DehydraTECH LCFA formulation CBD blood levels reached at 15 minutes were greater than the CBD blood levels reached by the MCT oil formulation at any time point during the 60-minute evaluation.

•	At 60 minutes DehydraTECH’s LCFA formulation achieved a CBD blood concentration level of 319% more than the MCT oil formulation.

•

Over the entire 60-minute study, the animals that received the standard DehydraTECH LCFA formulation achieved an average maximum CBD blood concentration level that was 334% more than the average maximum blood concentration level of the animals that received the MCT oil formulation (p<0.0021).

•	Over the entire 60-minute study, the area under the curve (AUC) (total quantity of CBD delivered) for the Lexaria DehydraTECH LCFA formulation was 389% more than the MCT oil formulation (p<0.0011).

Lexaria also tested for brain tissue concentrations to quantify 8-hour CBD delivery from the DehydraTECH-enabled LCFA formulation compared to the MCT oil formulation and DehydraTECH’s LCFA formulation outperformed the MCT oil formulation by 246%.

The Company released additional results from its March 2019 research program wherein animal testing proved that combining Lexaria’s DehydraTECH delivery technology with generic nanotech techniques delivered 1,137% more CBD into animal brain tissue following oral ingestion than certain existing industry formulations. Lexaria combined its DehydraTECH delivery technology with a standard form of nanotechnology and analyzed subsequent delivery into brain tissue following oral ingestion. Delivery of CBD into the brain was reported 8 hours after dosing, as follows:

•

The Lexaria DehydraTECH LCFA formulation without nanotech achieved an average brain tissue accumulation level that was 246% higher than the average for those animals that received the MCT oil formulation (p=0.0013).

•

The Lexaria DehydraTECH LCFA formulation with nanotech achieved an average brain tissue accumulation level that was 1,137% higher than the average for those animals that received the MCT oil formulation (p=0.0178).

Further results demonstrated that Enhanced DehydraTECH led to 811% more CBD delivery into blood than generic industry MCT coconut-oil formulations (p=0.00008); and 110% more CBD into blood than DehydraTECH in its traditional format (p=0.02).

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•

Enhanced DehydraTECH delivered roughly twice as much CBD to animal blood at all measured time points in the study from the 15-minute mark onwards, compared to traditional DehydraTECH; and during the same time points from 717% to 1098% more CBD than the generic industry MCT coconut oil formulations.

•	Enhanced DehydraTECH delivered more CBD to blood in just 12 minutes than the MCT coconut-oil formulation was able to achieve at any point during the 1-hour test duration.

•

Enhanced DehydraTECH is even faster acting, reaching a maximum blood concentration level (“tmax”) in just 45 minutes compared to traditional DehydraTECH at 50 minutes and the MCT coconut oil formulation at 57 minutes.

•

Enhanced DehydraTECH delivered an astonishing 1,937% more CBD into animal brain tissue after 8 hours compared to generic industry MCT coconut oil formulations; and 487% more than traditional DehydraTECH.

Both traditional DehydraTECH and Enhanced DehydraTECH delivered maximum blood concentration levels prior to the 60-minute end-of-test, with levels tapering off thereafter. The Technology therefore demonstrates both fast onset and fast offset as tested which is of interest for dose titration purposes when repeated dosing is desired.

We have also completed our first study evaluating DehydraTECH used in a topical cream formulation for absorption of CBD through human skin. Results proved significant increases in both speed and quantity of CBD absorption through skin when compared to control formulations. The absorption study was performed on human skin at a California-based laboratory that specializes in Franz diffusion cell skin permeability testing. Lexaria’s Technology was used together with a sophisticated oil-in-water emulsion formulation design and compared to a series of matching oil-in-water emulsion formulations prepared with the same CBD inputs, with and without the Technology and with and without two leading skin penetration enhancers currently used in the skin products industry. Several factors were measured, including the time required to detect CBD skin penetration and quantity, and peak amounts of CBD absorbed into and through the skin, at multiple testing intervals over a 48-hour duration.

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Lexaria’s DehydraTECH-enabled topical formulation, absent either of the commercial penetration enhancers, was the fastest acting for absorption into the epidermis, dermis or through the skin into the systemic fraction representing permeation into the underlying circulatory system. Lexaria’s DehydraTECH-enabled product also had no odour even without the use of perfumes, contrary to other cannabinoid industry products that can be quite strongly odoriferous without the use of masking perfumes.

Furthermore, Lexaria’s DehydraTECH-enabled topical formulation without the addition of either of the commercial penetration enhancers, demonstrated the highest overall average quantity of CBD delivered through the skin and into the representative systemic fraction of all the formulations tested, with as much as a 225% increase in CBD permeability when compared to the highest performing commercial penetration enhancer formulation assessed and almost a 1,900% increase in CBD permeability when compared to a control formulation that was devoid of both the Technology or any commercial penetration enhancers. The commercial skin penetration enhancers only demonstrated performance that was on par or superior to the DehydraTECH-enabled formulations tested in so far as total CBD absorption into the shallow epidermis or dermis was concerned.

We have also completed our first ingestible nicotine in vivo (animal) absorption study. Lexaria is pursuing the use of its patented Technology as a possible new nicotine delivery method, an edible dose absorbed through the gastrointestinal tract, with potential both as a nicotine replacement therapy as well as an alternative product format for regular tobacco users.

DehydraTECH delivered the following major nicotine absorption performance improvements: 1,160% faster delivery of equivalent peak quantities of nicotine to the bloodstream than achieved with controls (within 15 min vs. 2.9 hours), 148% gain in the quantity of peak nicotine delivery to the bloodstream relative to controls, 560% higher brain levels of nicotine where nicotine effects are focused, compared to controls, Lower urine levels of nicotine excreted than controls, for enhanced nicotine activity and bioavailability over the course of the study, lower quantities of key liver metabolites in the bloodstream than controls as hypothesized, suggesting bypass of first pass liver metabolism.

The study was designed to principally assess the relative ingestible nicotine absorption performance of DehydraTECH-powered formulations compared to concentration-matched control formulations that lacked any form of delivery enabling technology in rats. Nicotine was administered in a nicotine polacrilex derivative format as is widely commercialized today in nicotine replacement therapy products such as chewing gums. Twelve male rats were divided into four groups of three, such that DehydraTECH and control formulations were each tested at a 1 mg/Kg and 10 mg/Kg dosage level. Formulations were administered orally and all rats were cannulated for blood collection at multiple intervals over an 8 hour duration post-dosing with the first data collection at the 15-minute mark. Urine and feces were also collected for up to a 24-hour duration post-dosing, and essential organ tissue samples were also collected for examination after the study. All samples were subjected to analytical testing in order to quantify the levels of nicotine therein, as well as the levels of three major liver metabolites thereof, hydroxycotinine, nicotine N’-oxide and cotinine, in order to assess the relative metabolite levels absorbed by the different formulations. Lexaria’s hypothesis was tested to prove that its Technology would influence more rapid and complete intestinal bio absorption of nicotine lymphatically with less metabolic degradation by the liver. All animals were also assessed for general tolerability of the administered formulations. The study was conducted at the same independent laboratory in Philadelphia where the Company completed its initial CBD absorption study in 2015.

The Lexaria formulations generally achieved faster absorption, higher peak absorption and higher overall quantities of nicotine, on average, in the blood than the concentration-matched control formulations at both the 1mg and 10 mg/Kg doses tested. Furthermore, as previously reported, there were no obvious signs of gastrointestinal distress such as vomiting or diarrhea indicating that the animals appeared to tolerate the treatment well.

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Nicotine blood levels were evaluated multiple times over a period of 8 hours after dosing. In the 10mg/Kg dosing arm, the control formulation required nearly 3 hours to reach similar levels of blood absorption that the Lexaria formulation reached in only 15 minutes. Furthermore, the Lexaria formulation went on thereafter to demonstrate peak plasma levels that were 148% of those achieved by the control formulation. If replicated in human studies, these findings are suggestive that Lexaria’s Technology could prove more effective in elevating blood nicotine levels through edible formats much more quickly and substantially than previously theorized, potentially making ingestible nicotine preparations a viable alternative to today’s available product formats while also leading to a more rapid nicotine craving satiation.

Analysis of the liver metabolites revealed, as expected, that overall levels in the blood of two of the three metabolites studied were higher in the control group than in the Lexaria formulation group at the 10 mg/Kg dose. This result was especially pronounced in the 45-minute to 2-hour time interval post-dosing which is consistent with the expected timing of release of metabolites in higher quantity into the bloodstream by the liver following normal physiological processing of ingested nicotine with the control preparation, compared to the Technology that is believed to elude first pass liver metabolism. The Lexaria formulation also demonstrated lower quantities of nicotine in the rat urine at both doses, which is consistent with the fact that the levels of nicotine in the rat blood remained higher over the duration of the study with the Lexaria formulation than with the control. The study also revealed that the Lexaria formulation at the 10 mg/Kg level achieved up to 5.6-times as much nicotine upon analysis of the rat brain tissue than was recovered with the matching control formulation. These findings together perhaps suggest prolongation of nicotine effectiveness with the Lexaria formulation which may also be beneficial in humans to control cravings over an extended time-period from a single edible nicotine dose.

In our follow-up third-party in vivo statistically significant study, including two groups of 20 animals, further defining delivery of nicotine in edible form at each of the 2, 4, 6, 8 and 10-minute intervals post-dosing, with 90.2% greater delivery than the concentration-matched control formulation by the 10-minute mark (95% CI; p=0.044), and significantly greater absorption levels than the control formulation at all subsequent time points in the study. Speed of onset is a key attribute for oral drug administration, and it is of particular importance for the consideration of non-inhalation nicotine delivery formats.

Key highlights of the follow-up study were as follows:

•	Peak Level: 79% improvement in peak blood levels (maximum concentration or “Cmax”) at 394 ng/mL using Lexaria’s Technology vs. 220 ng/mL with the control (95% CI; p=0.0257);

•

Total Quantity: 94% improvement in total quantity of nicotine delivered (area under the curve or “AUC”) to the blood during the 60-minute course of the study, at 266 hr•ng/mL versus 137 hr•ng/mL (95% CI; p=0.0086);

•

Rapidity: Lexaria’s Technology delivered nicotine into the blood stream by the first time interval of blood sampling at the 2-minute mark. On average, Lexaria’s Technology delivered 203 ng/mL to the blood in aggregate of the 2, 4, 6, 8, 10, 12 and 15-minute time points, compared to only 120 ng/mL in aggregate over the same period by the control, an improvement of 70% (95% CI; p=0.0004).

In addition to the above described scientific testing and validation studies, Lexaria has also conducted various cannabinoid formulation experiments, together with potential DehydraTECH licensee partners, on chocolates, candies, gummies, mouth-melts, chocolate bars, protein bars, beverages such as beer, spices, tea, coffee, supplements and more over the past several years. Beverage formulations have produced cannabinoid water-based products including de-alcoholized beer that mask unwanted cannabis flavor and are fast acting. Chocolate formulations were reported as being the fastest acting, most consistent, and best-tasting products relative to comparator control formulations in approximately 70% of cases in a recent 2017 consumer study. As well, on March 22, 2016, Lexaria announced results from another chocolate formulation consumer study in which test subjects ranked those chocolates that had been created with Lexaria’s Technology as the best tasting, most palatable and providing the best overall experience of the chocolates sampled. Furthermore, the test subjects in that study indicated a time of onset of the cannabis oil effects in as little as 15-20 minutes on average. The study included 12 volunteers who were all regular cannabis consumers with experience ingesting conventional edibles. All chocolates used in the study were blinded (unmarked) in order that the subjects could not discern the product formulations applied.

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During March of 2020, we also announced that we were commencing a program to study the prospective benefits of Lexaria’s DehydraTECH drug delivery platform for enhancing delivery and effectiveness of certain antiviral drugs in the fight against coronavirus disease COVID-19. As an initial step, the Company announced that it intends to conduct a pilot human pharmacokinetic exploratory study in healthy volunteers of three antiviral drugs that have previously been studied against other coronavirus strains, comparing DehydraTECH formulations to controls without Lexaria’s Technology. It intends to conduct the study at a leading Canadian University where a study design and plan have been submitted for ethics board approval. Pending the successful execution and outcome of this study, additional research may include expanded pharmacokinetic and pharmacodynamic screening, including studies in appropriate coronavirus animal models for efficacy evaluation. If Lexaria’s Technology is proven to increase delivery effectiveness of antiviral drugs, the Company intends to make its Technology available to researchers throughout the world looking to maximize the effectiveness of their own drug investigations.

Technology out-licensing

On May 14, 2016, the Company entered into a Licensing Agreement with Nuka Enterprises, LLC (“Nuka”) for a two-year period, to utilize the Company’s Technology to create, test, manufacture, and sell marijuana-infused consumable and/or topical products, in the state of Colorado, with an option of extending the terms of the Licensing Agreement to Washington, Oregon, and California. On April 30, 2018, the Company announced a new 10-year renewal licensing agreement with Nuka, maker of 1906 brand cannabis chocolates and other edible products. The new agreement provides Nuka with semi-exclusive ability to utilize the Technology across the U.S. Nuka also acquired an option to expand its products and brand to Canada, including using Lexaria’s existing chocolate and confections contract manufacturer licensee Cannfections Group Inc. The agreement incorporates new rights in product categories in addition to the original chocolate formats, which include candies, beverages, capsules and pills, and topical creams. On May 21, 2019, we announced a major expansion in operations by Nuka over the next two years into Illinois, Ohio, Massachusetts, Michigan and other states. The comprehensive semi-exclusive agreement provides Nuka and 1906 with competitive technological advantages until 2028. A second license provides Nuka and 1906 with the immediate ability to utilize the Technology for CBD across the U.S. marketplace.

On January 25, 2018, the Company announced it entered a definitive technology licensing agreement with a 7-year term with Cannfections Group Inc. whereby Lexaria is providing its patented Technology to empower next-generation performance in cannabis infused chocolates and candies to be developed and sold in Canada and internationally. This license is not currently generating operational revenue

On February 26, 2018 the Company announced it entered an agreement with NeutriSci International Inc. whereby Lexaria granted an Intellectual Property License and Supply Agreement for the manufacturing and sale of CBD-based products. This agreement has been terminated effective March 15, 2019.

On February 27, 2018 the Company announced it entered a definitive technology licensing agreement with Los Angeles-based, privately-held Biolog, Inc. (“Biolog”) for a 5-year term whereby Lexaria provided its patented Technology to empower a unique set of next-generation food and beverage cannabis infusion products to be sold in the United States. On June 10, 2019 the Company terminated its license with Biolog.

On April 25, 2018, the Company announced that it entered a definitive technology licensing agreement with GP Holdings LLC, (“GP”) whereby Lexaria provided its patented Technology for cannabis infused beverages and topical skin products in California. GP acquired a 5-year semi-exclusive right. Subsequent to year end, on September 28, 2018, the Company cancelled the contract due to ongoing delays and non-performance.

On July 31, 2018, the Company and Hill Street Beverage Company Inc., (TSXV:BEER; “Hill Street”) jointly announced that they signed a Definitive Agreement to license Lexaria’s DehydraTECH, on a semi-exclusive basis, for a term of five (5) years, to produce a line of cannabis-infused alcohol-free beverages for Canadian distribution, following regulatory approval. This license is not currently generating operational revenue.

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On January 15, 2019, the Company announced that its wholly-owned subsidiary Lexaria Nicotine and Altria Ventures Inc., an indirect wholly owned subsidiary of Altria Group, Inc. (“Altria”), executed definitive agreements to pursue innovation in oral, reduced risk nicotine consumer products using Lexaria’s patented Technology. Altria was granted a license to use Lexaria’s Technology for oral nicotine delivery forms on an exclusive basis in the United States and a non-exclusive basis elsewhere globally. Altria will pay Lexaria Nicotine a royalty on revenue generated from the sale of nicotine products containing DehydraTECH, until such time it may acquire 100% ownership in Lexaria Nicotine. There is no requirement that Altria must acquire 100% ownership in Lexaria Nicotine. Altria is obligated to continue investing into Lexaria Nicotine in order to retain the exclusivity provisions within their license for the U.S region and it is not known if Altria will continue to make the investment payments; if they do not make the payments, their license for the U.S. region reverts back to non-exclusive.

On May 7, 2019, the Company announced that it entered a definitive 5-year agreement, via its subsidiary Lexaria Hemp Corp., to provide Lexaria’s patented Technology to a private Nevada-based company for its utilization in certain CBD-based beverages to be produced and sold across the U.S. that may include any combination of ready-to-drink beverages such as non-alcoholic beers, wines and spirits; cold or hot coffee or teas, sports drinks and more.

On May 21, 2019, the Company announced a major expansion in operations by Nuka and its 1906 brand of edibles over the next two years into Illinois, Ohio, Massachusetts, Michigan and other states. The comprehensive semi-exclusive agreement provides Nuka and 1906 with competitive technological advantages until 2028. A second license provides Nuka and 1906 with the immediate ability to utilize the Technology for CBD across the U.S. marketplace.

On July 10, 2019, the Company announced that it entered a definitive 5-year agreement, via its subsidiary Lexaria Hemp Corp., to provide Lexaria’s Technology to Nic’s Beverages Ltd for use in CBD-based beverages to be produced and sold throughout the United States.

On July 11, 2019, the Company announced that it entered a definitive 5-year agreement, via its subsidiary Lexaria Hemp Corp., to provide Lexaria’s Technology to Universal Hemp LLC, a B2B manufacturing company of hemp-derived bulk ingredients to the nutraceutical and consumer packaged goods industries to be produced and sold across the U.S. immediately, and in Canada when regulations permit. Agreed to minimum payments over the life of the 5-year agreement are $3,750,000. On March 4, 2020, this license was revised to remove exclusivity provisions that Universal Hemp previously enjoyed, and reduce the minimum fees payable over the term of the license to $132,500.

On July 24, 2019, the Company announced that it entered a 10-year Joint Manufacturing Partnership (JMP) with Hill Street to produce commercial products including processed THC cannabis and/or CBD hemp powder including among other categories; tablets, capsules, or packets for sale in Canada and for export where permitted. The JMP will also produce similar powders as a bulk ingredient for manufacturing processes for sale to other licensed producers seeking to use DehydraTECH to create their own products for sale within Canada. Profits from this business unit will be shared equally between Hill Street and Lexaria. In addition to the JMP, Hill Street acquired two global semi-exclusive licenses (with minor exceptions) to utilize Lexaria’s DehydraTECH THC beverage infusion technology around the world, valid for 10 years. Under the terms of the agreement, Hill Street will pay an annual licensing fee of $15,000 and up to $1,800,000 to Lexaria by issuing $800,000 in common shares of Hill Street to Lexaria initially with up to an additional $500,000 in shares of Hill Street when they enter each of the first two international markets subject to TSXV and CSE approval, as applicable. Pursuant to the terms of the JMP agreements, Lexaria will issue an aggregate of $250,000 in restricted common shares to Hill Street. Closing of the Hill Street / Lexaria agreements is subject to normal regulatory approvals and the closing of the Hill Street / OneLeaf transaction announced by Hill Street. Subsequent to August 31, 2019, Hill Street has been unable to close its transaction with OneLeaf and is currently searching for an alternate location from which to base the Hill Street / Lexaria agreements, thus it is likely that this transaction will not close as expected and discussions with Hill Street are ongoing.

The continuation of our business interests in these sectors is dependent upon obtaining further financing, a successful program of development, and, ultimately, achieving a profitable level of operations. The issuance of additional equity securities by us could result in a significant dilution in the equity interests of our current stockholders. Obtaining commercial loans, assuming those loans would be available, will increase our liabilities and future cash commitments.

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We are not yet profitable and have not yet demonstrated our ability to generate significant revenues from our business plan. We will require additional corporate funds if our existing capital is not sufficient to support the Company until potential future profitability is reached. There are no assurances that we will be able to obtain further funds required for our long-term operations. We expect to require additional operating capital during our fiscal 2020 year. There can be no assurance that additional financing will be available to us when needed or, if available, that it can be obtained on commercially reasonable terms. If we are not able to obtain the additional financing on a timely basis, we will be unable to conduct our operations as planned, and we will not be able to meet our other longer-term obligations as they become due. In such event, we could be forced to scale down or perhaps even cease our operations. There is uncertainty as to whether we can obtain additional long-term financing if we do in fact require it.

Our business plan anticipates that we will hire two to four additional staff during fiscal 2020 to enhance operations in our new office and licenced laboratory space. However, the effects of the COVID-19 pandemic call into question our ability to hire additional staff. We expect to be able to utilize contracted third-parties for our production and distribution needs, instead focusing our capital on higher value-added aspects of the business such as research and development, and scientific testing. We have no current plans to build our own production facility.

Our company relies on the business experience of our existing management, on the technical abilities of consulting experts, and on the technical and operational abilities of its operating partner companies to evaluate business opportunities.

Competition

Competition in alternative health sectors and in consumer products in the U.S. is fierce. We expect to encounter competitive threats from existing participants in the sector and new entrants. Although PoViva Corp. has filed patent applications to protect intellectual property, there is no assurance that patents beyond those already issued will be granted nor that other firms may not file superior patents pending. Food supplements, organic foods, and health food markets are all well established and the Company and/or its licensees will face many challenges trying to enter these markets. Lexaria is also aware of various competing technologies that exist in the marketplace that claim to also enhance the bio absorption of cannabinoids as Lexaria has demonstrated through repeated in vitro and in vivo scientific testing with its patented Technology. By and large, these technologies are mostly forms of nanotechnology that generally claim to enable the formation of microencapsulated microemulsions of cannabinoid active ingredients. These technologies can enable exceptional water solubility of cannabinoid ingredients and can impart improved intestinal bio absorption as a result.

Competition in nicotine, alternative nicotine delivery and nicotine cessation sectors in the U.S. is comprised of long-established entities, brands, and new technologies competing to create less harmful options. The sectors are complicated by the significant historical empirical data of older products or technologies versus the more limited published supporting data regarding the effects of new products or technologies. Due to the size of the sectors we expect to encounter competitive threats from existing participants and unknown new entrants. There is no assurance that other technologies already deployed, or in development, will not form the basis of product formats that competitors or consumers choose to utilize. It is also possible that historic delivery methods that have been in use and the familiarity with them may prevent adoption of products utilizing our Technology in alternative delivery formats. Competing technologies or products may utilize known delivery formats or entirely new and unforecastable formats. Lexaria has demonstrated through scientific testing with its patented Technology that it delivers nicotine rapidly and effectively through oral delivery. We believe that if we can educate and influence consumers to adopt a food grade edible product format, and if US regulatory bodies authorize such formats, we may be able to offer a competitively successful new product format that utilizes our Technology.

The legal marijuana industry is comprised of several sub-sectors and is legal under different guidelines in many states though it remains illegal under most federal laws. Notwithstanding, the overall sector is generally recognized to be one of the fastest growing in the U.S., with state-legal revenue of over $8 billion in 2016. Independent projections and publicized reports expect revenue of $30 billion or more in 2025, both as the sector gains in credibility and acceptance, and as more and more states legalize either medical use or adult recreational use; or both. In June of 2019 there were eleven states and one district that had legalized medical and recreational use, and more than twenty-two other states that had legalized medical use. In any fast-growing industry, competition is expected to be both strong and also difficult to evaluate as to the most effective competitive threats. While we are an early adopter providing to the cannabinoid sector, there are already reports of more than 300 public companies that have claimed to be involved in the sector in some fashion; and an unknown number of private companies. Our current strategies may prove to be ineffective as the sector grows and matures, and if so, we will have to adapt quickly to changing sectoral circumstances. Accordingly, the Company intends to aggressively pursue technology out-licensing opportunities not only within the cannabinoids sector where it is already active, but also across other sectors where its Technology is patent allowed and/or pending, including the opportunities in the vitamin and supplements sector, the pain relief sector and the nicotine products sector.

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However, it is Lexaria’s belief that its patented Technology offers a host of benefits beyond what competing technologies can offer, including superior oral palatability, a more appealing and all-natural ingredient compositional profile from a oral product and beverage formulation perspective, more predictable time of delivery into bloodstream, and superior scalability and cost effectiveness from a manufacturing perspective. Lexaria believes that its Technology is, therefore, significantly distinguished from competing technologies in these respects, with a view to growing the breadth and number of licensees that will adopt its Technology for their product offerings going forward. Lexaria believes that these competitive advantages together with its wealth of scientific data showing noteworthy bio absorption enhancements with its Technology constitute a compelling value proposition for its prospective licensees, and it intends to continue to pursue license arrangements not only within the cannabinoids edibles sector where it is already active, but also in the various other bioactive ingredient sectors identified in its issued and pending patent applications.

Compliance with Government Regulation

Thirty-nine states in the U.S. have passed some form of legislation related to that state’s permission to grow, cultivate, sell or use marijuana and/or CBD either for medical purposes or for recreational or “adult use” purposes; or both (disa.com). The various state legislation is not necessarily harmonious with one another. It is most often not legal to transport cannabis-related products across state lines.

Lexaria does not “touch the plant” or manufacture, process, handle or sell cannabis in any location within the U.S.. Lexaria does conduct research and development on cannabis ingredients legally in Canada, in a federally licensed laboratory in compliance with all federal and local Canadian laws. We comply with US federal law that provides for certain exemptions for agricultural hemp and certain by-products to be manufactured and sold in the U.S. The Technology may have applications within the legal marijuana sector and we may seek to license the Technology to companies that have met and comply with state regulations for the sale or distribution of cannabis related products in any particular jurisdiction.

Lexaria’s position is that, just as a telephone company provides communications services, and an electric company provides electrical power, our provision of technological services to a state-legal cannabis company is in compliance with laws and required regulations.

Lexaria’s patented Technology also has applications in completely separate sectors such as vitamins, NSAIDs, and nicotine. We have no products nor operations in any of these sectors today, although we have commenced formulation development for research and validation purposes in each of these areas. We have a formal relationship with the largest cigarette company in the U.S. and have conducted R&D with that company related to the possible development of nicotine oral products. We do not know whether than cigarette company will utilize our Technology within any oral nicotine product category; but our Technology is not applicable to cigarettes. If we enter any of these sectors at any time, we will be exposed to and of necessity will have to comply with, all local, state and federal regulations in each of those sectors. As a result of the possibility of Lexaria being involved in a number of disparate business sectors, compliance with government regulations could require significant resources and expertise from our company.

The U.S. Farm Bill, passed in December 2018, may have significant impacts on industry segments that we operate and have products in and potentially change some of the regulatory compliance risks that may affect our business. The bill includes lifting restrictions on advertising, marketing, banking and other financial services as well as allowing interstate commerce for hemp and hemp-derived CBD, removing barriers for intellectual property protections under federal law such as patents and trademarks, as well as several other measures that may positively impact these industry segments overall. The impact the Bill may have on other regulatory bodies and their regulations will require ongoing monitoring to determine the outcome and timing of any revisions.

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Table of Content

Enertopia Joint Venture

On May 28, 2014, our Company entered into a joint venture agreement with Enertopia Corp. for a prospective medical marijuana business under the Canadian Marijuana for Medical Purposes Regulations (“MMPR”) for a 49% net ownership interest in the business (Enertopia 51%) utilizing an identified location in Burlington, Ontario (the “Burlington Joint Venture”).

On June 26, 2015, we entered into a definitive agreement with Enertopia Corp. and Shaxon Enterprises Ltd. to sell our 49% interest in the Burlington Joint Venture and the MMPR application number 10MMPR0610. Pursuant to the sale terms of the agreement, we received a non-refundable $4,900 deposit and are entitled to receive up to $735,000 in milestone payments upon the Burlington facility becoming licensed under the MMPR. Notwithstanding the foregoing, the Company does not expect the grant of a production license for the Burlington facility.

Marijuana Production in the United States

In the United States it is still illegal under federal law to grow, cultivate and sell medical or adult use marijuana. However approximately thirty-two states have approved medical marijuana for use and at least ten states have approved adult use regulations. The United States Federal government justice department has released memos that will respect the individual states where strict guidelines are followed and enforced so that the health, safety and security are protected at all times by state authorities but there is no assurance that federal laws will not at any time be more vigorously enforced. If the individual state framework fails to protect the public the Federal government will act in enforcing the controlled substances act of 1970 and the DEA will enforce the federal law.

As at the date of this document, our company has not entered into any prospective or definitive arrangements to produce or distribute marijuana products in the United States and has no intention of engaging in such marijuana related activities. However, our company continually reviews opportunities and monitors legal and regulatory developments related the medical marijuana sector in both Canada and the United States. We may re-evaluate our participation in the United States medical marijuana sector in the event that medical marijuana production becomes federally sanctioned and, in the meantime, we plan to limit our foray into the marijuana industry to ancillary involvement based on out-licensing of our Technology to state licensed producers.

DESCRIPTION OF PROPERTY

Our principal executive offices are located at #100 – 740 McCurdy Road, Kelowna, British Columbia V1X 2P7. This location is used for our corporate office and R&D lab. Our lease at this location is until November 15, 2023 with an option to extend an additional five years. Base rent is CDN$12.56 per square foot until November 14, 2019, CDN$12.86 per square foot until November 14, 2021 and CDN$13.21 per square foot until November 14, 2023 plus common area maintenance and taxes. We also have storage space at 2226 W Northern Ave STE C140 Phoenix Arizona 85021 at the rate of $17.75 per square foot renewing annually on July 13 at the same rate.

LEGAL PROCEEDINGS

We know of no other material, existing or pending legal proceedings against our Company, nor are we involved as a plaintiff in any other material proceeding or pending litigation. There are no other proceedings in which any of our directors, executive officers or affiliates, or any registered or beneficial stockholder, is an adverse party or has a material interest adverse to our interest.

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MANAGEMENT’S DISCUSSION AND ANALYSIS
OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

You should read the following discussion and analysis of financial condition and results of operations of Lexaria Bioscience Corp. together with our annual audited financial statements as of August 31, 2019 and August 31, 2018 and unaudited financial statements as of February 29, 2020 and the related notes included elsewhere in this prospectus. You should read the sections titled “Risk Factors” and “Special Note Regarding Forward-Looking Statements” for a discussion of important factors that could cause actual results to differ materially from the results described in or implied by the forward-looking statements contained in the following discussion and analysis.

Company and Business Overview

We are a bioscience intellectual property (“IP”) research, development and licensing company for our patented lipid nutrient infusion DehydraTECH™ technology and were incorporated in 2004 in Nevada. Our Technology improves delivery of bioactive compounds that promotes healthy ingestion methods, lower overall dosing and higher effectiveness in active molecule delivery.

The Company’s oral product sciences activities include the development of our proprietary nutrient infusion technologies for the production of functional oral products, and the production of enhanced oral products under our consumer product brands, ViPova™, Lexaria Energy™, TurboCBD™ and ChrgD+™. The Company’s Technology is believed to improve taste, rapidity and delivery of bioactive compounds that include cannabinoids, vitamins, non-steroidal anti-inflammatory drugs (“NSAIDs”), nicotine and other molecules compared to what is possible without lipophilic enhancement technology. All of Lexaria’s consumer product goods are made with commonly available food grade ingredients and are sold in the US through e-commerce platforms and fulfillment centers.

Lexaria hopes to reduce other common, but less healthy administration methods such as smoking to offer industry the benefits of our Technology for public health. The Company is aggressively pursuing patent protection in national jurisdictions globally and has more than 50 patent applications pending worldwide. Due to the complexity of pursuing patent protection, the quantity of patent applications will vary continuously as each application advances or stalls. Lexaria is also filing new patent applications for novel new discoveries that arise from the Company’s R&D programs and, due to the inherent unpredictability of scientific discovery, it is not possible to predict if or how often such new applications might be filed.

As at February 29, 2020, we have identified two reportable operating segments: Intellectual Property Licensing and Consumer Products.

Our Current Business

Our Company’s business plan is currently focused on the development of strategic partnerships with licensees for our patented Technology in exchange for up front and/or staged licensing fees over time. Secondarily and more generally, we continue to investigate national and international opportunities for development and distribution of the Company’s enhanced functional oral and supplement product offerings; to investigate expansions and additions to our intellectual property portfolio; and to search for additional opportunities. The Company has submitted its first application to an independent review board to investigate the use of its Technology with certain compounds involved in treating infectious disease, thus opening operations in the pharmaceutical sector. This includes the acquisition and development of intellectual property to support and expand our patents as funding and opportunity allow.

Our current patent portfolio includes patent family grants relating to: Infused Food and Beverage Compositions and Methods of Use Thereof, pertaining to Lexaria’s method of improving bioavailability and taste, and the use of the Technology as a delivery platform for a wide variety of Active Pharmaceutical Ingredients (“APIs”) encompassing all cannabinoids including CBD and THC, fat soluble vitamins, non-steroidal anti-inflammatory pain medications (“NSAIDs”); and nicotine.

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To date, the following patents have been awarded in the United States and Australia:

Issued Patent #	Patent Issuance Date	Patent Family
US 9,474,725 B1	10/25/2016	Food and Beverage Compositions Infused With Lipophilic Active Agents and Methods of Use Thereof
US 9,839,612 B2	12/12/2017
US 9,972,680 B2	5/15/2018
US 9,974,739 B2	5/22/2018
US 10,084,044 B2	9/25/2018
US 10,103,225 B2	10/16/2017
US 10,381,440	8/13/2019
US 10,374,036	8/06/2019
AUS 2015274698	6/15/2017
AUS 2017203054	8/30/2018
AUS 2018202562	8/30/2018
AUS 2018202583	8/30/2018
AUS 2018202584	1/10/2019
AUS 2018220067	7/30/2019
AUS 2016367036	7/30/2019	Methods for Formulating Orally Ingestible Compositions Comprising Lipophilic Active Agents
AUS 2016367037	8/15/2019	Stable Ready-to-Drink Beverage Compositions Comprising Lipophilic Active Agents

We are seeking additional patent protection for what we believe to be a unique process for effective delivery of certain molecules such as cannabinoids, nicotine, NSAIDs, and vitamins. To achieve sustainable and profitable growth, our Company intends to control the timing and costs of our projects wherever possible. We have filed for patent protection of our Technology for additional compounds such as phosphodiesterase inhibitors, human hormones such as estrogen and testosterone, antiviral drugs and more. We are investigating other compounds and molecules for potential patent protection pursuit.

During the quarter ended February 29, 2020, and up to the date of this prospectus, we experienced the following significant corporate developments:

The Company entered into license agreements in connection with oral pouches and oral mulch products: (i) the first license agreement (the “Hemp Agreement”) has been entered into with Boldt Runners Corporation (“BRC”) via its subsidiary, Lexaria Hemp Corp.; and (ii) the second license agreement (the “THC Agreement”) has been entered into with Trinidad Consulting LLC (“TCL”) via its subsidiary Lexaria CanPharm ULC. BRC and TCL are collectively referred to herein as “Cannadips”.

The Hemp Agreement provides that: (i) Cannadips is granted the exclusive right in the USA to use Lexaria’s patented DehydraTECH™ Technology with nicotine and tobacco free, cannabinoid pouches and oral mulch products (the “CBD Pouches”) which contain less than 0.29% tetrahydrocannabinol (“THC”) for a period of ten (10) years; (ii) the Hemp Agreement may be renewed for an additional five (5) year term upon mutual agreement of any adjustments to usage fees and/or minimum performance fees; (iii) Cannadips is subject to certain minimum performance fees starting June 1, 2020; and (iv) Cannadips shall maintain the right to have an option to sell CBD Pouches in the territories of Canada, Mexico or the European Union provided that a fee is paid.

The THC Agreement provides that i) Cannadips shall have the exclusive right in the USA to use Lexaria’s patented DehydraTECH™ Technology with nicotine and tobacco free, cannabinoid pouches and oral mulch products (the “THC Pouches”) which contain 0.3% or greater THC for a period of ten (10) years; (ii) the THC Agreement may be renewed for an additional five (5) year term upon mutual agreement of any adjustments to usage fees and/or minimum performance fees; (iii) Cannadips shall be subject to certain minimum performance fees starting March 1, 2022; and (iv) Cannadips shall maintain the right to have an option to sell THC Pouches in the territories of Canada, Mexico or the European Union provided that a fee is paid.

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Subsequent to February 29, 2020

The emergence of COVID-19 in over 140 countries around the world beginning January, 2020, presents significant and unforecastable new risks to the Company and its business plan. Restrictions on national and international travel, and required business closures, have made it increasingly difficult to carry out normal business activities related to corporate finance efforts, to the pursuit of new customers for the Company’s products and services, and to retail customers throughout North America who might otherwise access the products of the Company’s business to business partners. As a result, the COVID-19 pandemic will almost certainly increase risks of lower revenues and higher losses for the products and services currently offered by the Company. We are monitoring our licensees and are working with them, where possible, to prevent default and contract terminations. In some cases we have had to issue termination of contract notices in accordance to provisions within our contracts with licensees. Subsequent to February 29, 2020 these terminations resulted in $25,000 in write offs of accounts receivable.

The Company is encountering significant challenges in executing its business plan and normal business operations as a result of COVID-19 and does not have sufficient resources to withstand a protracted term during which most business activities are curtailed. We have implemented cost containment initiatives to reduce operating expenses and preserve cash that include dismissal of one employee, termination of contracts with two consultants and reduction of compensation payable to certain other consultants as a result of the COVID-19 pandemic. We may need to dismiss additional employees or terminate services contracts in order to preserve resources. We have not had to close operations or locations as our contractors and staff can work remotely and our third-party fulfillment centers continue to operate.

The Company is simultaneously investigating whether there may be any new emerging opportunities related to the COVID-19 crisis related to its patented DehydraTECH technology that has been thoroughly tested for its superior delivery of other compounds and drugs, and whether any of these characteristics might be applicable to compounds or drugs used to treat symptoms caused by the coronavirus. It is unknown at this time whether there is any such applicability.

On March 19, 2020, the Company announced that it intends to conduct a pilot human pharmacokinetic exploratory study in healthy volunteers of three antiviral drugs that have previously been studied against other coronavirus strains, comparing DehydraTECH formulations to controls without Lexaria’s Technology. It intends to conduct the study at a leading Canadian University where a study design and plan have been submitted for ethics board approval. Pending the successful execution and outcome of this study, additional research may include expanded pharmacokinetic and pharmacodynamic screening, including studies in appropriate coronavirus animal models for efficacy evaluation. If Lexaria’s DehydraTECH technology is proven to increase delivery effectiveness of antiviral drugs, the Company intends to make its Technology available to researchers throughout the world looking to maximize the effectiveness of their own drug investigations.

We continue to monitor governmental programs being released to assist with the COVID-19 pandemic in order to apply for and receive available funding from programs that our Company qualifies for. We have received a C$40,000 Canada Emergency Business Account (CEBA) for our subsidiary Kelowna Management Services Corp. with 0% interest and no principal payments required until December 31, 2022, after which the account is converted to a 3 year term loan at 5% annual interest paid monthly. C$10,000 is forgivable if the account is paid back C$30,000 after December 31, 2020 and prior to December 31, 2022.

Research and Development

Lexaria incurred $294,020 (2019 $163,056) in research and development expenditures during the six month period ending February 29, 2020. Specific R&D programs are in ongoing development and will be tightly related to our financial ability to undertake each research phase for each API. Due to our expanding portfolio coverage, we are continuing to examine accelerated timetable options for testing, research and development of each API.

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The Company’s plans to include in vitro absorption tests of our patented Technology of molecules such as: ibuprofen and nicotine allowed us to perform testing on nicotine with positive results. Our plan to conduct our first ever in vivo absorption tests on CBD also yielded positive results. Ongoing testing plans are proceeding to further define molecular compatibility, absorption rates, timing and viable formats of delivery.

The Company continually focuses on new R&D programs to investigate the potential of additional commercial applications for its Technology.  These include, but are not limited to, ongoing programs to explore methods to integrate nanoemulsification chemistry techniques together with its DehydraTECH technology and to further enhance intestinal bioabsorption rates with its Technology, as well as ongoing programs to expand the types and breadth of product form factors into which its Technology can be applied.  Depending on how many of these tests are undertaken and on available resources, R&D budgets are expected to vary significantly. It is in our best interests to remain flexible at this early stage of our R&D efforts in order to capitalize on potential novel findings from early-stage tests and thus re-direct research into specific avenues that offer the most reward.

Results of Operations for our Six Month Period Ended February 29, 2020 and February 28, 2019

Our net loss and comprehensive loss and the changes between those periods for the respective items are summarized as follows:

	Six Months Ended	Six Months Ended
	February 29	February 28
	2020	2019	Change
	$	$	$
Revenue	169,381	37,558	131,823
General and administrative	2,025,677	1,887,212	138,465
Consulting fees & Wages	1,183,385	872,045	311,340
Legal and professional	140,357	354,033	(213,676)
Net Loss	(1,922,255)	(1,854,502)	(67,753)

Revenue

Product revenues of $99,191 represent the majority of revenues during the six month period ended February 29, 2020 that include intermediate products sales that began during the second quarter. Intermediate products we produce are typically a DehydraTECH enabled powder that companies include in their product’s manufacturing process.

Our Licensing revenue of $69,750 continue to reflect delays in usage fee revenues from existing licensees in Canada waiting for product approval from Health Canada on products, and other licensees initiating or ramping up their production. Licensing revenue was primarily based on expanded licence agreements entered into recognising the IP Territory Licensing fee, and existing licenses generating usage fees. Increasing ongoing usage fees are expected as licensees begin or ramp up products or when contracted minimum requirements become due.

Increases in revenues are expected during the 2020 calendar year but the ongoing market instability and complex regulatory environment may delay or prevent licensees from advancing their programs. Our intermediate products, which easily allow consumer product manufacturers to add DehydraTECH enabled powder to their existing products, are expected to simplify and enhance the adoption of our Technology for manufacturers.

Our licensing revenues consist of IP licensing fees for the transfer of the Technology at the signing of definitive agreements for the Technology. The additional licensing fees include payments due upon transfer of the Technology and installment payments that are receivable within 12 months (Note 7 to our financial statements for the quarter ended February 29, 2020).

During the six month period ended February 29, 2020, our revenues were derived within the following categories: $69,750 (February 2019: $32,000) of intellectual property licensing revenue and $99,631 (2019: $5,558) in product and other revenues.

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General and Administrative

Our general and administrative expenses increased by $138,465 during the six month period ended February 29, 2020. The modest increase is comprised of significant reductions in advertising and patent related filings and increases reflected in the additional personnel that started during fiscal 2019, increases to our research, equipment amortization and unrealized losses on investments. We are focusing on cost constraints to preserve cash.

Interest Expense

Interest expense for the six month period ended February 29, 2020 was $Nil (2018: $Nil). The Company has no debt as of February 29, 2020 other than month-to-month payables.

Consulting Fees

Our consulting fees increased by $158,606, which is partly due to the non-cash share-based payments for services ($527,459), director and advisor fees. Reductions include month to month contracts that were not renewed that ended later in the quarter.

Legal and Professional Fees

Our professional fees decreased by $213,676 during the six month period primarily due to reduced patent and trademark filings, and fewer other advisory services utilized during the period. We recognize certain legal fees, tax advice fees, and accounting services all as “Professional Fees.”

Results of Operations for our Year Ended August 31, 2019 and August 31, 2018

Our net loss and comprehensive loss and the changes between those periods for the respective items are summarized as follows:

	YEAR ENDED	YEAR ENDED
	August 31	August 31
	2019	2018	Change
Revenue	$222,610	$433,287	$(210,677)
General and administrative	4,358,130	7,017,289	(2,659,159)
Consulting fees & Employees	1,777,934	5,332,398	(3,554,464)
Legal and professional	670,863	289,062	381,801
Net Loss	(4,158,413)	(6,609,186)	2,450,773

Revenue

Licensing revenues of $198,000 represent the majority of revenues during the year ended August 31, 2019 and reflect delays in usage fee revenues from existing licensees in Canada waiting for approval from Health Canada on products, and other licensees initiating or ramping up their production. Some of our licensed clients have experienced difficulties raising necessary funding to commence or expand their operations. Revenue was primarily based on new licence agreements entered into recognising the IP Territory Licensing fee, and existing licenses generating usage fees. Increasing ongoing usage fees are expected as licensees begin or ramp up products or contracted minimum requirements become due.

During the year ended August 31, 2019, our revenues were derived within the following categories: $198,000 (2018 $415,183) of intellectual property licensing revenue and $24,610 (2018 $18,104) in product and other revenues.

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General and Administrative

Our general and administrative expenses decreased by $2,659,158 during the year ended August 31, 2019. The decrease in our general and administrative expenses was largely due to non-cash expenses related to valuation of grants for service and share-based payments required by contracts included in fiscal 2018. Increases during fiscal 2019 included expanded patent applications, R&D, IR programs and the addition of employees for a total of $1,061,125, which includes $368,115 of non-cash compensation and $58,243 increase in depreciation related to new facilities and equipment.

Interest Expense

Interest expense for the year ended August 31, 2019 was $Nil (2018 $Nil). The Company has no debt as of August 31, 2019 other than month-to-month receivables.

Consulting fees

Our consulting fees decreased by $3,887,663 primarily due to the non-cash payments for services included in fiscal 2018. Our executives are typically consultants and costs associated with those agreements comprise a significant portion of our consulting fees expense (Note 16).

Legal and Professional Fees

Our professional fees increased by $381,801 to $670,863 during the year ended August 31, 2019 primarily due to ongoing patent and trademark filings, consultations on licensing agreements, and other advisory services. Although we always try to minimize expenses, we consider increases in costs related to patent and trademark work to reflect positive progress in executing our business plan. We recognize certain legal fees, tax advice fees, and accounting services all as “Professional Fees.”

Results of Operations for our Year Ended August 31, 2018 and August 31, 2017

Our net loss and comprehensive loss for the year ended August 31, 2018, for the year ended August 31, 2017 and the changes between those periods for the respective items are summarized as follows:

	Year Ended August 31, 2018 $	Year Ended August 31, 2017 $	Change $
Revenue	433,287	63,639	369,648
General and administrative	7,017,289	1,963,354	5,053,935
Interest expense	-	6,015	(6,015)
Consulting fees	5,332,398	1,017,872	4,314,526
Legal and Professional fees	289,062	210,297	78,765
Net Loss	(6,609,186)	(1,929,465)	(4,679,721)

Revenue

Licensing revenues represent the majority of the $433,287 in revenues during the year ended August 31, 2018 and illustrate a significant gain from the previous year. Revenue increases were primarily based on new licence agreements entered into recognising the IP Territory Licensing fee and they are expected to generate future ongoing IP Usage Licensing fees.

During the year ended August 31, 2018, our revenues were derived within the following categories: $415,183 (2017 $45,809) (an 806% increase year over year) of licensing revenue and $18,104 (2017 $17,830) (a 1.5% increase year over year) in product and other revenues.

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General and Administrative

Our general and administrative expenses increased by $5,053,935 during the year ended August 31, 2018. The increase in our general and administrative expenses was largely due to non-cash expenses related to valuation of grants for service and share based payments required by contracts. The total of non-cash based payments for the period was $4,446,565.

If this non-cash expense is subtracted from the total expenses increase, then our G&A expenses increased by only $607,370. Contemplating the expenses other than the non-cash related items, actual cash expenses are in line with our expected increasing R&D, patent and trademark filings, and brand awareness requirements. The increases in executing budgeted work included significant increases in R&D for execution of studies supporting our patent filings, such as the in vivo Nicotine and European human studies, for a year on year increase of $438,679. Ongoing increases to legal expenses, year on year of $152,852 for our world-wide patent and trademark filings, as well as increases to our advertising and promotions to engage our markets to generate awareness and licensing clients, year on year $280,024.

Interest Expense

Interest expense for the year ended August 31, 2018 was $Nil (2017 $6,015). The decrease was due to the conversion as of August 31, 2017 of the convertible debt and extinguishment of the long-term loan. The Company has no debt as of August 31, 2018 other than month-to-month receivables.

Consulting fees

Our consulting fees increased during the year ended August 31, 2018 due to the involvement of additional consultants, contract updates and non-cash payments for services of $4,446,565. Our executives are typically hired and compensated as consultants and costs associated with those agreements comprise the majority of our consulting fees expense (Note 16) and thus our Consulting Expenses category includes certain fees that might otherwise be recognized under wages and salaries.

Professional Fees

Our professional fees increased by $164,318 to $289,062 during fiscal 2018 primarily due to increases in patent and trademark filings of $152,852, with the balance primarily being increases in tax and other accounting services. Although we always try to minimize expenses, we consider increases in costs related to patent and trademark work to reflect positive progress in executing our business plan. We recognize certain legal fees, tax advice fees, and accounting services all as “Professional Fees.”

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Liquidity and Financial Condition

For the six month period ended February 29, 2020:

	February 29	August 31
	2020	2019
Working Capital	$	$
Current assets	1,180,043	1,818,829
Current liabilities	(63,290)	(184,507)
Net Working Capital	1,116,753	1,634,322

The Company’s working capital balance decrease during the period ending February 29, 2020, was limited due to exercises of outstanding options, warrants and the private placement (Note 12) completed during the period. The Company maintained a positive and relatively strong working capital position throughout the period.

	February 29	February 28
	2020	2019
Cash Flows	$	$
Cash flows (used in) provided by operating activities	(1,366,471)	(1,167,569)
Cash flows (used in) provided by investing activities	(5,711)	503,107
Cash flows (used in) provided by financing activities	827,020	2,030,489
Increase (decrease) in cash	(545,162)	1,366,028

Operating Activities

Net cash used in operating activities was $1,366,471 for the six month period compared with cash used in operating activities of $1,167,569 during the same period in 2019. This difference was largely due to the increased costs pertaining to research and development supporting our Technology and personnel wages.

Investing Activities

Net cash used in investing activities was $5,711 (2019 ($503,107)) for the six month period to support patent filings. This includes reductions to patent filings and capital asset purchases.

Financing Activities

Net cash provided from financing activities was $827,020 during the six month period ended February 29, 2020 from a private placement and option exercise compared to net cash provided of $3,030,489 ($2,075,619 from private placements and exercises and $1,000,000 from the 16.67% acquisition of Lexaria Nicotine by Altria) during the same period in 2019.

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For the year ended August 31, 2019:

	August 31	August 31
	2019	2018
Working Capital	$	$
Current assets	1,818,829	2,284,051
Current liabilities	(184,507)	(43,640)
Net Working Capital	1,634,322	2,240,411

The Company’s working capital balance decrease during the year ended August 31, 2019 was limited due to exercises of outstanding options and warrants and the private placement (Note 13) completed during the year. The Company maintained a positive and strong working capital position throughout the year.

	August 31	August 31
	2019	2018
Cash Flows	$	$
Cash flows (used in) provided by operating activities	(3,005,555)	(2,517,979)
Cash flows (used in) provided by investing activities	(769,165)	(155,399)
Cash flows (used in) provided by financing activities	3,332,683	1,867,224
Decrease in cash	(442,037)	(806,153)

Operating Activities

Net cash used in operating activities was $3,005,555 for the year ended August 31, 2019, compared with cash used in operating activities of $2,517,979 during the same period in 2018. This difference was largely due to the increased costs pertaining to consulting, advertising and promotion, patent and trademark related filings, legal advisory services, new employees, research and development, and travel.

Investing Activities

Net cash used in investing activities was $769,165 (2018 $155,399) for the year due to the Company’s cost incurred related to its patent applications $122,982 and our new office space and equipment (Note 10) $646,183.

Financing Activities

Net cash provided from financing activities was $3,332,683 during the year ended August 31, 2019 compared to net cash provided of $1,867,224 during the same period in 2018.

For the year ended August 31, 2018:

Working Capital	August 31, 2018 $	August 31, 2017 $
Current assets	2,284,051	2,795,495
Current liabilities	43,640	92,347
Net Working Capital	2,240,411	2,703,148

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The Company’s working capital balance decrease during the year ended August 31, 2018, was limited due to the ongoing exercises of outstanding options and warrants providing significant incoming funds. The Company maintained a positive and strong working capital position throughout the year, which is slightly weaker at year-end.

	Year Ended
Cash Flows	August 31, 2018 $	August 31, 2017 $
Cash flows (used in) provided by operating activities	(2,517,978)	(1,545,909)
Cash flows (used in) provided by investing activities	(155,399)	(9,699)
Cash flows (used in) provided by financing activities	1,867,224	3,995,536
Increase (decrease) in cash	(806,153)	2,439,928

Operating Activities

Net cash used in operating activities was $2,514,332 for the year ended August 31, 2018 compared with cash used in operating activities of $1,545,909 during the same period in 2017. This difference was largely due to the increased costs pertaining to consulting, advertising and promotion, patent and trademark related filings, research and development, and travel.

Investing Activities

Net cash used in investing activities was $155,399 (2017 $9,699) for the year ended August 31, 2018 is due to the Company’s cost incurred related to its patent related applications $85,399 and the purchase of the remaining 49% of Poviva LLC of $70,000.

Financing Activities

Net cash provided from financing activities was $1,863,577 during the year ended August 31, 2018 compared to net cash provided of $3,995,536 during the same period in 2017. During fiscal 2018, the Company did not pursue additional financing, instead utilizing existing funding and ongoing exercises of stock options and warrant exercises only.

Liquidity and Capital Resources

We have accumulated a large deficit since inception that has primarily resulted from executing our business plan including research and development expenditures we have made in seeking to identify and develop our intellectual property patents for licensing and product creation. We expect to continue to incur losses for at least the short term.

To date, we have obtained cash and funded our operations primarily through equity financings and limited amounts from revenue generation while our licensees ramp up production and expansions. We expect to continue to evaluate various funding alternatives on an ongoing basis as needed to maintain operations, to continue our research programs and to expand our patent portfolio. If we determine it is advisable to raise additional funds, there is no assurance that adequate funding will be available to us or, if available, that such funding will be available on terms that we or our stockholders view as favorable. Market volatility and concerns over a global recession may have a significant impact on the availability of funding sources and the terms at which any funding may be available.

Short Term Liquidity

At February 29, 2020 we had $739,985 in cash and cash equivalents. We believe our cash resources are sufficient to allow us to continue operations for at least the next five months from the date of the Quarterly Report.

Long Term Liquidity

It will require substantial cash to achieve our objectives for developing and patenting our intellectual property across all applicable market and industry segments. This process typically takes many years and potentially millions of dollars for each segment. We will need to obtain significant funding from existing or new relationships, increasing revenue streams or from other sources of liquidity such as the sale of equity, issuance of debt or other transactions.

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The exact requirements will vary depending on the results of research programs and the requirements of each industry segment that we pursue. Pursuit of each segment will be prosecuted or curtailed based on available sources of cash with which to execute individual segment business plans. The requirements will also be affected by transactions with existing or new relationships and the depth of regulatory requirements in each segment for compliance required to approve our IP, to market and license it. These changes to requirements and transactions may impact our liquidity as well as affect our expenses.

Off-Balance Sheet Arrangements

We have no off-balance sheet arrangements that have or are reasonably likely to have a current or future effect on our financial condition, changes in financial condition, revenues or expenses, results of operations, liquidity, capital expenditures or capital resources that are material to stockholders.

Critical Accounting Estimates

Our consolidated financial statements and accompanying notes are prepared in accordance with US GAAP. Preparing financial statements requires management to make estimates and assumptions that affect the reported amounts of assets, liabilities, revenue, and expenses. These estimates and assumptions are affected by management's application of accounting policies. We believe that understanding the basis and nature of the estimates and assumptions involved with the following aspects of our financial statements is critical to an understanding of our financials.

Capital Assets

Capital assets are stated at cost less accumulated depreciation and depreciated using the straight-line method over their useful lives or by units of production.

Patents

Capitalized patent costs represent legal costs incurred to establish patents. When patents reach a mature stage, any associated legal costs are comprised mostly of maintenance fees and are expensed as incurred. Capitalized patent costs are amortized on a straight-line basis over the remaining life of the patent.

Revenue Recognition

Product Revenue

Revenue from the sale of alternative health products is recognized when persuasive evidence of an arrangement exists, delivery has occurred, the sales price is fixed or determinable, and collectability is reasonably assured, which typically occurs upon shipment. The Company reports its sales net of the amount of actual sales returns. Sales tax collected from customers is excluded from net sales.

Licensing Revenue from Intellectual Property

We recognize revenue for license fees at a point in time following the transfer of our intellectual property, our patented lipid nutrient infusion technology DehydraTECH for infusing APIs, to the licensee, which typically occurs on delivery of documentation.

Usage Fees from Intellectual Property

We recognize revenue for usage fees when usage of our DehydraTECH intellectual property occurs by licensees infusing an API into one or more of their product lines for sale.

Going Concern

We have suffered recurring losses from operations. The continuation of our Company as a going concern is dependent upon our Company attaining and maintaining profitable operations and/or raising additional capital. Our financial statements do not include any adjustment relating to the recovery and classification of recorded asset amounts or the amount and classification of liabilities that might be necessary should our Company discontinue operations. The recurring losses from operations and net capital deficiency raise substantial doubt about the Company’s ability to continue as a going concern.

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MANAGEMENT

Directors and Executive Officers

Set forth below is certain information with respect to the individuals who are our directors and executive officers.

Name	Age	Position

Christopher Bunka	58	Chairman and Chief Executive Officer

John Docherty	50	President and Director

Allan Spissinger	51	Chief Financial Officer

Nicholas Baxter	66	Director

Ted McKechnie	72	Director

Brian Quigley	46	Director

Business Experience

The following is a brief account of the education and business experience during at least the past five years of each director and executive officer, indicating the principal occupation during that period, and the name and principal business of the organization in which such occupation and employment were carried out.

Christopher Bunka

Mr. Bunka dedicates the majority of his professional time to our Company and its subsidiaries and has served as Lexaria’s director, Chairman and Chief Executive Officer since October 26, 2006. Mr. Bunka served as President from October 26, 2006 through April 15, 2015. From February 14, 2007 until May 12, 2009 and from April 29, 2016 to May 31, 2017 he was the acting Chief Financial Officer of our Company. Since October 26, 2006 Mr. Bunka has successfully completed both equity and debt financings for our Company, completed the acquisition of additional oil & gas assets, disposed of other oil & gas assets, and restructured our Company. In 2014 Mr. Bunka refocused our Company from one engaged in exploration for oil and natural gas within Canada and the United States to our current business activities in the bioscience industry, namely the research and development of the delivery of lipophilic active molecules based on our patented technology. Mr. Bunka is a named inventor on certain of our pending patent applications. Since 1988, Mr. Bunka has been the Chief Executive Officer of C.A.B. Financial Services Ltd., a private holding company located in Kelowna, Canada. C.A.B. Financial Services Ltd. is not an affiliate or subsidiary of the Company. He is a venture capitalist, corporate consultant and has roughly thirty years experience in executive management.

John Docherty

Mr. Docherty dedicates all of his professional time to our Company and its subsidiaries serving as President of Lexaria since April 15, 2015 and as a director of Lexaria since April 29, 2016. Prior to Lexaria, Mr. Docherty was former President and Chief Operating Officer of Helix BioPharma Corp. (TSX: HBP), where he led the company’s pharmaceutical development programs for its plant and recombinantly derived therapeutic protein product candidates. Mr. Docherty is a senior operations and management executive with over 20 years experience in the pharmaceutical and biopharmaceutical sectors. He has worked with large multinational companies and emerging, private and publicly held start-ups. At Helix, Mr. Docherty was also instrumental in the areas of investor/stakeholder relations, capital raising, capital markets development, strategic partnering, regulatory authority interactions and media relations, and he also served as a management member of its board of directors. Prior to this, Mr. Docherty was President and a board member of PharmaDerm Laboratories Ltd., a Canadian drug delivery company that developed unique microencapsulation formulation technologies for use with a range of active compounds. Mr. Docherty has also held positions with companies such as Astra Pharma Inc., Nu-Pharm Inc. and PriceWaterhouseCoopers’ former global pharmaceutical industry consulting practice. He is a named inventor on issued and pending patents, including ones owned by the Company, and he has a M.Sc. in pharmacology and a B.Sc. in Toxicology from the University of Toronto. None of the companies that previously employed Mr. Docherty, are subsidiaries or affiliates of Lexaria.

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Allan Spissinger

Mr. Spissinger dedicates the majority of his professional time to our Company and its subsidiaries serving as Chief Financial Officer of Lexaria since June 1, 2017. He is intimately familiar with the Company’s operations, procedures and controls as he initially joined the Company as our corporate controller in September 2014. Prior to joining the Company Mr. Spissinger managed private businesses for more than 20 years. He started his career in the information technologies (IT) sector for more than 10 years working on corporate IT infrastructure and software development projects before focusing on finance and accounting. He then joined the audit and assurance practice of PricewaterhouseCoopers (PwC) obtaining his Chartered Professional Accountant (CPA) designation by working primarily in the public company space on financial reporting and Sarbanes-Oxley (SOX) compliance in sectors including resources, manufacturing and technologies.

Nicholas Baxter

Mr. Baxter has served on our board of directors since July 8, 2011. Mr. Baxter has been in the oil & gas business for over 30 years having received a Bachelor of Science (Honors) from the University of Liverpool in 1975. Mr. Baxter has broad international experience working on projects in the U.K., Europe, the former Soviet Union, Central Asia, Africa, and the Middle East. From 1981 to 1985, Mr. Baxter worked for Resource Technology plc, a geophysical equipment and services company that went public on the London USM in 1983 and graduated to the London Stock Exchange in 1984. In 1985, Mr. Baxter co-founded Addison & Baxter Limited which was subsequently acquired by the A&B Geoscience Corporation (ABG) in 1992. Mr. Baxter served as the Chief Operating Officer and a director of ABG, a TSX Venture Exchange listed company, from 1992 to 2002, and under his guidance, secured the first onshore oil production sharing agreement in Azerbaijan in 1998. ABG became controlled by a private Swiss oil trading firm in 2002. Mr. Baxter worked as an independent upstream oil and gas consultant from 2002 to 2004. He formed Eurasia Energy Ltd. in 2005, a company listed on the OTC pink sheets, where he is currently President and Chief Executive Officer. Mr. Baxter was appointed as a director of Jericho Oil Corporation, a TSX Venture Exchange listed company, in September 2011. Neither Jericho Oil Corporation nor Eurasia Energy Ltd. are subsidiaries or affiliates of Lexaria.

Ted McKechnie

Mr. McKechnie has served on our board of directors since September 16, 2015. An entrepreneurial executive with extensive board and senior management experience in the consumer goods industry with a proven track record for achieving corporate financial and growth objectives. He is the former President and COO of Maple Leaf Foods from 1993 to 1996. Mr. McKechnie also has held executive positions with Frito Lay / PepsiCo from 1990 to 1993, Philip Morris from 1985 to 1990 and General Foods from 1975 to 1985. Currently, he is the Founder of Advanced Technology for Food Manufacturing and the President of William Davies Consulting Inc., a company that specializes in valued added advisory services to the food and beverage industry. William Davies Consulting Inc. is not a subsidiary or an affiliate of Lexaria. Mr. McKechnie is an energetic leader experienced in building teams in marketing, sales and supply chain management. Ted is the recipient of the Philip Morris Chairman’s Award for “recognition of extraordinary contributions having a significant and lasting impact on the Corporation”.

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Brian Quigley

Mr. Quigley has served on our board of directors since August 14, 2019. Mr. Quigley is a 20-year Consumer Packaged Goods veteran of managing complex regulatory environments including for novel and innovative nicotine products, with additional deep experience with operations and marketing. Mr. Quigley spent 16 years at Altria Group, with seven of those years from 2012 to 2018 spent as President and Chief Executive Officer for U.S. Smokeless Tobacco and Nu-Mark, Altria's innovation company. In this capacity he spearheaded harm reduction strategies and worked to deliver results by creating change in the tobacco business in North America. Mr. Quigley has launched dozens of new products, created consumer-focused innovation strategies, and built businesses and cultures that deliver results. Mr. Quigley formed Green Sky Strategy, LLC with other cannabis community leaders following four years of investing and strategic advisory roles to create the first cannabis strategy team that combines deep cannabis industry and consumer experience with proven Fortune 500 strategic thinking. A graduate of the University of New Hampshire, Mr. Quigley serves on the board of the Science Museum of Virginia Foundation and on the board of trustees of the Virginia Foundation for Independent Colleges. Mr. Quigley also acts as an independent director of MustGrow Biologics Corp., a Canadian incorporated company listed on the Canadian Securities Exchange. MustGrow Biologics Corp. is not a subsidiary or an affiliate of Lexaria.

Family Relationships

There are no family relationships between any director or executive officer.

Election of Directors

All of our directors hold office until the next annual meeting of the security holders or until their successors have been elected and qualified. The officers of our Company are appointed by our board of directors and hold office until their death, resignation or removal from office.

Legal Proceedings

We know of no material proceedings in which any of our directors, officers, affiliates or any shareholder of more than 5% of any class of our voting securities, or any associate thereof is a party adverse or has a material interest adverse to Lexaria or its subsidiaries. To the best of our knowledge, none of our directors or executive officers has, during the past ten years:

•	been convicted in a criminal proceeding or been subject to a pending criminal proceeding (excluding traffic violations and other minor offences);

•

had any bankruptcy petition filed by or against the business or property of the person, or of any partnership, corporation or business association of which he was a general partner or executive officer, either at the time of the bankruptcy filing or within two years prior to that time;

•

been subject to any order, judgment, or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction or federal or state authority, permanently or temporarily enjoining, barring, suspending or otherwise limiting, his involvement in any type of business, securities, futures, commodities, investment, banking, savings and loan, or insurance activities, or to be associated with persons engaged in any such activity;

•

been found by a court of competent jurisdiction in a civil action or by the SEC or the Commodity Futures Trading Commission to have violated a federal or state securities or commodities law, and the judgment has not been reversed, suspended, or vacated;

•

been the subject of, or a party to, any federal or state judicial or administrative order, judgment, decree, or finding, not subsequently reversed, suspended or vacated (not including any settlement of a civil proceeding among private litigants), relating to an alleged violation of any federal or state securities or commodities law or regulation, any law or regulation respecting financial institutions or insurance companies including, but not limited to, a temporary or permanent injunction, order of disgorgement or restitution, civil money penalty or temporary or permanent cease-and-desist order, or removal or prohibition order, or any law or regulation prohibiting mail or wire fraud or fraud in connection with any business entity; or

•

been the subject of, or a party to, any sanction or order, not subsequently reversed, suspended or vacated, of any self-regulatory organization (as defined in Section 3(a)(26) of the Securities Exchange Act of 1934 (the “Exchange Act”) (15 U.S.C. 78c(a)(26)), any registered entity (as defined in Section 1(a)(29) of the Commodity Exchange Act (7 U.S.C. 1(a)(29)), or any equivalent exchange, association, entity or organization that has disciplinary authority over its members or persons associated with a member.

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Code of Ethics

We adopted a Code of Ethics applicable to our principal executive officer, principal financial officer, principal accounting officer or controller, or persons performing similar functions, which is a "code of ethics" as defined by applicable rules of the SEC. Our Code of Ethics is attached as an exhibit to our Registration Statement on Form SB-2 filed on September 20, 2007. The Code of Ethics is intended to meet the requirements for a code of ethics under the Sarbanes-Oxley Act of 2002, or “SOX”, and under the policies of the Canadian Securities Exchange, a Canadian stock exchange, and is specifically applicable to our principal executive officer, principal financial and accounting officer and controller or persons performing similar functions. Among other matters, the Code of Ethics is designed to deter wrongdoing and to promote:

•	honest and ethical conduct, including the ethical handling of actual or apparent conflicts of interest between personal and professional relationships;

•	ethical and fair dealing with our financial institutions, suppliers, vendors, competitors, agents and employees;

•	full, fair, accurate, timely and understandable disclosure in our SEC reports and other public communications;

•	compliance with applicable governmental laws, rules and regulations;

•	lawful and ethical conduct when dealing with public officials and government entities;

•	prompt internal reporting of violations of the Code of Ethics to appropriate persons identified in the code; and

•	accountability for adherence to the Code of Ethics.

If we make any amendments to our Code of Ethics other than technical, administrative, or other non-substantive amendments, or grant any waivers, including implicit waivers, from a provision of our Code of Ethics to our Chief Executive Officer, chief financial officer, or certain other finance executives, we will disclose the nature of the amendment or waiver, its effective date and to whom it applies in a Current Report on Form 8-K filed with the SEC.

Director Independence

We currently act with five directors, consisting of Christopher Bunka, John Docherty, Nicholas Baxter, Brian Quigley and Ted McKechnie. We have determined that Nicholas Baxter, Ted McKechnie and Brian Quigley are “independent directors” as defined in NASDAQ Marketplace Rule 4200(a)(15).

Currently our audit committee consists of our Christopher Bunka, Ted McKechnie, Brian Quigley and Nicholas Baxter. We currently do not have nominating, compensation committees or committees performing similar functions. There has not been any defined policy or procedure requirements for shareholders to submit recommendations or nomination for directors.

Our board of directors has determined that it does not have a member of its audit committee who qualifies as an “audit committee financial expert” as defined in Item 407(d)(5)(ii) of Regulation S-K.

From inception to present date, we believe that the members of our audit committee and the Board have been and are collectively capable of analyzing and evaluating our financial statements and understanding internal controls and procedures for financial reporting.

We do not have a standing compensation or nominating committee, but our entire Board act in such capacity. We believe that our directors are capable of analyzing and evaluating our financial statements and understanding internal controls and procedures for financial reporting. Our directors do not believe that it is necessary to have an audit committee because we believe that the functions of an audit committee can be adequately performed by the Board. In addition, we believe that retaining additional independent directors who would qualify as an “audit committee financial expert” would be overly costly and burdensome and is not warranted in our circumstances given the early stages of our development.

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Board Meeting Attendance

Our board of directors held at least five formal meetings during the year ended August 31, 2019. During such formal meetings, all directors were in attendance. All proceedings of the board of directors were conducted either at such formal meetings and evidenced by way of minutes of such proceedings or by way of resolutions consented to in writing by all the Directors. Such resolutions consented to in writing by the Directors entitled to vote on that resolution at a meeting of the Directors are, according to the Nevada Revised Statutes and our Bylaws, as valid and effective as if they had been passed at a meeting of the Directors duly called and held.

It is our policy to invite Directors to attend the Meeting of shareholders. However, due to concerns over non-essential travel only our Chief Executive Officer shall physically be at our head office conducting the Meeting with our other Directors attending the Meeting via Event Conferencing. For the Company’s 2019 shareholder meeting, the entire board of directors was in attendance along with the Chief Financial Officer.

Nomination Process

As of August 31, 2019, we did not effect any material changes to the procedures by which our shareholders may recommend nominees to our Board. Our Board does not have a policy with regards to the consideration of any director candidates recommended by our shareholders. Our Board has determined that it is in the best position to evaluate our Company’s requirements as well as the qualifications of each candidate when the board considers a nominee for a position on our Board. If shareholders wish to recommend candidates directly to our board, they may do so by sending communications to the president of our Company at the address on the cover of this annual report.

Committees of the Board of Directors

Due to our relatively small size, we currently do not have a nominating or compensation committee or committees performing similar functions. There has not been any defined policy or procedure requirements for shareholders to submit recommendations or nominations for Directors.

The entire Board annually reviews its size and expertise to determine if any additions are necessary to accomplish the Company’s goals. During the fiscal year ended August 31, 2019, the Board determined to increase its size by adding an additional independent director in order to comply with national exchange listing requirements. The CEO and President reviewed the resumes of potential candidates and interviewed those candidates who were deemed to have expertise that would be valuable to the Company and who would best align with the goals of the Company. The candidate who was then considered to be the preferential choice was interviewed by the entire Board, after which the Board discussed the interview and resolved to appoint Brian Quigley as an independent director.

Our executive officers dedicate 100% of their work efforts to managing and operating the business of the Company. Compensation for the executive officers of the Company has historically been negotiated between each executive officer and the Board taking into consideration the successful completion of the Company’s milestones and such executive officer’s contributions to such milestones and the Company’s success in general.

Audit Committee and Audit Committee Financial Expert

The Company has an audit committee that has conducted two formal meetings during the fiscal year ended August 31, 2019. Currently our audit committee consists of Christopher Bunka, Nicholas Baxter, and Ted McKechnie. Mr. Bunka is not deemed to be “independent” pursuant to Canadian Securities Exchange and OTCQX independence standards due to the fact that he is the Chief Executive Officer of the Company and actively involved in the daily management of the Company. Our audit committee operates pursuant to a written charter adopted by our board of directors, which was most recently updated and replaced on May 1, 2019.

Our board of directors has determined that we do not have a member of our audit committee that qualifies as an “audit committee financial expert” as defined in Item 407(d)(5) of Regulation S-K. We do not have an audit committee financial expert because we believe that the members of our board of directors are collectively capable of analyzing and evaluating our financial statements and understanding internal controls and procedures for financial reporting.

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It is not the duty of our audit committee to determine that our financial statements are complete and accurate and in accordance with generally accepted accounting principles. Our management is responsible for preparing our financial statements, and our independent registered public accounting firm is responsible for auditing those financial statements. Our audit committee does, however, consult with management and our independent registered public accounting firm prior to the presentation of financial statements to shareholders and, as appropriate, initiates inquiries into various aspects of our financial affairs. In addition, our audit committee is responsible for retaining, evaluating and, if appropriate, recommending the termination of our independent registered public accounting firm and approving professional services provided by them.

Board Leadership Structure and Role in Risk Oversight

The positions of our principal executive officer and the chairman of our board of directors are served by one individual, Christopher Bunka. We have determined that the leadership structure of our board of directors is appropriate, especially given the early stage of our development and the size of our Company. Our board of directors provides oversight of our risk exposure by receiving periodic reports from senior management regarding matters relating to financial, operational, legal and strategic risks and mitigation strategies for such risks.

Compensation Committee Interlocks and Insider Participation

We do not have a compensation committee. Mr. Bunka, our Chairman and Chief Executive Officer, and Mr. Docherty, our President and a director, in the prior fiscal year have participated in deliberations of our board of directors concerning executive officer compensation.

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EXECUTIVE COMPENSATION

The following table sets forth all compensation received during the years ended August 31, 2019 and 2018 by our Chief Executive Officer, Chief Financial Officer and each of the other most highly compensated executive officers whose total compensation exceeded $100,000 in such fiscal year. These officers are referred to as the “named executive officers” in this registration statement.

Summary Compensation

The particulars of compensation paid to the following persons:

(a)	our principal executive officer;

(b)	each of our two most highly compensated executive officers who were serving as executive officers at the end of the fiscal years ended August 31, 2019 and 2018; and

(c)

up to two additional individuals for whom disclosure would have been provided under (b) but for the fact that the individual was not serving as our executive officer at the end of the most recently completed financial year, who we will collectively refer to as the named executive officers, for our fiscal years ended August 31, 2019 and 2018, are set out in the following summary compensation table:

Name and Principal Position	Year	Stock Awards ($)		Option Awards ($)		All Other Compensa - tion ($)	Total ($)
Christopher Bunka	2019	-		-		223,280	223,280
Chairman, Chief Executive Officer(1)(4)	2018	292,669		919,600	(7)	144,000	1,356,269

Allan Spissinger	2019	-		-		112,377	112,377
Chief Financial Officer(2)	2018	34,166	(5)	534,571	(7)(8)	85,663	654,400

John Docherty	2019	-		-		195,740	195,740
President(3)	2018	622,666	(6)	525,486	(7)	140,471	1,288,623

__________

1)

Mr. Bunka has been the CEO of Lexaria since October 26, 2006 and is compensated via a contract between Lexaria and his wholly-owned company, C.A.B. Financial Services Ltd. (“C.A.B.”). For the fiscal year ended August 31, 2019, C.A.B. was paid consulting fees of CDN$29,166.00 per month.

2)

Mr. Spissinger is compensated via a contract between Lexaria and his wholly-owned company, M&E Services Ltd. (“M&E”). For the fiscal year ended August 31, 2019, M&E was paid consulting fees of CDN$12,960.00 per month.

3)

Mr. Docherty has been the President of Lexaria since April 15, 2015 and is compensated via a contract between Lexaria and his wholly-owned company Docherty Management Ltd. (“Docherty”). For the fiscal year ended August 31, 2019, Docherty was paid consulting fees of CDN$25,000.00 per month.

4)

Pursuant to the agreement with C.A.B., during the past two fiscal years, Mr. Bunka received aggregate stock awards of 216,670 common shares all of which were issued in the 2018 fiscal year with a value of $292,670.00.

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5)

Pursuant to the agreement with M&E, during the past two fiscal years, Mr. Spissinger received aggregate stock awards of 41,666 common shares all of which were issued in the 2018 fiscal year with an aggregate grant date fair value of $34,166.00, calculated in accordance with FASB ASC Topic 718.

6)

Pursuant to the agreement with Docherty, during the past two fiscal years, Mr. Docherty received aggregate stock awards of 466,666 common shares all of which were issued in the 2018 fiscal year with an aggregate grant date fair value of $622,666.00, calculated in accordance with FASB ASC Topic 718.

7)

The grant date fair value of the option award was calculated in accordance with FASB ASC Topic 718 using the Black-Scholes pricing model with the following assumptions: expected volatility of 130%, risk–free interest rate of 2.68%, expected life of 5 years, and dividend yield of 0.0%.

8)

The grant date fair value of the option award was calculated in accordance with FASB ASC Topic 718 using the Black-Scholes pricing model with the following assumptions: expected volatility of 129%, risk–free interest rate of 2.13%, expected life of 5 years, and dividend yield of 0.0%.

Agreements with Named Executive Officers

During the 2019 fiscal year, Lexaria and its subsidiaries entered into new agreements or amended existing agreements with its named executive officers. A summary of the compensation provided under such agreements is as follows:

Christopher Bunka, Chief Executive Officer. Commencing January 1, 2019 and replacing all historical agreements, Lexaria and one of its subsidiaries have entered into new agreements with Mr. Bunka via his wholly-owned company, C.A.B. (the “Bunka Agreements”). The Bunka Agreements provide that Mr. Bunka will receive an aggregate monthly fee of CDN$29,166 for an aggregate annual fee of CDN$350,000. Mr. Bunka will be eligible for additional compensation pursuant to the Bunka Agreements entered into with Lexaria, including Performance-Based Incentive equal to 50% of twelve times the monthly fee payable pursuant to such Lexaria agreement, subject to the performance criteria, as set by the board of directors, being completed. Further the agreement entered into with Lexaria, also provides that: (i) compensation in the amount of twenty-three times the monthly fee shall be payable upon the completion of any change of control, subject to certain conditions; and (ii) compensation in the amount of 2% of any consideration provided by a purchaser of a subsidiary of Lexaria is issuable upon the sale of a subsidiary, subject to certain conditions, namely the sale of a subsidiary as a direct result of a failure to adequately perform services and/or actions taken without consent of the board.

John Docherty, President. Commencing January 1, 2019, and replacing all historical agreements, certain subsidiaries of Lexaria have entered into new agreements with Mr. Docherty, both individually and via his wholly-owned company, Docherty (the “Docherty Agreements”). The Docherty Agreements provide that Mr. Docherty will receive an aggregate monthly fee of CDN$25,000 for an aggregate annual fee of CDN$300,000. Mr. Docherty will be eligible for additional compensation pursuant to the Docherty Agreements in the form of Performance-Based Incentive equal to 50% of the total combined salary and any consulting fee compensation for a particular year, subject to the performance criteria, as set by the board of directors, being completed within such year. Further the agreement entered into with the Company’s subsidiary Kelowna Management Services Corp. (“KMSC”) also provides that: (i) compensation in the amount of twelve times the monthly fee shall be payable upon the completion of any change of control, subject to certain conditions; and (ii) compensation in the amount of 2% of any consideration provided by a purchaser of an affiliate of KMSC is issuable upon the sale of an affiliate, subject to certain conditions, namely the sale of a subsidiary as a direct result of a failure to adequately perform services and/or actions taken without consent of the board.

Allan Spissinger, Chief Financial Officer. On March 1, 2019, the Management Services Agreement between the Company and M&E Services Ltd. was modified to reduce the monthly fee by 20% (the “Reduced Amount”) and such Reduced Amount was then allocated to a new agreement dated March 1, 2019 entered into between M&E Services Ltd. and a subsidiary of Lexaria.

All compensation paid pursuant to the above-noted agreements that is paid in Canadian currency but reported in US currency is calculated using the Bank of Canada interbank rate as at the last day of the applicable month.

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There are no arrangements or plans in which we provide pension, retirement or similar benefits for our executive officers, except that our executive officers may receive stock options at the discretion of our board of directors.

Grants of Plan-Based Awards Table

We did not grant any awards to our named executive officers during our fiscal year ended August 31, 2019.

Compensation Plans

As of August 31, 2019, we had four active equity compensation plans, a summary of each is as follows:

2007 Equity Compensation Plan (the “2007 Plan”)

The 2007 Plan was approved by the Company’s shareholders on April 25, 2007 and provided for the issuance of up to 2,000,000 options exercisable into 2,000,000 common shares. The options issued under the 2007 Plan had an exercise price equal to not less than the greater of the closing market price of the Company’s common shares on: (i) the trading day prior to the date of grant; or (ii) the date of grant. Eligible participants of the 2007 Plan include employees, directors and officers of the Company and its affiliates and certain service providers who do not engage in services related to the offer and sale of securities. The maximum number of options issuable pursuant to the 2007 Plan were consolidated on a 4:1 basis on June 23, 2009 so that only 500,000 options were issuable subsequent to that date and thereafter were split on a 1.1:1 basis on September 15, 2015 so that the maximum number of options issuable was 550,000. Any material changes to the 2007 Plan require shareholder approval. On March 23, 2020, the 300,000 options that remained under the 2007 Plan were cancelled and accordingly, the 2007 Plan was terminated.

2010 Equity Compensation Plan (the “2010 Plan”)

The 2010 Plan was approved by the Company’s shareholders on February 26, 2010 and provided for the issuance of up to 1,800,000 options exercisable into 1,800,000 common shares. The options issued under the 2010 Plan had an exercise price equal to not less than the greater of the closing market price of the Company’s common shares on: (i) the trading day prior to the date of grant; or (ii) the date of grant. Eligible participants of the 2010 Plan include employees, directors, officers and consultants of the Company. The maximum number of options issuable pursuant to the 2010 Plan were split on a 1.1:1 basis on September 15, 2015 so that the maximum number of options issuable was 1,980,000. Any material changes to the 2010 Plan require shareholder approval. On March 23, 2020, 1,250,000 options were cancelled and on April 10, 2020 an additional 75,000 options were cancelled leaving no options issued under the 2010 Plan and accordingly, the 2010 Plan was terminated.

2014 Equity Compensation Plan (the “2014 Plan”)

The 2014 Plan was approved by the Company’s shareholders on June 11, 2014 and provided for the issuance of up to 3,500,000 options exercisable into 3,500,000 common shares. The options issued under the 2014 Plan had an exercise price equal to not less than the greater of the closing market price of the Company’s common shares on: (i) the trading day prior to the date of grant; or (ii) the date of grant. Eligible participants of the 2014 Plan include employees, directors, officers, management company employees and consultants of the Company and its affiliates. The maximum number of options issuable pursuant to the 2014 Plan were split on a 1.1:1 basis on September 15, 2015 so that the maximum number of options issuable was 3,850,000. Any material changes to the 2014 Plan require shareholder approval. On March 23, 2020, 670,000 options were cancelled and on April 10, 2020 an additional 300,000 options were cancelled leaving 410,000 options issued under the 2014 Plan. Once these options are cancelled, exercised or expired, no further options will be granted under the 2014 Plan and the 2014 Plan will be terminated.

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Lexaria Bioscience Corp. Equity Incentive Plan (the “Lexaria Plan”)

On May 1, 2019, the board of directors approved the Lexaria Plan which was subsequently approved by the Lexaria shareholders on June 20, 2019 at the Company’s annual and special meeting. The Lexaria Plan permits grants of incentive stock options, nonstatutory stock options, restricted stock, restricted stock units, and stock appreciation rights (collectively the “incentive securities”) to purchase a maximum of 7,838,713 common shares of authorized but unissued or reacquired common stock based on 10% of Lexaria’s issued share capital as at the Record Date and subject to adjustment for stock splits or consolidations. The purchase price per share deliverable upon the exercise of an incentive security granted under the Lexaria Plan shall be determined by the board of directors at the time of grant of such incentive security but, pursuant to Canadian Securities Exchange policies, cannot be lower than the greater of the closing market prices of Lexaria’s shares on (a) the trading day prior to the date of the option grant; and (b) the date of the option grant. Further incentive securities issued to persons who own ten percent (10%) of the voting power of all classes of stock of the Company or any of its subsidiaries, shall bear an exercise price of no less than one hundred ten percent (110%) of the fair market value of the Company’s shares on the date of grant. Options granted under the Lexaria Plan shall expire on such date as determined by the board of directors and set forth in the applicable award agreement, provided, that such date shall not be later than (10) ten years after the date on which the incentive security is granted and, in the case of optionees who hold more than own ten percent (10%) of the voting power of all classes of stock of the Company or any of its subsidiaries, such date shall not be more than five (5) years from the date on which the incentive security is granted. Eligible participants to the Lexaria Plan shall include directors, officers, employees and consultants of Lexaria and of Lexaria’s affiliates. Vesting provisions may be placed on option issuances at the discretion of the board of directors, taking into consideration the length of service of the optionee and the number of options granted. Options shall terminate on the earlier of: (i) the expiry date; (ii) one year after disability or death of the optionee; or (iii) 30 days after termination of the optionee’s services to Lexaria or an affiliate of Lexaria.

Outstanding Equity Awards at Fiscal Year-End

The following table sets forth for each named executive officer certain information concerning the outstanding equity awards as of August 31, 2019:

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END

	OPTION AWARDS						STOCK AWARDS
Name	Number of Securities Underlying Unexercised Options (#) Exercisable		Number of Securities Underlying Unexercised Options (#) Unexercisable	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested (#)
Christopher Bunka	700,000		-	-	$1.53	2023/05/31	-	-	-	-

John Docherty	550,000	(1)	-	-	$0.10	2020/03/26	-	-	-	-
	300,000		-	-	$0.11	2021/04/15	-	-	-	-
	400,000		-	-	$1.53	2023/05/31	-	-	-	-

Allan Spissinger	150,000		-	-	$0.37	2022/06/01	-	-	-	-
	200,000		-	-	$0.83	2022/12/01	-	-	-	-
	300,000		-	-	$1.53	2023/05/31	-	-	-	-

__________

(1) These options were cancelled subsequent to the fiscal year end and prior to the expiry date.

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Option Exercises

During our fiscal year ended August 31, 2019, on February 15, 2019, Allan Spissinger, Lexaria’s Chief Financial Officer, exercised options for the issuance of 50,000 common shares at an exercise price of $0.37 per share.

Compensation of Directors

The following compensation was provided to the Directors of Lexaria who are not also named executive officers during the fiscal year ended August 31, 2019:

Name	Fees earned or paid in cash ($)	Stock Awards ($)	Option Awards ($)(1)	Non- Equity Incentive Plan Compensation ($)	Nonqualified Deferred Compensation Earnings ($)	All Other Compensation($) Total ($)
Nicholas Baxter	14,888	-	112,718	-	-	-
William (Ted) McKechnie	14,932		112,718	-	-	-
Brian Quigley	1,250	-	59,612	-	-	-

_________

(1)	The aggregate grant date fair value of the option award was calculated in accordance with FASB ASC Topic 718 using the Black-Scholes pricing model with the following assumptions: expected volatility of 130.46%, risk–free interest rate of 2.68%, expected life of 5 years, and dividend yield of 0.0%.

Each independent director has entered into a Board of Director Services Agreement with the Company whereby they were issued 100,000 stock options and are paid CDN$30,000 annually (paid in quarterly installments) as compensation for their services. There are no arrangements or plans in which we provide pension, retirement or similar benefits for our independent directors, except that they may receive additional stock options at the discretion of our board of directors.

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SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information as of June 3, 2020 regarding the beneficial ownership of our common stock by (i) those persons who are known to us to be the beneficial owner(s) of more than 5% of our common stock, (ii) each of our directors and named executive officers, and (iii) all of our directors and executive officers as a group. Except as otherwise indicated, the beneficial owners listed in the table below possess the sole voting and dispositive power in regard to such shares and have an address of c/o Lexaria Bioscience Corp#100 – 740 McCurdy Road, Kelowna, British Columbia V1X 2P7. As of June 3, 2020, there were 89,587,090 shares of our common stock outstanding.

Beneficial ownership is determined in accordance with the rules of the SEC and generally includes voting or investment power with respect to securities. Shares of our common stock subject to options, warrants, notes or other conversion privileges currently exercisable or convertible, or exercisable within 60 days of the date of this table, are deemed outstanding for computing the percentage of the person holding such option, warrant, note, or other convertible instrument but are not deemed outstanding for computing the percentage of any other person. Where more than one person has a beneficial ownership interest in the same shares, the sharing of beneficial ownership of these shares is designated in the footnotes to this table.

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership		Percent of Class
Christopher Bunka	14,308,148	(1)	15.8%
Nicholas Baxter	480,000	(2)	*	%
John Docherty	2,872,250	(3)	3.2%
Ted McKechnie	545,738	(4)	*	%
Allan Spissinger	769,166	(5)	*	%
Brian Quigley	100,000	(6)	*	%
Directors and Executive Officers as a Group (6 persons)	19,075,302		21.3%

__________

*	Represents ownership of less than 1%
(1)

Includes 6,281,844 shares held in the name of C.A.B. and 7,126,304 shares held directly by Christopher Bunka. Includes 700,000 options held in the name of Christopher Bunka, all of which are exercisable within 60 days of June 3, 2020 and 200,000 warrants held in the name of C.A.B. Financial Services all of which are exercisable within 60 days of June 3, 2020.

(2)	Includes 150,000 options that are exercisable within 60 days of June 3, 2020.
(3)	Includes 1,622,250 shares held in the name of Docherty and 1,250,000 options held in the name of John Docherty that are exercisable within 60 days of June 3, 2020.
(4)	Includes 260,000 options that are exercisable within 60 days of June 3, 2020.
(5)	Includes 650,000 options that are exercisable within 60 days of June 3, 2020.
(6)	Includes 100,000 options that are exercisable within 60 days of June 3, 2020.

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RELATED PARTY TRANSACTIONS

No director, executive officer, shareholder holding at least 5% of shares of our common stock, or any family member thereof, had any material interest, direct or indirect, in any transaction, or proposed transaction since the beginning of the year ended August 31, 2019, in which the amount involved in the transaction exceeded or exceeds the lesser of $120,000 or one percent of the average of our total assets at the yearend for the last three completed fiscal years

DESCRIPTION OF CAPITAL STOCK

The following summary is a description of the material terms of our share capital. We encourage you to read our Articles of Incorporation, as amended, and Amended and Restated By-laws which have been filed with the SEC.

The rights of our stockholders are be governed by Nevada law, Articles of Incorporation and Bylaws, as amended. The following briefly summarizes the material terms of our common stock and preferred stock. We urge you to read the applicable provisions of Nevada Corporation Law, our Articles of Incorporation and our Bylaws.

Authorized Capital Stock

Our authorized capital stock consists of 220,000,000 shares of common stock, par value $0.001 per share. As of June 3, 2020 there were 89,587,090 shares of our common stock outstanding.

Common Stock

We are authorized to issue up to a total of 220,000,000 shares of common stock, par value $0.001 per share. Holders of our common stock are entitled to one vote for each share held on all matters submitted to a vote of our stockholders. Holders of our common stock have no cumulative voting rights. Further, holders of our common stock have no preemptive or conversion rights or other subscription rights. Upon our liquidation, dissolution or winding-up, holders of our common stock are entitled to share in all assets remaining after payment of all liabilities and the liquidation preferences of any of our outstanding shares of preferred stock. Subject to preferences that may be applicable to any outstanding shares of preferred stock, holders of our common stock are entitled to receive dividends, if any, as may be declared from time to time by our Board out of our assets which are legally available. Such dividends, if any, are payable in cash, in property or in shares of capital stock.

The holders of shares of our common stock entitled to cast at least a majority of the total votes entitled to be cast by the holders of all of our outstanding capital stock, present in person or by proxy, are necessary to constitute a quorum at any meeting. If a quorum is present, an action by stockholders entitled to vote on a matter is approved if the number of votes cast in favor of the action exceeds the number of votes cast in opposition to the action. The vote of a majority of our stock held by shareholders present in person or represented by proxy and entitled to vote at the Meeting will be sufficient to elect Directors or to approve a proposal.

Warrants

As of June 3, 2020, the Company had outstanding warrants to purchase 14,148,154 shares of common stock with various exercise prices and expiration dates.

In May 2020, the Company issued five-year warrants to purchase an aggregate of 8,866,211 shares of common stock at an exercise price of $0.35 per share. The Company is registering for resale in this registration statement all of the shares of common stock issuable upon exercise of these warrants.

In November 2019, the Company issued two-year warrants to purchase an aggregate of 1,823,745 shares of common stock at an exercise price of $0.80 per share until the first anniversary of issuance and $1.20 per share thereafter until expiration. The Company is registering for resale in this registration statement 1,798,745 of the shares of common stock issuable upon exercise of these warrants.

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In October 2018, the Company issued two-year warrants to purchase an aggregate of 947,150 shares of common stock at an exercise price of $2.25 per share. The Company is registering for resale in this registration statement 677,150 of the shares of common stock issuable upon exercise of these warrants.

Anti-Takeover Provisions of Nevada State Law

Certain anti-takeover provisions of Nevada law could have the effect of delaying or preventing a third-party from acquiring us, even if the acquisition arguably could benefit our stockholders.

Nevada’s “combinations with interested stockholders” statutes, NRS 78.411 through 78.444, inclusive, prohibit specified types of business “combinations” between certain Nevada corporations and any person deemed to be an “interested stockholder” for two years after such person first becomes an “interested stockholder” unless the corporation’s board of directors approves the combination, or the transaction by which such person becomes an “interested stockholder”, in advance, or unless the combination is approved by the board of directors and sixty percent of the corporation’s voting power not beneficially owned by the interested stockholder, its affiliates and associates. Further, in the absence of prior approval certain restrictions may apply even after such two year period. However, these statutes do not apply to any combination of a corporation and an interested stockholder after the expiration of four years after the person first became an interested stockholder. For purposes of these statutes, an “interested stockholder” is any person who is (1) the beneficial owner, directly or indirectly, of ten percent or more of the voting power of the outstanding voting shares of the corporation, or (2) an affiliate or associate of the corporation and at any time within the two previous years was the beneficial owner, directly or indirectly, of ten percent or more of the voting power of the then outstanding shares of the corporation. The definition of the term “combination” is sufficiently broad to cover most significant transactions between a corporation and an “interested stockholder.” These statutes generally apply to Nevada corporations with 200 or more stockholders of record. However, a Nevada corporation may elect in its articles of incorporation not to be governed by these particular laws, but if such election is not made in the corporation’s original articles of incorporation, the amendment (1) must be approved by the affirmative vote of the holders of stock representing a majority of the outstanding voting power of the corporation not beneficially owned by interested stockholders or their affiliates and associates, and (2) is not effective until 18 months after the vote approving the amendment and does not apply to any combination with a person who first became an interested stockholder on or before the effective date of the amendment. We have made such an election in our original articles of incorporation.

Nevada’s “acquisition of controlling interest” statutes, NRS 78.378 through 78.379, inclusive, contain provisions governing the acquisition of a controlling interest in certain Nevada corporations. These “control share” laws provide generally that any person that acquires a “controlling interest” in certain Nevada corporations may be denied voting rights, unless a majority of the disinterested stockholders of the corporation elects to restore such voting rights. Absent such provision in our bylaws, these laws would apply to us as of a particular date if we were to have 200 or more stockholders of record (at least 100 of whom have addresses in Nevada appearing on our stock ledger at all times during the 90 days immediately preceding that date) and do business in the State of Nevada directly or through an affiliated corporation, unless our articles of incorporation or bylaws in effect on the tenth day after the acquisition of a controlling interest provide otherwise. These laws provide that a person acquires a “controlling interest” whenever a person acquires shares of a subject corporation that, but for the application of these provisions of the NRS, would enable that person to exercise (1) one fifth or more, but less than one third, (2) one third or more, but less than a majority or (3) a majority or more, of all of the voting power of the corporation in the election of directors. Once an acquirer crosses one of these thresholds, shares which it acquired in the transaction taking it over the threshold and within the 90 days immediately preceding the date when the acquiring person acquired or offered to acquire a controlling interest become “control shares” to which the voting restrictions described above apply.

Nevada law also provides that directors may resist a change or potential change in control if the directors determine that the change is opposed to, or not in the best interests of, the corporation. The existence of the foregoing provisions and other potential anti-takeover measures could limit the price that investors might be willing to pay in the future for shares of our common stock. They could also deter potential acquirers of our Company, thereby reducing the likelihood that you could receive a premium for your common stock in an acquisition.

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Anti-Takeover Effects of Our Articles of Incorporation and Bylaws

The following provisions of our articles of incorporation and bylaws could have the effect of delaying or discouraging another party from acquiring control of us and could encourage persons seeking to acquire control of us to first negotiate with our board of directors:

•	no cumulative voting in the election of directors, which limits the ability of minority stockholders to elect director candidates;

•

the right of our board of directors to elect a director to fill a vacancy created by the expansion of the board of directors or the resignation, death or removal of a director, with our stockholders only allowed to fill such a vacancy if not filled by the board;

•	the ability of our board of directors to alter our bylaws without obtaining shareholder approval; and

•

the requirement that a special meeting of stockholders may be called only by either (i) the Chairman; (ii) the President; (iii) Vice President, or (iv) at least two members of our board of directors, which may delay the ability of our stockholders to force consideration of a proposal or to take action, including the removal of directors.

Transfer Agent and Registrar

The transfer agent and registrar for our common stock is Computershare Trust Company of Canada.

Stock Market Listing

Our common stock is currently quoted on OTCQX and CSE and under the symbols “LXRP” and “LXX,” respectively.

Indemnification of Directors and Officers

The NRS empower us to indemnify our directors and officers against expenses relating to certain actions, suits or proceedings as provided for therein. In order for such indemnification to be available, the applicable director or officer must not have acted in a manner that constituted a breach of his or her fiduciary duties and involved intentional misconduct, fraud or a knowing violation of law, or must have acted in good faith and reasonably believed that his or her conduct was in, or not opposed to, our best interests. In the event of a criminal action, the applicable director or officer must not have had reasonable cause to believe his or her conduct was unlawful.

Pursuant to our articles, we may indemnify each of our present and future directors, officers, employees or agents who becomes a party or is threatened to be made a party to any suit or proceeding, whether pending, completed or merely threatened, and whether said suit or proceeding is civil, criminal, administrative, investigative, or otherwise, except an action by or in the right of the Company, by reason of the fact that he is or was a director, officer, employee, or agent of the Company, or is or was serving at the request of the Company as a director, officer, employee, or agent of another corporation, partnership, joint venture, trust, or other enterprise, against expenses, including, but not limited to, attorneys' fees, judgments, fines, and amounts paid in settlement actually and reasonably incurred by him in connection with the action, suit, proceeding or settlement, provided such person acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interest of the Company, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful.

The expenses of directors, officers, employees or agents of the Company incurred in defending a civil or criminal action, suit, or proceeding may be paid by the Company as they are incurred and in advance of the final disposition of the action, suit, or proceeding, if and only if the director, officer, employee or agent undertakes to repay said expenses to the Company if it is ultimately determined by a court of competent jurisdiction, after exhaustion of all appeals therefrom, that he is not entitled to be indemnified by the corporation.

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No indemnification shall be applied, and any advancement of expenses to or on behalf of any director, officer, employee or agent must be returned to the Company, if a final adjudication establishes that the person's acts or omissions involved a breach of any fiduciary duties, where applicable, intentional misconduct, fraud or a knowing violation of the law which was material to the cause of action.

The NRS further provides that a corporation may purchase and maintain insurance or make other financial arrangements on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise for any liability asserted against him and liability and expenses incurred by him in his capacity as a director, officer, employee or agent, or arising out of his status as such, whether or not the corporation has the authority to indemnify him against such liability and expenses. We have secured a directors’ and officers’ liability insurance policy. We expect that we will continue to maintain such a policy.

Disclosure of Commission Position on Indemnification for Securities Act Liabilities

Insofar as indemnification for liabilities under the Securities Act may be permitted to officers, directors or persons controlling the Company pursuant to the foregoing provisions, the Company has been informed that is it is the opinion of the SEC that such indemnification is against public policy as expressed in such Securities Act and is, therefore, unenforceable.

DESCRIPTION OF PRIVATE PLACEMENTS

May 2020 Private Placement

On May 4, 2020, the Company entered into securities purchase agreements with certain investors for the sale of up to 8,866,211 shares of common stock and warrants to purchase up to 8,866,211 shares of common stock for gross proceeds of $2,039,228. The financing closed in two tranches on May 6, 2020 and May 11, 2020. The warrants have a five year term and are exercisable at $0.35 per share, subject to adjustment as set forth in the warrants for stock splits, stock dividends, recapitalizations and the like. The investors may exercise the warrants on a cashless basis if the shares of common stock underlying the warrants are not then registered pursuant to an effective registration statement. Each investor has contractually agreed to restrict its ability to exercise the warrants such that the number of shares of the Company’s common stock held by the investor and its affiliates after such exercise does not exceed 4.99% of the Company’s then issued and outstanding shares of common stock.

Additionally, pursuant to the purchase agreements, until the 18 month anniversary of the Resale Date, in the event of a subsequent financing by the Company, investors that invested at least $115,000 shall have the right to participate up to an aggregate of 50% of the subsequent financing. Additionally, pursuant to the purchase agreements, the Company may not effect a subsequent financing until 90 days following the Resale Date unless the Company has received the written consent and approval by investors who had purchased at least 50.1% of the shares sold in the May 2020 offering.  Resale Date is defined in the purchase agreements as the later of (i) September 7, 2020 or (ii) the earlier of (a) the date that this registration statement is declared effective and (b) all of the shares and warrant shares may be resold pursuant to Rule 144 without any volume or manner-of-sale restrictions.

In connection with the purchase agreements, the Company entered into a registration rights agreement with the investors. Pursuant to the registration rights agreement, the Company is required to file the registration statement of which this prospectus forms a part to register for resale of the common stock and shares of common stock underlying the warrants, within 30 days of signing, and to have such registration statement declared effective within 60 days after signing in the event the registration statement is not reviewed by the SEC, or 120 days of signing in the event the registration statement is reviewed by the SEC. The Company will be obligated to pay liquidated damages to the investors if the Company fails to file the registration statement when required, fails to cause the registration statement to be declared effective by the SEC when required, fails to maintain the effectiveness of the registration statement or, in certain circumstances, or if the Company fails to timely file its periodic reports under the Exchange Act.

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In conjunction with the purchase agreements, all officers and directors of the Company entered into lock-up agreements pursuant to which they agreed to not sell their shares of common stock or common stock equivalents in the Company until 90 days after the Resale Date and all investors have entered into lock-up agreements pursuant to which they have agreed not to sell the shares or shares of common stock underlying the warrants through the later of the effective date of the registration statement of which this prospectus forms a part or September 6, 2020.

As compensation for placement agent services, the Company paid Bradley Woods & Co. Ltd. (“BWC”) a cash fee of approximately $151,623 at the final closing and, subject to certain exceptions, will pay to 8% of the proceeds received from the cash exercise, if any, of the warrants issued to the investors. The Company also issued to BWC and its designees warrants to purchase up to 649,124 shares of common stock. The Company agreed to reimburse BWC’s legal fees up to $25,000.

November 2019 Private Placement

On November 13, 2019, the Company closed the first tranche of a non-brokered private placement financing resulting in the issuance of 1,554,245 units at a price of $0.45 per unit with each unit being comprised of one common share and one share purchase warrant for gross proceeds of $699,410.25. The warrants are exercisable for a period of two years at an exercise price of $0.80 per share until November 13, 2020 and thereafter at a price of $1.20 per share until November 13, 2021.

On November 28, 2019, the Company closed the second tranche of a non-brokered private placement financing resulting in the issuance of 269,500 units at a price of $0.45 per unit with each unit being comprised of one common share and one share purchase warrant for gross proceeds of $121,275. The warrants are exercisable for a period of two years at an exercise price of $0.80 per share until November 28, 2020 and thereafter at a price of $1.20 per share until November 28, 2021.  In connection with the issuance of the units, the Company also paid to certain finders an aggregate of $3,937.50 and issued an aggregate of 8,750 warrants having the same terms and conditions as the warrants comprising part of the units.  The Company is registering for resale in this registration statement 1,798,745 of the shares of common stock issuable upon exercise of the warrants issued in November 2019.

October 2018 Private Placement

On October 31, 2018, the Company sold 947,150 units, consisting of one common share and one common share purchase warrant, at a purchase price per unit of US$1.60, for gross proceeds of US$1,515,440. The warrants are exercisable on or prior to October 31, 2020 and at an exercise price of US$2.25 per common share.  Finder’s fees of US$45,080 and 28,175 finder’s warrants were paid on a portion of the proceeds raised, with each finder’s warrant having exercise terms identical to the warrants issued.  The Company is registering for resale in the registration statement of which this prospectus forms a part 677,150 of the shares of common stock issuable upon exercise of the warrants issued in October 2018.

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SELLING STOCKHOLDERS

The shares of common stock being offered by the selling stockholders are those previously issued to the selling stockholders, and those issuable to the selling stockholders, upon the exercise of certain warrants issued in October 2018, November 2019 and May 2020. For additional information regarding the issuances of the shares of common stock and warrants to the selling stockholders, see “Recent Developments” above. We are registering the shares of common stock in order to permit the selling stockholders to offer the shares for resale from time to time. Except for the ownership of the shares of common stock and the warrants or in the footnotes to the table below, the selling stockholders have not had any material relationship with us within the past three years.

The table below lists the selling stockholders and other information regarding the beneficial ownership of the shares of common stock by each of the selling stockholders. The second column lists the number of shares of common stock beneficially owned by each Selling Stockholder, based on its ownership of the shares of common stock and warrants, as of June 3, 2020, assuming exercise of the warrants held by the selling stockholders on that date, without regard to any limitations on exercises.

The third column lists the shares of common stock being offered by this prospectus by the selling stockholders.

This prospectus generally covers the resale of the sum of (i) the number of shares of common stock issued to the selling stockholders pursuant to securities purchase agreements and (ii) the maximum number of shares of common stock issuable upon exercise of the related warrants, determined as if such outstanding warrants were exercised in full as of the trading day immediately preceding the date this registration statement was initially filed with the SEC, each as of the trading day immediately preceding the applicable date of determination and all subject to adjustment as provided in the registration right agreement, without regard to any limitations on the exercise of the warrants. The fourth column assumes the sale of all of the shares offered by the selling stockholders pursuant to this prospectus.

Under the terms of the warrants issued in May 2020, a Selling Stockholder may not exercise the warrants to the extent such exercise would cause such Selling Stockholder, together with its affiliates and attribution parties, to beneficially own a number of shares of common stock which would exceed 4.99% of our then outstanding common stock following such exercise, excluding for purposes of such determination shares of common stock issuable upon exercise of the warrants which have not been exercised. The number of shares in the second column does not reflect this limitation. The selling stockholders may sell all, some or none of their shares in this offering. See "Plan of Distribution.

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Name of Selling Stockholder	Number of Shares of Common Stock Owned Prior to Offering		Maximum Number of Shares of Common Stock to be Sold Pursuant to this Prospectus		Number of Shares of Common Stock Owned After Offering		Percentage of Common Stock Owned After the Offering
Empery Asset Master, Ltd. (1)	1,399,146	(2)	1,399,146	(2)	-		-
Empery Tax Efficient, LP (3)	401,902	(4)	401,902	(4)	-		-
Empery Tax Efficient III, LP (5)	372,864	(6)	372,864	(6)	-		-
CVI Investments, Inc. (7)	1,000,000	(8)	1,000,000	(8)	-		-
Anson Investments Master Fund LP (9)	2,000,000	(10)	2,000,000	(10)	-		-
Richard Molinsky (11)	300,000	(12)	300,000	(12)	-		-
Scott A. Sampson Trust #2 (13)	1,304,348	(14)	1,304,348	(14)	-		-
Brio Capital Master Fund, Ltd. (15)	1,000,000	(16)	1,000,000	(16)	-		-
L1 Capital Global Opportunities Master Fund (17)	2,000,000	(18)	2,000,000	(18)	-		-
Intracoastal Capital, LLC (19)	652,160	(20)	652,160	(20)	-		-
Iroquois Capital Investment Group LLC (21)	2,521,740	(22)	2,521,740	(22)	-		-
Proactive Capital Partners, L.P. (23)	475,914	(24)	475,914	(24)	-		-
Gregory Castaldo (25)	1,000,000	(26)	1,000,000	(26)	-		-
Newtown Road 130 Holdings LLC (27)	600,000	(28)	600,000	(28)	-		-
Michael A. Silverman (29)	200,000	(30)	200,000	(30)	-		-
The Special Equities Opportunity Fund LLC (31)	1,000,000	(32)	1,000,000	(32)	-		-
C.A.B. Financial Services Ltd. (33)	14,308,148	(34)	400,000	(35)	13,908,148	(36)	13.78%
Jack Ross (37)	100,000	(38)	100,000	(38)	-		-
Kristin Hamilton(39)	909,805	(40)	250,000	(41)	659,805	(42)	*
Keith Spinelli (43)	1,120,000	(44)	720,000	(45)	400,000	(46)	*
Susan Baxter (47)	752,848	(48)	304,348	(49)	448,500	(50)	*
Scotia Capital ITF 1068606 Ontario Inc. (51)	50,000	(52)	50,000	(52)	-		-
Aaron Unger (53)	45,250	(54)	31,250	(55)	14,000	(56)	*
Odlum Brown Limited (57)	298,100	(58)	90,000	(59)	208,100	(60)	*
PI Financial Corp ITF David Kosowan (61)	171,000	(62)	110,000	(63)	61,000	(64)	*
PI Financial Corp. ITF Dig Media Inc (65)	135,225	(66)	135,225	(67)	-	(68)	-

Elizabeth Cyna (69)	128,000	(70)	128,000	(70)	-		-
Fidelity Clearing Canada ULC ITF Elizabeth Staltari (71)	18,800	(72)	18,800	(72)	-		-
GS Venture Partners LLC (73)	480,000	(74)	480,000	(74)	-		-
Hans Birker (75)	60,000	(76)	60,000	(76)	-		-
PI Financial Corp ITF Hugh Jolly (77)	44,600	(78)	40,000	(79)	4,600	(80)	*
Fidelity Canada ITD John Rice (81)	110,588	(82)	100,000	(83)	10,588	(84)	*
Jeff D Friesen Trust (85)	1,111,112	(86)	1,111,112	(86)	-		-
KEY Investment Partners LLC (87)	12,500	(88)	12,500	(88)	-		-
Kingsbrook Opportunities Master Fund LP (89)	444,000	(90)	444,000	(90)	-		-
KM Maple Leaf Investments (91)	40,000	(92)	40,000	(92)	-		-
Lawrence Cyna (93)	156,000	(94)	156,000	(94)	-		-
Lukas Frankowski (95)	80,000	(96)	80,000	(96)	-		-
Fidelity Clearing Canada ULC ITF Patrick McBride (97)	62,500	(98)	62,500	(98)	-		-
Scotia Capital in Trust for Peter Volpe (99)	200,000	(100)	200,000	(100)	-		-
Robert Vitullo (101)	170,800	(102)	30,000	(103)	140,800	(104)	*
Sameh Ghobrial (105)	375,000	(106)	375,000	(106)	-		-
Thomas K. Brozowski (107)	175,089	(108)	155,556	(109)	19,533	(110)	*
Tanner Kenji Mason Kohara (111)	45,000	(112)	45,000	(112)	-		-
Fidelity Clearing Canada ULC ITF Tony Loria (113)	32,000	(114)	32,000	(114)	-		-
Third Edge Fund I LLC (115)	62,500	(116)	62,500	(116)	-		-
Triple K Ventures Ltd. (117)	80,000	(118)	80,000	(118)	-		-
Vanessa Carle (119)	4,000	(120)	4,000	(120)	-		-
Zenon 401k Trust (121)	378,472	(122)	378,472	(122)	-		-

*	Denotes less than 1%.

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+

Referenced selling stockholder is affiliated with The Special Equities Group, LLC a division of Bradley Woods & Co. Ltd., 150 E.58th St., 28th Floor, New York, NY 10155, a registered broker dealer, and the placement agent for the May 2020 private placement. The address of such selling stockholder is c/o The Special Equities Group, LLC a division of Bradley Woods & Co. Ltd., 150 E.58th St., 28th Floor, New York, NY 10155.

(1)

Empery Asset Management LP, the authorized agent of Empery Asset Master Ltd. (“EAM”), has discretionary authority to vote and dispose of the securities held by EAM and may be deemed to be the beneficial owner of these securities. Martin Hoe and Ryan Lane, in their capacity as investment managers of Empery Asset Management LP, may also be deemed to have investment discretion and voting power over the securities held by EAM. EAM, Mr. Hoe and Mr. Lane each disclaim any beneficial ownership of these securities. The business address for each of EAM, Empery Asset Management LP and Messrs. Hoe and Lane is c/o Empery Asset Management, LP, 1 Rockefeller Plaza, Suite 1205, New York, NY 10020.

(2)	Represents (i) 699,573 shares of common stock and (ii) 699,573 shares of common stock issuable upon exercise of warrants.

(3)

Empery Asset Management LP, the authorized agent of Empery Tax Efficient, LP (“ETE”), has discretionary authority to vote and dispose of the securities held by ETE and may be deemed to be the beneficial owner of these securities. Martin Hoe and Ryan Lane, in their capacity as investment managers of Empery Asset Management LP, may also be deemed to have investment discretion and voting power over the securities held by ETE. ETE, Mr. Hoe and Mr. Lane each disclaim any beneficial ownership of these securities. The business address for each of ETE, Empery Asset Management LP and Messrs. Hoe and Lane is c/o Empery Asset Management, LP, 1 Rockefeller Plaza, Suite 1205, New York, NY 10020.

(4)	Represents (i) 200,951 shares of common stock and (ii) 200,951 shares of common stock issuable upon exercise of warrants.

(5)

Empery Asset Management LP, the authorized agent of Empery Tax Efficient III, LP (“ETE III”), has discretionary authority to vote and dispose of the securities held by ETE III and may be deemed to be the beneficial owner of these shares. Martin Hoe and Ryan Lane, in their capacity as investment managers of Empery Asset Management LP, may also be deemed to have investment discretion and voting power over the securities held by ETE III. ETE III, Mr. Hoe and Mr. Lane each disclaim any beneficial ownership of these securities. The business address for each of ETE III, Empery Asset Management LP and Messrs. Hoe and Lane is c/o Empery Asset Management, LP, 1 Rockefeller Plaza, Suite 1205, New York, NY 10020.

(6)	Represents (i) 186,432 shares of common stock and (ii) 186,432 shares of common stock issuable upon exercise of warrants.

(7)

Heights Capital Management, Inc., the authorized agent of CVI Investments, Inc. ("CVI"), has discretionary authority to vote and dispose of the shares held by CVI and may be deemed to be the beneficial owner of these shares. Martin Kobinger, in his capacity as Investment Manager of Heights Capital Management, Inc., may also be deemed to have investment discretion and voting power over the shares held by CVI. Mr. Kobinger disclaims any such beneficial ownership of the shares. CVI is affiliated with one or more FINRA members, none of whom are currently expected to participate in this offering.

(8)	Represents (i) 500,000 shares of common stock and (ii) 500,000 shares of common stock issuable upon exercise of warrants.

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(9)

Anson Advisors Inc., or AA, and Anson Funds Management LP, or AFM, the co-investment advisers of Anson Investments Master Fund LP, or Anson, hold voting and dispositive power over the securities held by Anson. Bruce Winson is the managing member of Anson Management GP LLC, or AM, which is the general partner of AFM. Moez Kassam and Amin Nathoo are directors of AA. Mr. Winson, Mr. Kassam and Mr. Nathoo each disclaim beneficial ownership of these securities except to the extent of their pecuniary interest therein. The principal business address of Anson is Walkers Corporate Limited, Cayman Corporate Centre, 27 Hospital Road, George Town, Grand Cayman KY1-9008, Cayman Islands.

(10)	Represents (i) 1,000,000 shares of common stock and (ii) 1,000,000 shares of common stock issuable upon exercise of warrants.

(11)	The address for Richard Molinsky is 51 Lord’s Highway East, Weston, CT 06883.

(12)	Represents (i) 150,000 shares of common stock and (ii) 150,000 shares of common stock issuable upon exercise of warrants.

(13)	The address of Scott A. Sampson Trust #2 is 6938A N. Santa Monica Blvd. Fox Point, WI 53217. Ann Mandelman has voting and dispositive power over the securities held by Scott A. Sampson Trust #2.

(14)	Represents (i) 652,174 shares of common stock and (ii) 652,174 shares of common stock issuable upon exercise of warrants

(15)

The address of Brio Capital Master Fund Ltd is 100 Merrick Road, Suite 401W, Rockville Centre, NY 11570-4800. Shaye Hirsch, Director of Brio Capital Master Fund Ltd, may be deemed to have voting and investment power over these securities.

(16)	Represents (i) 500,000 shares of common stock and (ii) 500,000 shares of common stock issuable upon exercise of warrants.

(17)

The address of L1 Capital Global Opportunities Master Fund, or L1, is 161A Shedden Road, 1 Artillery Court, PO Box 10085, Grand Cayman KY1-1001. Cayman Islands. Raphael Lamm and Mark Philip Landau have voting and dispositive power over the securities held by L1.

(18)	Represents (i) 1,000,000 shares of common stock and (ii) 1,000,000 shares of common stock issuable upon exercise of warrants.

(19)

Mitchell P. Kopin, or Mr. Kopin, and Daniel B. Asher, or Mr. Asher, each of whom are managers of Intracoastal Capital, LLC, or Intracoastal, have shared voting control and investment discretion over the securities reported herein that are held by Intracoastal. As a result, each of Mr. Kopin and Mr. Asher may be deemed to have beneficial ownership (as determined under Section 13(d) of Exchange Act) of the securities reported herein that are held by Intracoastal.

(20)	Represents (i) 326,080 shares of common stock and (ii) 326,080 shares of common stock issuable upon exercise of warrants.

(21)

The address of Iroquois Capital Investment Group LLC is c/o Iroquois Capital Management LLC, 205 E.42nd St., 20th Fl., New York NY 10022. Iroquois Capital Management LLC has voting and dispositive power over the securities reported herein.

(22)	Represents (i) 1,260,870 shares of common stock and (ii) 1,260,870 shares of common stock issuable upon exercise of warrants.

(23)

The address of Proactive Capital Partners, LP is 150 East 58th Street, 20th Floor, New York, NY 10155. Jeffrey Ramson, Manager of Proactive Capital Partners, LP, may be deemed to have voting and investment power over these securities.

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(24)	Represents (i) 237,957 shares of common stock and (ii) 237,957 shares of common stock issuable upon exercise of warrants.

(25)	The address of Gregory Castaldo is 3776 Steven James Drive, Garnet Valley, PA 19060.

(26)	Represents (i) 500,000 shares of common stock and (ii) 500,000 shares of common stock issuable upon exercise of Warrants.

(27)

The address of Newtown Road 130 Holdings LLC is c/o Bender Lane Advisory, 4 Tower Place, Suite 1001, Albany, NY. John P. Gutfreund, Manager of Newtown Road 130 Holdings LLC, may be deemed to have voting and investment power over these securities.

(28)	Represents (i) 300,000 shares of common stock and (ii) 300,000 shares of common stock issuable upon exercise of warrants.

(29)	The address of Michael A. Silverman is c/o Katalyst Securities LLC, 630 Third Avenue, 5th Floor, New York, NY 10017.

(30)	Represents (i) 100,000 shares of common stock and (ii) 100,000 shares of common stock issuable upon exercise of warrants.

(31)

The address of The Special Equities Opportunity Fund LLC is 135 Sycamore Drive, Roslyn, NY 11576. Jonathan Schechter and Joseph Reda have shared voting and dispositive power over the securities held by The Special Equities Opportunity Fund LLC. The Special Equities Opportunity Fund LLC is an affiliate of the placement agent for our May 2020 offering. The securities registered for resale herein were purchased in the May 2020 offering and were not issued as compensation for services.

(32)	Represents (i) 500,000 shares of common stock and (ii) 500,000 shares of common stock issuable upon exercise of warrants.

(33)

The address of C.A.B. Financial Services Ltd. is #100 – 740 McCurdy Road, Kelowna, British Columbia V1X 2P7. Christopher Bunka, our Chief Executive Officer, has voting and investment power over these securities.

(34)

Represents (i) 200,000 shares of common stock, (ii) 200,000 shares of common stock issuable upon exercise of warrants, (iii) 6,281,844 shares held in the name of C.A.B. Financial Services, (iv) 7,126,304 shares held directly by Christopher Bunka and (v) options to purchase an aggregate of 700,000 shares held in the name of Christopher Bunka.

(35)	Represents (i) 200,000 shares of common stock and (ii) 200,000 shares of common stock issuable upon exercise of warrants.

(36)

Represents (i) 6,281,844 shares held in the name of C.A.B. Financial Services, (ii) 7,126,304 shares held directly by Christopher Bunka and (iii) options to purchase an aggregate of 700,000 shares held in the name of Christopher Bunka.

(37)	The address of Jack Ross is #410-14100 Riverport Way, Richmond, BC V6W 1M3.

(38)	Represents (i) 50,000 shares of common stock and (ii) 50,000 shares of common stock issuable upon exercise of warrants.

(39)	The address of Kristin Hamilton is #25-1870 Rosealee Lane, West Kelowna, BC V1Z 4E5. Kristin Hamilton is the Company’s Office Manager.

(40)

Represents (i) 125,000 shares of common stock, (ii) 125,000 shares of common stock issuable upon exercise of warrants, (iii) 59,805 shares of common stock and (iv) options to purchase an aggregate of 600,000 shares.

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(41)	Represents (i) 125,000 shares of common stock and (ii) 125,000 shares of common stock issuable upon exercise of warrants.

(42)	Represents (i) 59,805 shares of common stock and (ii) options to purchase an aggregate of 600,000 shares of common stock.

(43)	The address of Keith Spinelli is 909 Berkshire Drive, Westbury, NY 11590.

(44)	Represents (i) 360,000 shares of common stock, (ii) 360,000 shares of common stock issuable upon exercise of warrants and (iii) 400,000 shares of common stock.

(45)	Represents (i) 360,000 shares of common stock and (ii) 360,000 shares of common stock issuable upon exercise of warrants.

(46)	Represents 400,000 shares of common stock.

(47)	The address of Susan Baxter is 37H King’s Gate, Aberdeen, AB15 4EL, U.K.

(48)

Represents (i) 152,174 shares of common stock, (ii) 152,174 shares of common stock issuable upon exercise of warrants, (iii) 389,000 shares of common stock and (iv) 59,500 shares of common stock issuable upon exercise of warrants.

(49)	Represents (i) 152,174 shares of common stock and (ii) 152,174 shares of common stock issuable upon exercise of warrants

(50)	Represents (i) 389,000 shares of common stock and (ii) 59,500 shares of common stock issuable upon exercise of warrants.

(51)

The address of Scotia Capital ITF 1068606 Ontario Inc. is 40 King St. W, 49th Floor, Toronto, ON, M5H 1H1. Allan Newman and Greg Newman have shared voting and dispositive power over the securities held by Scotia Capital ITF 1068606 Ontario Inc.

(52)	Represents (i) 25,000 shares of common stock and (ii) 25,000 shares of common stock issuable upon exercise of warrants.

(53)	The address of Aaron Unger is 707 Briar Hill Ave, Toronto, ON, Canada, M6B 1L5.

(54)	Represents (i) 29,625 shares of common stock and (ii) 15,625 shares of common stock issuable upon exercise of warrants.

(55)	Represents (i) 15,625 shares of common stock and (ii) 15,625 shares of common stock issuable upon exercise of warrants.

(56)	Represents 14,000 shares of common stock.

(57)

The address of Odlum Brown Limited is Suite 1500, 1631 Dickson Ave. Kelowna, B.C., V1Y-0B5. C.L. Nash Holdings Ltd., is the beneficial owner of the securities. Carla Louise Nash, President of C.L. Nash Holdings Ltd., has voting and dispositive power over the securities held by Odlum Brown Limited.

(58)	Represents (i) 253,100 shares of common stock and (ii) 45,000 shares of common stock issuable upon exercise of warrants.

(59)	Represents (i) 45,000 shares of common stock and (ii) 45,000 shares of common stock issuable upon exercise of warrants.

72

(60)	Represents 208,100 shares of common stock.

(61)

The address of PI Financial Corp ITF David Kosowan is 748 Wanyandi Road, Edmonton, AB, T5T 4K8. David Kosowan has voting and dispositive power over the securities held by PI Financial Corp ITF David Kosowan.

(62)	Represents (i) 116,000 shares of common stock and (ii) 55,000 shares of common stock issuable upon exercise of warrants.

(63)	Represents (i) 55,000 shares of common stock and (ii) 55,000 shares of common stock issuable upon exercise of warrants.

(64)	Represents 61,000 shares of common stock.

(65)	The address of PI Financial Corp. ITF Dig Media Inc is 1200-736 Granville St, Vancouver, BC V6Z 1G3. Mike Rodger has voting and dispositive power over the securities held by Dig Media Inc.

(66)	Represents (i) 60,800 shares of common stock and (ii) 74,425 shares of common stock issuable upon exercise of warrants.

(67)	Represents (i) 60,800 shares of common stock and (ii) 74,425 shares of common stock issuable upon exercise of warrants.

(68)	Reserved.

(69)	The address of Elizabeth Cyna is 26 Chiltern Hill Rd, Toronto, ON M6C 3B3.

(70)	Represents (i) 64,000 shares of common stock and (ii) 64,000 shares of common stock issuable upon exercise of warrants.

(71)

The address of Fidelity Clearing Canada ULC ITF Elizabeth Staltari is 101-1 Columbus Ave., Toronto, ON, M6R 1S1. Elizabeth Staltari has voting and dispositive power over the securities held by Fidelity Clearing Canada ULC ITF Elizabeth Staltari.

(72)	Represents (i) 9,400 shares of common stock and (ii) 9,400 shares of common stock issuable upon exercise of warrants.

(73)	The address of GS Venture Partners LLC is 641 Lexington Avenue, Suite 1302 New York, NY 10022. Gregg Smith has voting and dispositive power over the securities held by GS Venture Partners LLC.

(74)	Represents (i) 240,000 shares of common stock and (ii) 240,000 shares of common stock issuable upon exercise of warrants.

(75)	The address of Hans Birker is 524 Bernard Avenue, Kelowna, BC V1Y 6P1.

(76)	Represents (i) 30,000 shares of common stock and (ii) 30,000 shares of common stock issuable upon exercise of warrants.

(77)	The address of PI Financial Corp ITF Hugh Jolly is 2031 Abbott Street, Kelowna, BC V1Y 1C4. Hugh Jolly has voting and dispositive power over the securities held by PI Financial Corp ITF Hugh Jolly.

(78)	Represents (i) 24,600 shares of common stock and (ii) 20,000 shares of common stock issuable upon exercise of warrants.

(79)	Represents (i) 20,000 shares of common stock and (ii) 20,000 shares of common stock issuable upon exercise of warrants.

73

(80)	Represents 4,600 shares of common stock.

(81)	The address of Fidelity Canada ITF John Rice is 747 Morton Lane, Cavan, ON, L0A 1C0. John Rice has voting and dispositive power over the securities held by Fidelity Canada ITF John Rice.

(82)	Represents (i) 50,000 shares of common stock and (ii) 60,588 shares of common stock issuable upon exercise of warrants.

(83)	Represents (i) 50,000 shares of common stock and (ii) 50,000 shares of common stock issuable upon exercise of warrant.

(84)	Represents 10,588 shares of common stock issuable upon exercise of warrants.

(85)	The address of Jeff D Friesen Trust is 1060 Campanile, Newport Beach, CA 92660. Jeff Daryl Triesen has voting and dispositive power over the securities held by Jeff D Friesen Trust.

(86)	Represents (i) 555,556 shares of common stock and (ii) 555,556 shares of common stock issuable upon exercise of warrants.

(87)

The address of KEY Investment Partners LLC is 1550 Larimer Street, Suite 1084, Denver, CO 80202. Jordan Youkilis has voting and dispositive power over the securities held by KEY Investment Partners LLC.

(88)	Represents (i) 6,250 shares of common stock and (ii) 6,250 shares of common stock issuable upon exercise of warrants.

(89)

The address of Kingsbrook Opportunities Master Fund LP is 689 Fifth Avenue, 12th Floor, New York, NY 10022. Kingsbrook Partners LP ("Kingsbrook Partners") is the investment manager of Kingsbrook Opportunities Master Fund LP ("Kingsbrook Opportunities") and consequently has voting control and investment discretion over securities held by Kingsbrook Opportunities. Kingsbrook Opportunities GP LLC ("Opportunities GP") is the general partner of Kingsbrook Opportunities and may be considered the beneficial owner of any securities deemed to be beneficially owned by Kingsbrook Opportunities. KB GP LLC ("GP LLC") is the general partner of Kings brook Partners and may be considered the beneficial owner of any securities deemed to be beneficially owned by Kingsbrook Partners. Ari J. Storch, Adam J. Chill and Scott M. Wallace are the sole managing members of Opportunities GP and GP LLC and as a result may be considered beneficial owners of any securities deemed beneficially owned by Opportunities GP and GP LLC. Each of Kingsbrook Partners, Opportunities GP, GP LLC and Messrs. Storch, Chill and Wallace disclaim beneficial ownership of these securities.

(90)	Represents (i) 222,000 shares of common stock and (ii) 222,000 shares of common stock issuable upon exercise of warrants.

(91)

The address of KM Maple Leaf Investments is 2212-814 Lakeshore Blvd. West, Toronto, ON M8V. Dr. Muthupalaniappan Kalairadah has voting and dispositive power over the securities held by KM Maple Leaf Investments.

(92)	Represents (i) 20,000 shares of common stock and (ii) 20,000 shares of common stock issuable upon exercise of warrants.

(93)	The address of Lawrence Cyna is 26 Chiltern Hill Rd, Toronto, ON M6C 3B3.

(94)	Represents (i) 78,000 shares of common stock and (ii) 78,000 shares of common stock issuable upon exercise of warrants.

(95)	The address of Lukas Frankowski is 3-39 Dekoven Mews, Toronto, ON M6P 4H5.

(96)	Represents (i) 40,000 shares of common stock and (ii) 40,000 shares of common stock issuable upon exercise of warrants.

74

(97)

The address of Fidelity Clearing Canada ULC ITF Patrick McBride is 162 Lascelles Blvd., Toronto, ON, M5P 2E6. Patrick McBride has voting and dispositive power over the securities held by Fidelity Clearing Canada ULC ITF Patrick McBride.

(98)	Represents (i) 31,250 shares of common stock and (ii) 31,250 shares of common stock issuable upon exercise of warrants.

(99)

The address of Scotia Capital in Trust for Peter Volpe is 40 King St. West – Scotia Plaza – 49th Floor, Toronto, ON, M5H 3Y2. Peter Volpe has voting and dispositive power over the securities held by Scotia Capital in Trust for Peter Volpe.

(100)	Represents (i) 100,000 shares of common stock and (ii) 100,000 shares of common stock issuable upon exercise of warrants.

(101)	The address of Robert Vitullo is 3107-8 Charlotte Street, Toronto, ON M5V 0K4.

(102)	Represents (i) 155,800 shares of common stock and (ii) 15,000 shares of common stock issuable upon exercise of warrants.

(103)	Represents (i) 15,000 shares of common stock and (ii) 15,000 shares of common stock issuable upon exercise of warrants.

(104)	Represents 140,800 shares of common stock.

(105)	The address of Sameh Ghobrial is 280 Ruhl Drive, Milton, ON L9T 8J7.

(106)	Represents (i) 187,500 shares of common stock and (ii) 187,500 shares of common stock issuable upon exercise of warrants.

(107)	The address of Thomas K. Brozowski is 280 Ruhl Drive, Milton, ON L9T 8J7.

(108)	Represents (i) 97,311 shares of common stock and (ii) 77,778 shares of common stock issuable upon exercise of warrants.

(109)	Represents (i) 77,778 shares of common stock and (ii) 77,778 shares of common stock issuable upon exercise of warrants.

(110)	Represents (i) 19,533 shares of common stock.

(111)	The address of Tanner Kenji Mason Kohara is 39 Thorn Hill Ave, Toronto, ON M6S 4C6.

(112)	Represents (i) 22,500 shares of common stock and (ii) 22,500 shares of common stock issuable upon exercise of warrants.

(113)

The address of Fidelity Clearing Canada ULC ITF Tony Loria is 124 Blueridge View, Calgary, AB, T3L 2N6. Tony Loria has voting and dispositive power over the securities held by Fidelity Clearing Canada ULC ITF Tony Loria.

(114)	Represents (i) 16,000 shares of common stock and (ii) 16,000 shares of common stock issuable upon exercise of warrants.

(115)	The address of Third Edge Fund I LLC is 161 W 15th St., Apt. 7F, New York, NY 10011. David Kovner has voting and dispositive power over the securities held by Third Edge Fund I LLC.

(116)	Represents (i) 31,250 shares of common stock and (ii) 31,250 shares of common stock issuable upon exercise of warrants.

(117)	The address of Triple K Ventures Ltd. is 24549 53rd Ave, Langley, BC V2Z 1H6. Michael Iverson has voting and dispositive power over the securities held by Triple K Ventures Ltd.

(118)	Represents (i) 40,000 shares of common stock and (ii) 40,000 shares of common stock issuable upon exercise of warrants.

(119)	The address of Vanessa Carle is 9551 Winview Road, Lake Country, BC V4V 1M1. Vanessa Carle is the Head of Legal Department.

(120)	Represents (i) 2,000 shares of common stock and (ii) 2,000 shares of common stock issuable upon exercise of warrants.

(121)	The address of Zenon 401k Trust is 12 Robinhood Road, White Plains, NY10605. Andrew Dowicz has voting and dispositive power over the securities held by Zenon 401k Trust.

(122)	Represents (i) 111,111 shares of common stock and (ii) 267,361 shares of common stock issuable upon exercise of warrants.

75

PLAN OF DISTRIBUTION

Each selling stockholder and any of their pledgees, assignees and successors-in-interest may, from time to time, sell any or all of their securities covered hereby on the principal Trading Market or any other U.S. stock exchange, market or trading facility on which the securities are traded or in private transactions. These sales may be at fixed or negotiated prices. A selling stockholder may use any one or more of the following methods when selling securities:

•	ordinary brokerage transactions and transactions in which the broker‑dealer solicits purchasers;

•	block trades in which the broker‑dealer will attempt to sell the securities as agent but may position and resell a portion of the block as principal to facilitate the transaction;

•	purchases by a broker‑dealer a principal and resale by the broker‑dealer for its account;

•	an exchange distribution in accordance with the rules of the applicable exchange;

•	privately negotiated transactions;

•	settlement of short sales;

•	in transactions through broker‑dealers that agree with the selling stockholders to sell a specified number of such securities at a stipulated price per security;

•	through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;

•	a combination of any such methods of sale; or

•	any other method permitted pursuant to applicable law.

The selling stockholders may also sell securities under Rule 144 or any other exemption from registration under the Securities Act of 1933, if available, rather than under this prospectus.

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Broker‑dealers engaged by the selling stockholders may arrange for other brokers‑dealers to participate in sales. Broker‑dealers may receive commissions or discounts from the selling stockholders (or, if any broker‑dealer acts as agent for the purchaser of securities, from the purchaser) in amounts to be negotiated, but, except as set forth in a supplement to this prospectus, in the case of an agency transaction not in excess of a customary brokerage commission in compliance with FINRA Rule 2440; and in the case of a principal transaction a markup or markdown in compliance with FINRA IM-2440.

In connection with the sale of the securities or interests therein, the selling stockholders may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of the securities in the course of hedging the positions they assume. The selling stockholders may also sell securities short and deliver these securities to close out their short positions, or loan or pledge the securities to broker-dealers that in turn may sell these securities. The selling stockholders may also enter into option or other transactions with broker-dealers or other financial institutions or create one or more derivative securities which require the delivery to such broker-dealer or other financial institution of securities offered by this prospectus, which securities such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction).

The selling stockholders and any broker-dealers or agents that are involved in selling the securities may be deemed to be “underwriters” within the meaning of the Securities Act in connection with such sales. In such event, any commissions received by such broker-dealers or agents and any profit on the resale of the securities purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act. Each Selling Stockholder has informed the Company that it does not have any written or oral agreement or understanding, directly or indirectly, with any person to distribute the securities.

The Company is required to pay certain fees and expenses incurred by the Company incident to the registration of the securities. The Company has agreed to indemnify the selling stockholders against certain losses, claims, damages and liabilities, including liabilities under the Securities Act.

We agreed to keep this prospectus effective until the earlier of (i) the date on which the securities may be resold by the selling stockholders without registration and without regard to any volume or manner-of-sale limitations by reason of Rule 144, without the requirement for the Company to be in compliance with the current public information under Rule 144 under the Securities Act or any other rule of similar effect or (ii) all of the securities have been sold pursuant to this prospectus or Rule 144 under the Securities Act or any other rule of similar effect. The resale securities will be sold only through registered or licensed brokers or dealers if required under applicable state securities laws. In addition, in certain states, the resale securities covered hereby may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and is complied with.

Under applicable rules and regulations under the Exchange Act, any person engaged in the distribution of the resale securities may not simultaneously engage in market making activities with respect to the common stock for the applicable restricted period, as defined in Regulation M, prior to the commencement of the distribution. In addition, the selling stockholders will be subject to applicable provisions of the Exchange Act and the rules and regulations thereunder, including Regulation M, which may limit the timing of purchases and sales of the common stock by the selling stockholders or any other person. We will make copies of this prospectus available to the selling stockholders and have informed them of the need to deliver a copy of this prospectus to each purchaser at or prior to the time of the sale (including by compliance with Rule 172 under the Securities Act).

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LEGAL MATTERS

The validity of the common stock being offered by this prospectus has been passed upon for us by Sichenzia Ross Ference LLP, New York, New York.

EXPERTS

The audited consolidated financial statements of Lexaria Bioscience Corp. and its subsidiaries, as of and for the years ended August 31, 2019 and 2018 included in this prospectus have been so included in reliance upon the report of Davidson & Company LLP, independent registered public accountants, upon the authority of said firm as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We are subject to the informational requirements of the Exchange Act and in accordance therewith, file annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy these reports, statements or other information filed by us at the SEC’s Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549, at prescribed rates. Call the SEC at 1-800-SEC-0330 for further information on the operation of the Public Reference Room. In addition, we file reports, proxy statements and other information with the SEC electronically, and the SEC maintains a website that contains our filings as well as reports, proxy and information statements, and other information issuers file electronically with the SEC at www.sec.gov.

You should rely only on the information contained in this prospectus. We have not authorized anyone to provide you with different information. Therefore, if anyone gives you different or additional information, you should not rely on it. The information contained in this prospectus is correct as of its date. It may not continue to be correct after this date.

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22,514,337 SHARES OF COMMON STOCK

PROSPECTUS

June 11, 2020

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